    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 1998
                                                   Registration No. 333-

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              __________________

                              ACXIOM CORPORATION
            (Exact name of registrant as specified in its charter)

         Delaware                              7374                         71-0581897
(State or other jurisdiction of      (Primary standard industrial        (I.R.S. Employer
incorporation or organization)        classification code number)        Identification No.)

                                 P.O. BOX 2000
                           301 INDUSTRIAL BOULEVARD
                         CONWAY, ARKANSAS  72033-2000
                                (501) 336-1000
                              __________________

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               CHARLES D. MORGAN
                                   PRESIDENT
                              ACXIOM CORPORATION
                                 P.O. BOX 2000
                           301 INDUSTRIAL BOULEVARD
                          CONWAY, ARKANSAS 72033-2000
                                (501) 336-1000
(Name, address, including zip code, and telephone number including area code, of agent for service)
                              __________________

                       Copies of all communications to:

       J. MICHAEL SCHELL, ESQ.                       BRUCE A. TOTH, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP              WINSTON & STRAWN
          919 THIRD AVENUE                          35 WEST WACKER DRIVE
         NEW YORK, NY  10022                       CHICAGO, IL 60601-9703
           (212) 735-3000                              (312) 558-5800
                              __________________

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger (the "Merger") of May & Speh, Inc. ("May & Speh") with and into a subsidiary of the Registrant pursuant to the Merger Agreement described in the enclosed Joint Proxy Statement/Prospectus have been satisfied or waived.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                              __________________

                                 CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                          OFFERING PRICE        AGGREGATE
TITLE OF EACH CLASS OF                  AMOUNT TO              PER               OFFERING            AMOUNT OF
SECURITIES TO BE REGISTERED(1)      BE REGISTERED (2)       UNIT (3)            PRICE(4)        REGISTRATION FEE(5)
---------------------------------------------------------------------------------------------------------------------

COMMON STOCK, PAR VALUE $.10 PER    31,084,248 SHARES      $22.56              $701,260,634.90      $206,871.89
 SHARE
=====================================================================================================================
                                                                                (see footnotes on following page)

                              __________________

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

(1) This Registration Statement relates to the common stock, par value $.10 per share, of the Registrant (the "Acxiom Common Stock") issuable to holders of the common stock, par value $.01 per share, of May & Speh (the "May & Speh Common Stock") in connection with the Merger.

(2) The number of shares to be registered pursuant to this Registration Statement is the maximum number of shares of Acxiom Common Stock issuable to stockholders of May & Speh, Inc. in connection with the Merger, calculated by aggregating the product of an exchange ratio of .8 shares of Acxiom Common Stock for each share of May & Speh, Inc. Common Stock (as provided for in the Agreement and Plan of Merger, dated as of May 26, 1998 by and among the Registrant, ACX Acquisition Co., Inc. and May & Speh, Inc.) and each of (i) 26,073,654 shares of May & Speh Common Stock outstanding and not held by the Registrant or its subsidiaries; (ii) 7,228,153 shares of May & Speh Common Stock issuable upon the conversion of the 5 1/4% Convertible Subordinated Notes due 2003; (iii) options to receive or acquire 5,027,503 shares of May & Speh Common Stock granted (or to be granted) pursuant to employee incentive or benefit plans, programs and arrangements of May & Speh, Inc.; and (iv) warrants to purchase a total of 526,000 shares of May & Speh Common Stock.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) and 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of high and low prices of Acxiom Common Stock on August 11, 1998, as reported on the Nasdaq National Market, at an exchange ratio of .8 of a share of Acxiom Common Stock per share of May & Speh Common Stock.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of the Securities Act, based on the product of the estimated maximum number of shares of May & Speh Common Stock to be acquired in the Merger multiplied by the proposed maximum offering price per share calculated as described in (3) above.

(5) The registration fee for the securities registered hereby, $206,871.89, has been calculated pursuant to Section 6(b) of the Securities Act and Rule 457(f) promulgated thereunder as follows: $295 per $1,000,000 of the proposed maximum aggregate offering price. $85,717.14 of such amount is offset pursuant to Rule 457 by fees previously paid.

ACXIOM(R)

                                                                August 17, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Acxiom Corporation at 10:00 A.M., local time, on September 17, 1998 at Acxiom's headquarters at 301 Industrial Boulevard, Conway, Arkansas.

  The Notice of Annual Meeting and Proxy Statement/Prospectus accompanying this letter describe the business to be acted upon at the meeting. At the meeting, in addition to the election of directors, you will be asked to consider and vote upon the issuance of up to 31,100,000 shares of Acxiom Common Stock (the "Merger Proposal") in connection with the proposed acquisition of May & Speh, Inc. ("May & Speh"), pursuant to a merger (the "Merger") of ACX Acquisition Co., Inc., a wholly owned subsidiary of Acxiom, with and into May & Speh. If the Merger is consummated, May & Speh will become a wholly owned subsidiary of Acxiom, and the stockholders of May & Speh will receive 0.8 of a share of Acxiom Common Stock (the "Exchange Ratio") for each share of their May & Speh Common Stock.

  The proposed Merger is contingent upon, among other things, the approval of the stockholders of Acxiom and May & Speh and will be consummated shortly after such approvals are obtained and the other conditions to the Merger are satisfied or waived.

  Stockholders of Acxiom holding an aggregate of 8,037,425 shares of Acxiom Common Stock (representing approximately 15% of the Acxiom Common Stock outstanding on the record date) have agreed with May & Speh to vote such shares of Acxiom Common Stock in favor of the Merger Proposal.

  The attached Proxy Statement/Prospectus describes the proposed transactions more fully and includes other information about Acxiom and May & Speh. Please give this information your thoughtful attention.

  Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed Merger. In addition, the Board of Directors has received the opinion of its financial advisor, Stephens Inc., that the Exchange Ratio is fair from a financial point of view to Acxiom and to the holders of Acxiom Common Stock.

  ACCORDINGLY, AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS BY UNANIMOUS VOTE OF THOSE PRESENT AT THE MEETING OF THE BOARD OF DIRECTORS CONCLUDED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF ACXIOM AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL.

  Whether or not you plan to attend the meeting, please promptly mark, sign, date, and return your proxy in the envelope provided. If you plan to attend the meeting, you may vote in person at that time if you so desire, even though you have previously turned in your proxy.

                                          Sincerely,

                                          /s/ Charles D. Morgan
                                          Charles D. Morgan
                                          Chairman of the Board
                                          and Company Leader

                              ACXIOM CORPORATION
                           301 INDUSTRIAL BOULEVARD
                               CONWAY, AR 72033

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              SEPTEMBER 17, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of ACXIOM CORPORATION, a Delaware corporation ("Acxiom"), will be held at Acxiom's headquarters at 301 Industrial Boulevard, Conway, Arkansas on September 17, 1998, at 10:00 A.M., local time, for the following purposes:

    (1) To consider and vote upon a proposal to issue up to 31,100,000 shares of Acxiom Common Stock in connection with the merger of ACX Acquisition Co., Inc., a wholly owned subsidiary of Acxiom ("Sub"), with and into May & Speh, Inc. ("May & Speh"), pursuant to the terms of the Amended and Restated Agreement and Plan of Merger by and among Acxiom, Sub and May & Speh, dated as of May 26, 1998 (the "Merger Agreement"). A copy of the Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Annex A.

    (2) To elect three directors as members of the Board of Directors to serve until the 2001 annual meeting of stockholders or until their respective successors are duly elected and qualified.

    (3) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on July 31, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Catherine L. Hughes
                                          Catherine L. Hughes
                                          Secretary

Conway, Arkansas
August 17, 1998

                               ----------------

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF ACXIOM, AND RETURN IT TO ACXIOM IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

  [LOGO]
MAY & SPEH

                                                                August 17, 1998

Dear Stockholder:

  You are cordially invited to attend a special meeting of stockholders of May & Speh, Inc. to be held on September 17, 1998 at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, at 9:00 A.M., local time.

  The Notice of the Special Meeting and Proxy Statement/Prospectus accompanying this letter describe the business to be acted upon at this meeting. At this meeting, you will be asked to consider and to vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), among Acxiom Corporation ("Acxiom"), ACX Acquisition Co., Inc., a wholly owned subsidiary of Acxiom ("Sub"), and May & Speh, pursuant to which (i) Sub will be merged with and into May & Speh (the "Merger") and (ii) each outstanding share of May & Speh Common Stock will be converted into the right to receive 0.8 of a share of common stock of Acxiom ("Exchange Ratio").

  Stockholders of May & Speh holding an aggregate of 2,892,895 shares of May & Speh Common Stock (representing approximately 11% of the May & Speh Common Stock outstanding on the record date) have agreed with Acxiom to vote such shares of May & Speh Common Stock in favor of approval and adoption of the Merger Agreement.

  The attached Proxy Statement/Prospectus describes the proposed transactions more fully and includes other information about Acxiom and May & Speh. Please give this information your thoughtful attention.

  Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed Merger. In addition, the Board of Directors has received the opinion of its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, that as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio was fair from a financial point of view to the holders of May & Speh Common Stock.

  YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

  Whether or not you plan to attend the Special Meeting, please promptly mark, sign, date and return your proxy in the envelope provided. If you plan to attend the Special Meeting, you may vote in person at that time even though you have previously turned in your proxy card.

                                          Sincerely,

                                          /s/ Peter I. Mason
                                          Peter I. Mason
                                          Chairman, President & CEO

                               MAY & SPEH, INC.
                                1501 OPUS PLACE
                            DOWNERS GROVE, IL 60615

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                              SEPTEMBER 17, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that a special meeting of stockholders of MAY & SPEH, INC., a Delaware corporation ("May & Speh"), will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, on September 17, 1998 at 9:00 A.M. (local time), for the following purposes:

    (1) To consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of May 26, 1998 (the "Merger Agreement") among Acxiom Corporation ("Acxiom"), ACX Acquisition Co., Inc., a wholly owned subsidiary of Acxiom ("Sub"), and May & Speh, pursuant to which (i) Sub will be merged with and into May & Speh and (ii) each outstanding share of common stock, par value $.01 per share (other than shares held by Acxiom or any subsidiary of Acxiom), of May & Speh will be converted into the right to receive 0.8 of a share of common stock, par value $.10 per share, of Acxiom.

    (2) To transact such other and further business as may properly come before the meeting or any postponement or adjournment thereof.

  Only stockholders of record of May & Speh Common Stock at the close of business on July 31, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Andy V. Jonusaitis
                                          Andy V. Jonusaitis
                                          Vice President, General Counsel and
                                           Secretary

Downers Grove, Illinois
August 17, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF MAY & SPEH, AND RETURN IT TO MAY & SPEH IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

ACXIOM CORPORATION                                      MAY & SPEH, INC.
301 INDUSTRIAL BOULEVARD                                1501 OPUS PLACE
CONWAY, AR 72033                                        DOWNERS GROVE, IL 60515

                               ----------------

                              ACXIOM CORPORATION
                                      AND
                               MAY & SPEH, INC.
                       JOINT PROXY STATEMENT/PROSPECTUS

                               ----------------

                       ANNUAL MEETING OF STOCKHOLDERS OF
                              ACXIOM CORPORATION
                       TO BE HELD ON SEPTEMBER 17, 1998

                               ----------------

                      SPECIAL MEETING OF STOCKHOLDERS OF
                               MAY & SPEH, INC.
                       TO BE HELD ON SEPTEMBER 17, 1998

                               ----------------

                         ACXIOM CORPORATION PROSPECTUS

                               ----------------

  This Joint Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") constitutes the Proxy Statement of Acxiom Corporation ("Acxiom") and the Proxy Statement of May & Speh, Inc. ("May & Speh") to be used in connection with the solicitation of proxies from their respective stockholders in connection with the proposed merger of ACX Acquisition Co., a wholly owned subsidiary of Acxiom, with and into May & Speh (the "Merger"). Pursuant to the Merger, each outstanding share of common stock, par value $.01 per share (other than shares held by Acxiom or any subsidiary of Acxiom), of May & Speh (the "May & Speh Common Stock") will be converted into the right to receive 0.8 of a share of common stock, par value $.10 per share, of Acxiom (the "Acxiom Common Stock"). On August 14, 1998 the high sale prices of Acxiom Common Stock and May & Speh Common Stock on the NASDAQ National Market System were $24.00 per share and $18.625 per share, respectively, and the low sale prices were $23.375 per share and $18.25 per share, respectively. This Proxy Statement/Prospectus also constitutes the Prospectus of Acxiom with respect to the Acxiom Common Stock to be issued in connection with the Merger. Acxiom has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") covering a maximum of 31,100,000 shares of Acxiom Common Stock to be issued in connection with the Merger.

  This Proxy Statement/Prospectus is first being mailed to the stockholders of Acxiom and May & Speh on or about August 19, 1998.

  SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CONSIDERED BY THE STOCKHOLDERS OF ACXIOM AND MAY & SPEH WITH RESPECT TO THE MERGER.

                               ----------------

  THE SHARES OF ACXIOM COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Proxy Statement/Prospectus is August 17, 1998.

                             AVAILABLE INFORMATION

  Acxiom has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the Rules and Regulations of the Commission. For further information pertaining to Acxiom and the Acxiom Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

  In addition, each of Acxiom and May & Speh is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at its regional offices located at 7 World Trade Center, New York, New York 10048 and 500 W. Madison, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by Acxiom and May & Speh can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006. The filings with the Commission of each of Acxiom and May & Speh are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at "http://www.sec.gov."

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED WITHOUT CHARGE, ON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, FROM (I) ACXIOM, 301 INDUSTRIAL BOULEVARD, CONWAY, AR 72033, TELEPHONE NUMBER (501) 336-1000, ATTENTION: CATHERINE L. HUGHES, IN THE CASE OF DOCUMENTS RELATING TO ACXIOM OR (II) MAY & SPEH, 1501 OPUS PLACE, DOWNERS GROVE, IL 60515, TELEPHONE NUMBER (630) 964-1501, ATTENTION: ANDY V. JONUSAITIS, IN THE CASE OF DOCUMENTS RELATING TO MAY & SPEH. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 9, 1998.

  The following documents filed with the Commission by Acxiom (File No. 0-13163) pursuant to the Exchange Act are incorporated by reference herein:

    1. Annual Report on Form 10-K for the fiscal year ended March 31, 1998 (the "Acxiom 10-K"), as amended by the Annual Report on Form 10-K/A dated July 29, 1998 and the Annual Report on Form 10-K/A dated August 4, 1998.

    2. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
  1998.

    3. Current Report on Form 8-K dated June 4, 1998.

    4. The description of Acxiom capital stock contained in the Registration Statement on Form 8-A of CCX Network, Inc. (now known as Acxiom) dated February 4, 1985, and any amendments or updates filed thereto.

    5. The description of Acxiom Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A dated January 28, 1998, as amended by Form 8-A/A dated June 4, 1998.

  The following documents filed with the Commission by May & Speh (File No. 0-27872) pursuant to the Exchange Act are incorporated by reference herein:

    1. Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (the "May & Speh 10-K").

    2. Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997, March 31, 1998 and June 30, 1998.

    3. Current Report on Form 8-K dated June 4, 1998.

    4. Definitive Proxy Statement on Schedule 14A dated as of January 28, 1998 and amended as of February 6, 1998.

    5. The description of May & Speh capital stock and preferred share purchase rights contained in the Registration Statement on Form 8-A dated March 1, 1996.

  The following document filed with the Commission by May & Speh (Registration No. 333-46547) pursuant to the Securities Act is incorporated by reference herein:

    1. The financial statements of May & Speh contained in pages F-1 through F-17 of May & Speh's Prospectus, dated March 20, 1998, filed with the Commission pursuant to Rule 424(b) of the Securities Act.

  All documents and reports subsequently filed by Acxiom or May & Speh pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the 1998 Acxiom annual meeting and the May & Speh special meeting shall be deemed to be incorporated by reference herein, and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement/Prospectus, shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE SALE OF ANY SECURITIES HEREUNDER SHALL IMPLY THAT THE INFORMATION CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                             CAUTIONARY STATEMENT

  When used in this Proxy Statement/Prospectus with respect to Acxiom and May & Speh, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement/Prospectus. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Acxiom and May & Speh do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               ACXIOM CORPORATION

                                MAY & SPEH, INC.

                           PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................  ii
INCORPORATION OF DOCUMENTS BY REFERENCE...................................  ii
CAUTIONARY STATEMENT...................................................... iii
TABLE OF CONTENTS.........................................................  iv
SUMMARY...................................................................   1
General...................................................................   1
The Companies.............................................................   1
  Acxiom..................................................................   1
  May & Speh..............................................................   2
The Meetings..............................................................   2
  The Acxiom Meeting......................................................   2
  The May & Speh Meeting..................................................   2
The Merger................................................................   3
  General.................................................................   3
  Effective Time of the Merger............................................   3
  Exchange of May & Speh Stock Certificates...............................   3
  Conditions to the Merger................................................   4
  Antitrust Matters.......................................................   4
  Interests of Certain Persons in the Merger..............................   4
  Termination.............................................................   4
  Reciprocal Stock Option Agreements; Termination Fees....................   4
  Certain United States Federal Income Tax Consequences of the Merger.....   5
  Accounting Treatment....................................................   5
  Appraisal Rights........................................................   5
  Recommendation of the Boards of Directors...............................   6
  Opinions of Financial Advisors..........................................   6
Comparative Stock Prices and Dividends....................................   7
Risk Factors..............................................................   8
Acxiom Corporation Selected Historical Financial Data.....................   9
May & Speh, Inc. Selected Historical Financial Data.......................  10
Acxiom Corporation and May & Speh, Inc. Selected Unaudited Pro Forma
 Financial Information....................................................  11
Comparative Per Share Data................................................  12
INTRODUCTION..............................................................  14
The Acxiom Meeting........................................................  14
The May & Speh Meeting....................................................  15
VOTING RIGHTS AND PROXIES.................................................  15
RISK FACTORS..............................................................  17
Additional Information Regarding Forward-Looking Statements...............  17
Integration of the Business of Acxiom and May & Speh......................  17
Fixed Exchange Ratio......................................................  17
Competition...............................................................  18
Risk of Data Center Failure...............................................  18
Reliance on Significant Customers; Absence of Long-Term Contracts.........  18

                                                                           PAGE
                                                                           ----
Rapid Technological Change................................................  19
Government Regulation; Privacy Issues.....................................  19
Loss of Data and/or Customer Lists........................................  19
Postal Rate Increases.....................................................  19
Risk of Acquisition Strategy..............................................  20
Intellectual Property Rights..............................................  20
The Year 2000 Issue.......................................................  21
THE MERGER................................................................  22
Background of the Merger..................................................  22
Recommendation of the Acxiom Board of Directors; Acxiom's Reasons for the
 Merger...................................................................  24
Opinion of Acxiom's Financial Advisor.....................................  25
  Opinion of Stephens.....................................................  25
  Historical Stock Price Analysis.........................................  27
  Selected Comparable Company Trading Analysis............................  27
  Selected Comparable Transaction Analysis................................  28
  Discounted Cash Flow Analysis...........................................  28
  Relative Valuation Analysis.............................................  28
  Merger Consequences Analysis............................................  29
Recommendation of the May & Speh Board of Directors; May & Speh's Reasons
 for the Merger...........................................................  29
Opinion of May & Speh's Financial Advisor.................................  31
  Stock Price History.....................................................  32
  Comparable Publicly Traded Company Analysis.............................  32
  Comparable M&A Transaction Analysis.....................................  33
  Comparable Premiums Paid Analysis.......................................  33
  Contribution Analysis...................................................  34
  Discounted Cash Flow Analysis...........................................  34
Terms of the Merger.......................................................  35
  Structure; Effective Time; Stockholder Approvals........................  35
  Conversion of Shares....................................................  36
  Exchange of Certificates................................................  36
  No Fractional Securities................................................  36
  Conversion of Employee Stock Options....................................  36
  Certain Representations and Warranties..................................  37
  Irrevocable Proxies.....................................................  37
  Conduct of Business Pending the Merger..................................  38
  Conditions to Consummation of the Merger................................  39
  Acquisition Proposals...................................................  39
  Termination.............................................................  40
  Expenses; Termination Fees..............................................  41
  General Provisions......................................................  41
  Amendment and Waiver....................................................  41
  By-Law Indemnification and Insurance....................................  42
  Regulatory Approval.....................................................  42
  Reciprocal Stock Option Agreements......................................  42
Interests of Certain Persons in the Merger................................  42
  Acxiom..................................................................  42
  May & Speh..............................................................  43
    May & Speh Options; Acceleration of Vesting...........................  43
    Employment Agreements.................................................  44
    Employee Benefits.....................................................  44
    Indemnification; Insurance............................................  45

                                                                            PAGE
                                                                            ----
Certain United States Federal Income Tax Consequences of the Merger.......   45
Accounting Treatment of the Merger........................................   46
Percentage Ownership Interest of May & Speh Stockholders after the Merger.   46
Appraisal Rights..........................................................   46
Pro Forma Financial Information...........................................   47
Comparative Rights of Stockholders........................................   55
  Board of Directors......................................................   55
  Removal of Directors....................................................   55
  Vacancies...............................................................   55
  Stockholder Action Without a Meeting....................................   55
  Special Meetings of Stockholders........................................   56
  Committees of Directors.................................................   56
  Amendments to Charter...................................................   56
  Amendments to By-Laws...................................................   57
  Mergers and Other Fundamental Transactions..............................   57
CERTAIN RELATED TRANSACTIONS BETWEEN ACXIOM AND MAY & SPEH................   58
Reciprocal Option Agreements..............................................   58
ELECTION OF ACXIOM DIRECTORS..............................................   61
MANAGEMENT................................................................   62
Directors and Director Nominees...........................................   62
Acxiom Board of Directors' Meetings and Committees........................   64
Executive Compensation....................................................   65
  Cash and Other Compensation.............................................   65
  Stock Option Exercises and Holdings.....................................   65
  Compensation of Directors...............................................   66
  Compensation Committee Interlocks and Insider Participation.............   66
  Report of Compensation Committee........................................   66
    Compensation Policies.................................................   66
    Components of Compensation............................................   67
    Mr. Morgan's Compensation.............................................   68
    Omnibus Budget Reconciliation Act of 1993.............................   68
ACXIOM'S PERFORMANCE......................................................   69
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................   69
CERTAIN TRANSACTIONS......................................................   70
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ACXIOM..   72
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MAY &
 SPEH.....................................................................   74
LEGAL MATTERS.............................................................   75
EXPERTS...................................................................   75
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS..........................   75
STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL STOCKHOLDERS' MEETINGS..........   76
Acxiom....................................................................   76
May & Speh................................................................   76

 Annex A  -- Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, by and among Acxiom Corporation, ACX
             Acquisition Co., Inc., and May & Speh, Inc..................  A-1
 Annex B  -- Stock Option Agreement, dated as of May 26, 1998, between
             May & Speh, Inc., as Issuer and Acxiom Corporation, as
             Grantee.....................................................  B-1
 Annex C  -- Stock Option Agreement, dated as of May 26, 1998, between
             Acxiom Corporation, as Issuer and May & Speh, Inc., as
             Grantee.....................................................  C-1
 Annex D  -- Opinion of Stephens Inc.....................................  D-1
 Annex E  -- Opinion of Donaldson, Lufkin & Jenrette Securities
             Corporation.................................................  E-1

                                    SUMMARY

  The following is a brief summary of certain information contained, or incorporated by reference, elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified by reference to the more detailed information appearing, or incorporated by reference, elsewhere herein. Stockholders are urged to review the entire Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference.

GENERAL

  This Proxy Statement/Prospectus relates to the solicitation of proxies in connection with the proposed merger (the "Merger") of ACX Acquisition Co., Inc. ("Sub"), a newly formed, wholly owned subsidiary of Acxiom Corporation, a Delaware corporation ("Acxiom"), with and into May & Speh, Inc., a Delaware corporation ("May & Speh"). In addition, this Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Directors of Acxiom of proxies to be voted at the annual meeting of stockholders of Acxiom (the "Acxiom Meeting"). Upon effectiveness of the Merger, each outstanding share of common stock, $0.01 par value per share, of May & Speh (the "May & Speh Common Stock") will be converted into the right to receive 0.8 of a share of common stock, $0.10 par value per share, of Acxiom (the "Acxiom Common Stock"). The shares of Acxiom Common Stock to be issued in the Merger will be issued with attached rights issued pursuant to the Rights Agreement, between Acxiom and First Chicago Trust Company of New York, dated as of January 28, 1998, as amended by Amendment No. 1 thereto dated as of May 26, 1998 (the "Rights Agreement"). As a result of the Merger, May & Speh will become a wholly owned subsidiary of Acxiom.

  The Merger will be effected pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), by and among Acxiom, Sub and May & Speh, a copy of which is attached hereto as Annex
A. See "THE MERGER."

THE COMPANIES

  Acxiom. Acxiom is in the business of data delivery and information integration and management for customers in the United States and the United Kingdom, and, to a smaller extent, Europe, Canada and Malaysia. While in the past Acxiom's business was focused upon the provision of data processing and related computer-based services, mainly to direct marketing organizations, Acxiom's business has expanded in recent years beyond the direct marketing industry. For some of its major customers Acxiom provides assistance in the form of information/database management, data center management and/or the provision of data, the primary purpose of which may be for activities other than direct marketing. For example, Acxiom's largest customer, Allstate Insurance Company, uses Acxiom's information management services and data for the purpose of underwriting insurance. Acxiom's second largest customer, Trans Union Corporation, one of the three major credit bureaus in the U.S., has, among other things, outsourced the operation of its data center to Acxiom.

  In the direct marketing area Acxiom is one of the leading providers of computer-based marketing information services and marketing data. Acxiom offers a broad range of services and data to direct marketers and to other businesses which utilize direct marketing techniques such as direct mail advertising, database marketing and the mining of data warehouses. Acxiom assists its customers with the marketing process, including project design, list brokering and management, list cleaning, list enhancement, list production, database creation and management, and fulfillment and consumer response analysis.

  Acxiom was originally incorporated in 1969 as Demographics, Inc., an Arkansas corporation which later became known as Conway Communication Exchange, Inc. In connection with its initial public offering in 1983, Acxiom was reincorporated in Delaware as CCX Network, Inc. In 1988, the name Acxiom Corporation was adopted. Acxiom is headquartered in Conway, Arkansas, and has additional operations in twenty-four states, the District of Columbia, Canada, the United Kingdom, the Netherlands, France and Malaysia. Acxiom employs approximately 3,600 employees worldwide.

  Acxiom's principal executive offices are located at 301 Industrial Boulevard, Conway, Arkansas, 72033, and its telephone number is (501) 336-1000. Acxiom's internet address is http://www.acxiom.com.

  May & Speh. May & Speh provides computer-based information management services with a focus on direct marketing and information technology outsourcing services. May & Speh's direct marketing services help companies execute more profitable direct marketing and customer management programs. May & Speh's services include strategic analysis and strategy management; systems consulting, custom data warehouse and datamart design, build, implementation and management; statistical (predictive) modeling and analysis; and list processing. May & Speh's information technology outsourcing services support multi-platform processing and network management for clients seeking to outsource their information technology operations. May & Speh's direct marketing and information technology outsourcing services are synergistic and allow May & Speh to leverage its investment in technical personnel and its state-of-the-art data processing facilities as well as its core competencies in customized software systems development, large database management, high speed data processing and data center management. May & Speh's open architecture and multiple platform data facilities provide its clients with superior processing flexibility and speed.

  May & Speh's principal executive offices are located at 1501 Opus Place, Downers Grove, Illinois, 60515, and its telephone number is (630) 964-1501.

THE MEETINGS

  The Acxiom Meeting. The Acxiom Meeting will be held on September 17, 1998, at 10:00 A.M. (local time) at Acxiom's headquarters at 301 Industrial Boulevard, Conway, Arkansas. At the Acxiom Meeting, holders of Acxiom Common Stock will be asked to consider and vote upon (i) the issuance of up to 31,100,000 shares of Acxiom Common Stock pursuant to the Merger Agreement (the "Merger Proposal"); and (ii) the election of three directors (the "Directors") as members of the Board of Directors to serve until the 2001 annual meeting of stockholders or until their respective successors are duly elected and qualified.

  Only holders of record of Acxiom Common Stock at the close of business on July 31, 1998 (the "Acxiom Record Date") are entitled to notice of and to vote at the Acxiom Meeting. Holders of record of Acxiom Common Stock are entitled to one vote per share on any matter that may properly come before the Acxiom Meeting. The presence, in person or by proxy, of the holders of at least a majority of the voting power entitled to vote at the Acxiom Meeting is necessary to constitute a quorum. The affirmative vote of a majority of the voting power of the shares of Acxiom Common Stock present in person or by proxy at the Acxiom Meeting is required to approve the Merger Proposal. See "INTRODUCTION--The Acxiom Meeting" and "VOTING RIGHTS AND PROXIES."

  Stockholders of Acxiom holding an aggregate of 8,037,425 shares of Acxiom Common Stock (representing approximately 15% of the Acxiom Common Stock outstanding as of the Acxiom Record Date) have granted irrevocable proxies to May & Speh pursuant to which such stockholders have agreed to vote in favor of the Merger Proposal. See "THE MERGER--Terms of the Merger--Irrevocable Proxies."

  As of the Acxiom Record Date, directors and executive officers of Acxiom and their affiliates owned an aggregate of 8,465,107 shares of Acxiom Common Stock (approximately 16% of the shares of Acxiom Common Stock then outstanding). Such individuals have advised Acxiom that they intend to vote such shares in favor of the Merger Proposal and the election of the Directors.

  The May & Speh Meeting. A special meeting of stockholders of May & Speh (the "May & Speh Meeting," together with the Acxiom Meeting, the "Stockholders' Meetings"), will be held on September 17, 1998, at 9:00 A.M. (local time), at The Standard Club, 320 South Plymouth Court, Chicago, Illinois. At the May & Speh Meeting, holders of May & Speh Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

  Only holders of record of May & Speh Common Stock at the close of business on July 31, 1998 (the "May & Speh Record Date") are entitled to notice of and to vote at the May & Speh Meeting. Holders of record on the May & Speh Record Date are entitled to one vote per share on any matter that may properly come before the May & Speh Meeting. The presence, in person or by proxy, of the holders of a majority of the May & Speh Common Stock entitled to vote at the May & Speh Meeting is necessary to constitute a quorum. The affirmative vote of the holders of a majority of the outstanding shares of May & Speh Common Stock is necessary to approve and adopt the Merger Agreement. See "INTRODUCTION--The May & Speh Meeting."

  Lawrence J. Speh, Albert J. Speh, Jr., and certain trusts of which Messrs. Speh and Speh are trustees, that hold in the aggregate 2,892,895 shares of May & Speh Common Stock, representing approximately 11% of the May & Speh Common Stock outstanding as of the May & Speh Record Date, have granted irrevocable proxies to Acxiom pursuant to which such stockholders have agreed to vote in favor of the approval and adoption of the Merger Agreement. See "THE MERGER-- Terms of the Merger--Irrevocable Proxies."

  In addition, as of the May & Speh Record Date, directors (other than Lawrence
T. Speh and Albert J. Speh, Jr.) and executive officers of May & Speh collectively, owned an aggregate of 617,084 shares of May & Speh Common Stock (representing approximately 2.4% of the shares of May & Speh Common Stock then outstanding). Each of such directors and executive officers of May & Speh has advised May & Speh that he or she intends to vote such shares in favor of the approval and adoption of the Merger Agreement.

THE MERGER

  General. Pursuant to the Merger Agreement, Sub will be merged with and into May & Speh. As a result of the Merger, May & Speh will become a wholly owned subsidiary of Acxiom and each outstanding share of May & Speh Common Stock will be converted into the right to receive 0.8 of a share of Acxiom Common Stock (the "Exchange Ratio"). The Exchange Ratio is fixed in the Merger Agreement and will not be adjusted as a result of any fluctuation in the price of either Acxiom Common Stock or May & Speh Common Stock. The price of Acxiom Common Stock may be different at the Effective Time from its price at the date of this Proxy Statement/Prospectus and at the date of the May & Speh Meeting. There can be no assurance that the price of Acxiom Common Stock on the date of the May & Speh Meeting will be indicative of its price at the Effective Time. Cash will be paid in lieu of any fractional share of Acxiom Common Stock in an amount determined by multiplying any such fraction by the closing sale price of Acxiom Common Stock on the NASDAQ National Market on the day of the Effective Time. See "THE MERGER--Terms of the Merger--No Fractional Securities." The terms of the Merger Agreement are more fully described in "THE MERGER--Terms of the Merger."

  Effective Time of the Merger. The Merger will be consummated at the time and on the date that a certificate of merger (the "Certificate of Merger") is filed with the Delaware Secretary of State or such later time as is specified in the Certificate of Merger (the "Effective Time"). It is presently contemplated that the Effective Time will occur as soon as practicable after the requisite approvals of the stockholders of Acxiom and May & Speh have been obtained and other conditions specified in the Merger Agreement are satisfied. See "THE MERGER--Terms of the Merger--Structure; Effective Time; Stockholder Approvals."

  Exchange of May & Speh Stock Certificates. As soon as practicable after the Effective Time, instructions with regard to the surrender of stock certificates, together with a letter of transmittal to be used for this purpose, will be furnished to all May & Speh stockholders for use in exchanging their stock certificates for the Acxiom Common Stock they will be entitled to receive as a result of the Merger. STOCKHOLDERS OF MAY & SPEH SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL SUCH INSTRUCTIONS AND LETTER OF TRANSMITTAL ARE RECEIVED. See "THE MERGER--Terms of the Merger--Conversion of Shares" and "--Exchange of Certificates."

  Conditions to the Merger. In addition to the approval by the stockholders of May & Speh and Acxiom, the obligations of the parties to consummate the Merger are subject to the satisfaction of certain conditions, including, among other things, the Registration Statement having become effective under the Securities Act; the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), having expired or been terminated; the receipt by each of May & Speh and Acxiom of certain required consents from third parties and governmental instrumentalities in addition to pursuant to the HSR Act; the receipt by each of May & Speh and Acxiom of legal opinions to the effect that the Merger will qualify as a tax-free reorganization; the receipt by each of Acxiom, Sub and May & Speh of a letter from KPMG Peat Marwick LLP stating that the Merger will qualify as a pooling of interests transaction; and the requirement that no injunction or other order has been issued and is in effect that prohibits the consummation of the Merger. See "THE MERGER--Terms of the Merger--Conditions to Consummation of the Merger."

  Antitrust Matters. The Merger is subject to the requirements of the HSR Act, which provides that certain acquisition transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and unless certain waiting period requirements are met. On June 30, 1998, the Notification and Report Forms for the Merger required pursuant to the HSR Act were filed by both Acxiom and May & Speh. The HSR Act waiting period expired with respect to the Merger on July 30, 1998 without Acxiom or May & Speh receiving a request for additional information or documentary material from the Antitrust Division or the FTC prior to such expiration. See "THE MERGER--Terms of the Merger--Regulatory Approval" and "THE MERGER--Terms of the Merger--Conditions to Consummation of the Merger."

  Interests of Certain Persons in the Merger. In considering the recommendation of the May & Speh Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, stockholders of May & Speh should be aware that certain members of the management of May & Speh and the Board of Directors of May & Speh have certain interests in the Merger that are in addition to the interests of stockholders of May & Speh generally. See "THE MERGER--Interests of Certain Persons in the Merger."

  Termination. The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of Acxiom and May & Speh and by either of them individually under certain specified circumstances, including if the Merger has not been consummated on or before December 31, 1998. See "THE MERGER--Terms of the Merger--Termination."

  Reciprocal Stock Option Agreements; Termination Fees. As an inducement to Acxiom to enter into the Merger Agreement, pursuant to the stock option agreement, dated as of May 26, 1998, between May & Speh and Acxiom (the "Acxiom Option Agreement"), May & Speh granted Acxiom an option (the "Acxiom Option") to purchase from May & Speh at any one time up to 19.9% of the total number of shares of May & Speh Common Stock issued and outstanding immediately prior to the grant of the Acxiom Option, subject to certain adjustments, at an exercise price of $14.96 per share, subject to the terms and conditions set forth therein (the "Acxiom Option Purchase Price"). The closing sale price of May & Speh Common Stock on the last trading day preceding the announcement of the execution of the Merger Agreement was $17.00 per share. Acxiom may exercise the Acxiom Option only upon the occurrence of certain events (none of which has occurred) generally relating to an attempt by a third party to acquire all of or a significant interest in May & Speh. The Acxiom Option Agreement gives Acxiom a right to receive cash upon exercise of the Acxiom Option in an amount equal to the difference between (i) the average closing price of the shares subject to the Acxiom Option during a ten day period prior to the closing of the exercise and (ii) the Acxiom Option Purchase Price, except that May & Speh's obligation to pay such cash amount is limited to a maximum of $2.00 per share for each share exercised subject to the Acxiom Option. The Acxiom Option Agreement also provides May & Speh with an option to repurchase any shares acquired by Acxiom pursuant to an exercise of the Acxiom Option at a purchase per share equal to the Acxiom Option Purchase Price plus $2.00.

  As an inducement to May & Speh to enter into the Merger Agreement, pursuant to the stock option agreement, dated as of May 26, 1998, between May & Speh and Acxiom (the "May & Speh Option Agreement" and together with the Acxiom Option Agreement, the "Option Agreements"), Acxiom granted May & Speh an option (the "May & Speh Option") to purchase from Acxiom at any one time up to 19.9% of the total number of shares of Acxiom Common Stock issued and outstanding immediately prior to the grant of the May & Speh Option, subject to certain adjustments, at an exercise price of $23.55 per share, subject to the terms and conditions set forth therein (the "May & Speh Option Purchase Price"). The closing sale price of Acxiom Common Stock on the last trading day preceding the announcement of the execution of the Merger Agreement was $21.8125 per share. May & Speh may exercise the May & Speh Option only upon the occurrence of certain events (none of which has occurred) generally relating to an attempt by a third party to acquire all of or a significant interest in Acxiom. The May & Speh Option Agreement gives May & Speh a right to receive cash upon exercise of the May & Speh Option in an amount equal to the difference between (i) the average closing price of the shares subject to the May & Speh Option during a ten day period prior to the closing of the exercise and (ii) the May & Speh Option Purchase Price, except that Acxiom's obligation to pay such cash amount is limited to a maximum of $1.00 per share for each share exercised subject to the May & Speh Option. The May & Speh Option Agreement also provides Acxiom with an option to repurchase any shares acquired by May & Speh pursuant to an exercise of the May & Speh Option at a purchase per share equal to the May & Speh Option Purchase Price plus $1.00. See "CERTAIN RELATED TRANSACTIONS-- Reciprocal Option Agreements."

  The Acxiom Option Agreement and the May & Speh Option Agreement are attached as Annex B and Annex C, respectively, to this Proxy Statement/Prospectus and are incorporated herein by reference.

  The Merger Agreement provides for the payment of fees (the "Termination Fees") in the amount of $20 million and reimbursement of expenses up to $2.5 million following a termination of the Merger Agreement under certain circumstances. See "THE MERGER--Terms of the Merger--Expenses; Termination Fees."

  Certain United States Federal Income Tax Consequences of the Merger. It is a condition to the consummation of the Merger that May & Speh receive an opinion from its tax counsel, Winston & Strawn, and that Acxiom receive an opinion from its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that, based upon certain facts, representations and assumptions, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The issuance of such opinions is conditioned on, among other things, such tax counsel's receipt of representation letters from each of May & Speh, Acxiom and Sub, in each case, in form and substance reasonably satisfactory to each such tax counsel. No ruling has been (or will be) sought from the Internal Revenue Service (the "IRS") with respect to the Merger. Assuming the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized for United States federal income tax purposes by holders of May & Speh Common Stock who exchange their common stock for Acxiom Common Stock pursuant to the Merger (except with respect to cash received by holders of May & Speh Common Stock in lieu of fractional shares of Acxiom Common Stock). See "THE MERGER--Certain United States Federal Income Tax Consequences of the Merger." Holders of May & Speh Common Stock are urged to consult their tax advisors as to the specific tax consequences to them of the Merger.

  Accounting Treatment. Both Acxiom and May & Speh believe that the Merger will qualify as a pooling of interests for accounting and financial reporting purposes and have been so advised by their respective independent public accountants. Consummation of the Merger is conditioned upon the receipt by each of Acxiom, Sub and May & Speh of a letter from KPMG Peat Marwick LLP, Acxiom's independent public accountants, stating that the Merger will qualify for pooling of interests accounting treatment. See "THE MERGER--Accounting Treatment of the Merger" and "THE MERGER--Terms of the Merger--Conditions to Consummation of the Merger."

  Appraisal Rights. Under the Delaware General Corporation law (the "DGCL"), the holders of May & Speh Common Stock are not entitled to appraisal or dissenter's rights in connection with the approval of the Merger Agreement and the transactions contemplated thereby. The transactions contemplated by the Merger Agreement and the issuance of the Acxiom Common Stock contemplated thereby do not give rise to any appraisal or dissenters' rights to holders of Acxiom Common Stock.

  Recommendation of the Boards of Directors. The Board of Directors of Acxiom by unanimous vote of those present at the meeting of the Board of Directors approved the Merger Agreement and recommends that Acxiom stockholders vote FOR the Merger Proposal. The Board of Directors of May & Speh has unanimously approved the Merger Agreement and unanimously recommends a vote FOR approval and adoption of the Merger Agreement by the stockholders of May & Speh.

  For a discussion of the factors considered by the respective Boards of Directors in reaching their decisions, see "THE MERGER--Recommendation of the Acxiom Board of Directors; Reasons for the Merger" and "THE MERGER-- Recommendation of May & Speh Board of Directors; Reasons for the Merger."

  Opinions of Financial Advisors. Stephens Inc. ("Stephens") delivered its oral and written opinion to the Acxiom Board of Directors on May 26, 1998, to the effect that as of such date and subject to the assumptions made and limits in review specified therein, the Exchange Ratio was fair from a financial point of view to Acxiom. Stephens subsequently confirmed such opinion by delivering to the Acxiom Board of Directors a written opinion dated the date of this Proxy Statement/Prospectus to the effect that, subject to the assumptions made and limits in review specified therein, the Exchange Ratio is fair from a financial point of view to Acxiom and to the holders of Acxiom Common Stock. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has rendered a written opinion to the May & Speh Board of Directors dated May 26, 1998 (the "DLJ Opinion"), to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio was fair from a financial point of view to the holders of May & Speh Common Stock.

  Copies of the full texts of the written opinions of Stephens and DLJ which set forth the assumptions made, procedures followed, matters considered and limits of their respective reviews are attached to this Proxy Statement/Prospectus as Annex D and Annex E, respectively and should be read in their entirety. See "THE MERGER--Opinion of Acxiom's Financial Advisor" and "THE MERGER--Opinion of May & Speh's Financial Advisor."

COMPARATIVE STOCK PRICES AND DIVIDENDS

  Acxiom Common Stock is traded on the NASDAQ National Market System under the symbol "ACXM." May & Speh Common Stock is traded on the NASDAQ National Market System under the symbol "SPEH."

  The following table sets forth, for the calendar quarters indicated, the high and low sale prices per share of Acxiom Common Stock and May & Speh Common Stock as reported by the NASDAQ National Market System. Acxiom data are restated to reflect 2 for 1 stock splits in fiscal 1995 and 1997. May & Speh data are presented for periods following its initial public offering in March 1996.

                                                   ACXIOM          MAY & SPEH
                                              COMMON STOCK ($)  COMMON STOCK ($)
                                              ----------------- ----------------
                                                HIGH     LOW     HIGH     LOW
                                              -------- -------- ------- --------
     1995
     First Quarter...........................  9       6 13/16    --      --
     Second Quarter.......................... 12 5/8   8 1/8      --      --
     Third Quarter........................... 14 1/8   11 3/8     --      --
     Fourth Quarter.......................... 15 7/8   13         --      --
     1996
     First Quarter........................... 14       11 1/4   12      10 15/16
     Second Quarter.......................... 17 5/8   11 15/16 16 1/2  13 3/4
     Third Quarter........................... 20 5/8   15 7/8   21 1/2  13 3/4
     Fourth Quarter.......................... 25       18 5/8   20 1/2  11 1/4
     1997
     First Quarter........................... 24       14 3/8   14 1/4   7 1/2
     Second Quarter.......................... 20 5/8   11 1/8   13 5/8   7 3/8
     Third Quarter........................... 21 1/8   17 1/8   15 1/8  11 3/4
     Fourth Quarter.......................... 19 1/4   14 1/8   16      11 1/4
     1998
     First Quarter........................... 25 15/16 16 7/8   15 1/8  10 3/4
     Second Quarter.......................... 25 15/16 19 5/8   19 7/8  13 1/2
     Third Quarter
     (through August 14, 1998)............... 28 1/4   22       22 7/16 17 7/16

  Acxiom has never paid dividends on Acxiom Common Stock. Acxiom's Board of Directors currently intends to retain earnings for the further development of Acxiom's business and, therefore, does not intend to pay cash dividends on Acxiom Common Stock in the foreseeable future. May & Speh has not paid cash dividends on May & Speh Common Stock since its initial public offering in March 1996.

  Pursuant to the Merger Agreement, each of Acxiom and May & Speh and their respective subsidiaries have agreed not to declare, set aside or pay any dividend or other distribution in cash, stock or other property prior to the Effective Time.

  On May 26, 1998 the high sale prices of Acxiom Common Stock and May & Speh Common Stock on the NASDAQ National Market System were $22.50 per share and $17.375 per share, respectively, and the low sale prices were $21.625 per share and $15.125 per share, respectively. The reported closing sale price of Acxiom Common Stock on the NASDAQ National Market System on May 26, 1998, the last full day of trading for Acxiom Common Stock prior to the announcement of the execution of the Merger Agreement, was $21.8125 per share. The reported closing sale price of May & Speh Common Stock on the NASDAQ National Market

System on such date was $17.00 per share. On an equivalent per share basis calculated by multiplying the closing sale price in Acxiom Common Stock on that day by 0.8, the exchange ratio set forth in the Merger Agreement, the value of Acxiom Common Stock to be received by holders of May & Speh Common Stock was $17.45 per share of May & Speh Common Stock.

  On August 14, 1998, the last full day of trading prior to the printing of this Joint Proxy Statement/Prospectus, the reported closing sale prices of Acxiom Common Stock and May & Speh Common Stock in the NASDAQ National Market System were $23.375 per share and $18.50 per share respectively. On an equivalent per share basis calculated by multiplying the closing sale price of Acxiom Common Stock on that day by 0.8, the Exchange Ratio, the value of Acxiom Common Stock to be received by holders of May & Speh Common Stock was $18.70 per share of May & Speh Common Stock.

  No assurance can be given as to the market price of Acxiom Common Stock at the Effective Time. Because the Exchange Ratio is fixed, and because the market price of Acxiom Common Stock is subject to fluctuation, the market value of the shares of Acxiom Common Stock that holders of May & Speh Common Stock will receive at the Effective Time may vary significantly from the market value of the shares of Acxiom Common Stock that holders of May & Speh Common Stock would have received if the Merger were consummated on the date of the Merger Agreement or the date of this Proxy Statement/Prospectus. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS.

  Holders of May & Speh Common Stock may obtain information regarding the current trading price per share of the Acxiom Common Stock by calling D.F. King & Co., Inc., the proxy solicitor, at the following toll-free number: 1-800-549-6697.

RISK FACTORS

  Certain factors should be considered in evaluating the Merger and the ownership of the Acxiom Common Stock to be issued in the Merger. See "RISK FACTORS."

                               ACXIOM CORPORATION

                       SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth selected historical financial data of Acxiom. The selected historical financial data for the five years ended March 31, 1998 are derived from the audited consolidated financial statements of Acxiom. The historical financial data for the three months ended June 30, 1998 and 1997 are derived from unaudited condensed consolidated financial statements of Acxiom and have been prepared on the same basis as the historical information derived from audited consolidated financial statements and, in the opinion of management, contain all adjustments consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. The data should be read in conjunction with the consolidated financial statements and related notes of Acxiom incorporated by reference in this Proxy Statement/Prospectus.

                                                                         THREE MONTHS
                              FOR THE FISCAL YEARS ENDED MARCH 31,      ENDED JUNE 30,
                          -------------------------------------------- -----------------
                            1994     1995     1996     1997     1998     1997     1998
                          -------- -------- -------- -------- -------- -------- --------
STATEMENT OF EARNINGS
 DATA (1)
Revenue.................  $151,669 $202,448 $269,902 $402,016 $465,065 $100,327 $128,608
Net earnings............     8,397   12,405   18,223   27,512   35,597    5,313    7,291
Basic earnings per share
 (2)....................       .20      .29      .39      .54      .68      .10      .14
Diluted earnings per
 share (2)(3)...........       .19      .27      .35      .47      .60      .09      .12
Shares used in computing
 earnings per share (4):
Basic...................    41,914   43,337   47,057   51,172   52,044   51,709   52,430
Diluted.................    43,680   45,886   52,078   59,143   59,687   59,193   60,548

                                            MARCH 31,
                           -------------------------------------------- JUNE 30,
                             1994     1995     1996     1997     1998     1998
                           -------- -------- -------- -------- -------- --------
BALANCE SHEET DATA (1)
Total assets.............  $123,378 $148,170 $194,049 $299,668 $394,310 $433,755
Long-term debt, excluding
 current installments....    34,992   18,219   26,885   87,120   99,917  137,161
Redeemable common stock..     7,692      --       --       --       --       --
Stockholders' equity.....    61,896   97,177  122,741  156,097  200,128  209,314

--------
(1) On April 1, 1996, Acxiom acquired all of the assets of Direct Media/DMI, Inc. ("DMI") for $25 million and the assumption of certain liabilities of DMI. The results of operations of DMI are included in the consolidated results of operations from the date of its acquisition.
(2) Per share data are restated to reflect 2 for 1 stock splits in fiscal 1995 and 1997.
(3) Includes the impact of the addition of $445 to net earnings relating to interest expense, net of tax, and the related share effect, relating to Acxiom's convertible debt in fiscal 1997 and 1998 ($111 for the three months ended June 30, 1997 and 1998).
(4) Acxiom adopted Statement of Financial Accounting Standards No. 128 ("FAS 128"), Earnings Per Share during the quarter ended December 31, 1997. All prior period earnings per share data have been restated to conform with the provisions of this statement.

                                MAY & SPEH, INC.
                       SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth selected historical financial data of May & Speh. The selected historical financial data for the five years ended September 30, 1997 are derived from the audited consolidated financial statements of May & Speh. The historical financial data for the nine months ended June 30, 1998 and 1997 are derived from unaudited financial statements of May & Speh and have been prepared on the same basis as the historical information derived from audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. The data should be read in conjunction with the consolidated financial statements and related notes of May & Speh incorporated by reference in this Proxy Statement/Prospectus.

                                                                            NINE MONTHS ENDED
                             FOR THE FISCAL YEARS ENDED SEPTEMBER 30,            JUNE 30,
                          ------------------------------------------------- -------------------
                            1993     1994     1995     1996         1997      1997     1998
                          -------- -------- -------- ---------    --------- -------- ----------
STATEMENT OF EARNINGS
 DATA
Revenue.................  $ 41,792 $ 51,667 $ 61,641 $  77,223    $  92,457 $ 66,547 $  84,620
Net earnings............     3,406    5,838    7,861    10,224       11,716    7,873     8,314(2)
Basic earnings per share
 (1)....................       .15      .26      .38       .45          .47      .31       .33
Diluted earnings per
 share (1)..............       .15      .26      .38       .43          .45      .30       .31
Shares used in computing
 earnings per share (3):
Basic...................    22,917   22,110   20,426    22,634       25,029   25,001    25,568
Diluted.................    22,917   22,110   20,611    23,653       26,179   26,042    26,801
                                          SEPTEMBER 30,
                          -------------------------------------------------          JUNE 30,
                            1993     1994     1995     1996         1997               1998
                          -------- -------- -------- ---------    ---------          ----------
BALANCE SHEET DATA
Total assets............  $ 29,971 $ 33,978 $ 46,804 $ 115,218    $ 148,796          $ 283,132
Long-term debt,
 excluding current
 installments...........    17,697   15,051   16,860    22,251       31,546            144,304(4)
Stockholders' equity....     3,989    8,701   17,644    75,731(6)    91,135            107,063(5)

--------
(1) Per share data are restated to reflect a 12-for-one stock split in 1996.
(2) Net earnings for the nine months ended June 30, 1998 include a one-time charge of approximately $4.7 million ($2.9 million after-tax) which represents the present value of payments under existing contracts with prior members of management.
(3) May & Speh adopted FAS 128, during the quarter ended December 31, 1997. All prior period earnings per share data have been restated to conform with the provisions of this statement.
(4) In March 1998, May & Speh completed an offering of $115 million, 5.25% convertible subordinated notes due 2003. The total net proceeds to May & Speh were approximately $110.8 million after deducting underwriting discounts and commissions and offering expenses.
(5) In March 1998, May & Speh completed an offering of 325,000 shares of its common stock. The total net proceeds to May & Speh after deducting underwriting discounts and commissions were approximately $3.5 million.
(6) In March 1996, May & Speh sold 4,355,000 shares of May & Speh Common Stock with aggregate offering proceeds of $47.9 million, and certain selling stockholders sold an additional 3,350,000 shares with aggregate offering proceeds of $36.9 million in an initial public offering of May & Speh Common Stock. The net proceeds to May & Speh from the offering were approximately $43.5 million, after deducting underwriting discounts, commissions and offering expenses.

                    ACXIOM CORPORATION AND MAY & SPEH, INC.

               SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth certain selected unaudited pro forma financial data for Acxiom after giving effect to the Merger for the periods indicated applying the pooling of interests method of financial accounting. The following table should be read together with the consolidated financial statements and accompanying notes of Acxiom and of May & Speh included in the documents described under "INCORPORATION OF DOCUMENTS BY REFERENCE" and the unaudited pro forma condensed combined financial statements and accompanying discussion and notes set forth under "THE MERGER--Pro Forma Financial Information" included herein. The selected pro forma statement of earnings data includes Acxiom's results of operations for the three months ended June 30, 1998 and the three fiscal years ended March 31, 1996, 1997 and 1998, respectively, and May & Speh's historical results of operations for the three months ended June 30, 1998 and the twelve months ended March 31, 1996, 1997 and 1998, respectively. The unaudited pro forma combined condensed balance sheet data presents the historical balance sheet of Acxiom as of March 31, 1998 and the historical balance sheet of May & Speh as of June 30, 1998. The fiscal year end of Acxiom is March 31; the unaudited statement of earnings of Acxiom for the three months ended June 30, 1998 and the balance sheet of Acxiom as of June 30, 1998 used in the selected unaudited pro forma financial information have been prepared on the same basis as the historical information derived from audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. The fiscal year end of May & Speh is September 30; the unaudited statements of earnings of May & Speh for the three months ended June 30, 1998 and the twelve months ended March 31, 1996, 1997 and 1998 and the balance sheet of May & Speh as of June 30, 1998 used in the selected unaudited pro forma financial information have been prepared on the same basis as the historical information derived from audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. The pro forma financial data in the table below are presented for information and do not indicate what the financial position or the results of operations of Acxiom would have been had the Merger occurred as of the dates or for the periods presented or what the financial position or future results of operations of Acxiom will be. No adjustment has been included in the pro forma financial data for cost savings, if any, which may be realized by Acxiom following the Merger. See "THE MERGER--Pro Forma Financial Information."

                                        FISCAL YEAR ENDED MARCH
                                                  31,              THREE MONTHS
                                       -------------------------- ENDED JUNE 30,
                                         1996     1997     1998        1998
                                       -------- -------- -------- --------------
STATEMENT OF EARNINGS DATA
Revenue............................... $337,139 $486,984 $569,020    $158,809
Net earnings..........................   26,278   38,491   46,774      11,358
Basic earnings per share..............      .41      .54      .65         .15
Diluted earnings per share............      .38      .48      .58         .13

                                                                    JUNE 30,
                                                                      1998
                                                                    --------
BALANCE SHEET DATA
Total assets...............................................         $716,887
Long-term debt, excluding current installments.............          281,465
Stockholders' equity.......................................          302,577(1)

--------
(1) Acxiom expects to incur certain non-recurring expenses related to the Merger, presently estimated to be $15.1 million ($13.8 million after tax). These expenses would include, but would not be limited to, professional fees, fees of financial advisors, certain compensation-related expenses and similar expenses. Although Acxiom believes this estimate of non-recurring expenses is accurate, certain material additional costs may be incurred in connection with the Merger. Merger-related expenses will be charged to operations in the quarter in which the Merger is concluded, which is currently estimated to occur in the second quarter of fiscal 1999. These non-recurring merger-related expenses have been charged to stockholders' equity for purposes of the unaudited pro forma balance sheet. In addition, Acxiom is developing a plan to integrate the operations of May & Speh after the Merger. In connection with that plan, Acxiom will determine to what extent Acxiom and May & Speh facilities, software, equipment and vendor contracts are duplicative and anticipates that certain non-recurring charges will be incurred in connection with such integration. Pending completion of the plan, which will include discussions with customers and vendors, Acxiom cannot identify the timing, nature and amount of such charges as of the date of this Proxy Statement/Prospectus. However, it is expected that such charges could be as much as $50-100 million. Any such charges could affect Axciom's results of operations in the period in which such charges are recorded. Because the foregoing charges are non-recurring in nature, they have not been reflected in the accompanying unaudited pro forma combined statements of earnings.

                           COMPARATIVE PER SHARE DATA

                                  (UNAUDITED)

  The following table sets forth actual ("historical") earnings and book value per common share information for Acxiom and May & Speh and unaudited information on a pro forma combined basis and per share equivalent pro forma basis for May & Speh. No cash dividends have ever been paid on the Acxiom or May & Speh Common Stock. Pro forma combined information is derived from the pro forma combined information presented elsewhere herein, which gives effect to the Merger under the pooling-of-interests accounting method as if the Merger had occurred at June 30, 1998. The historical data are based on the historical consolidated financial statements and related notes of each of Acxiom and May & Speh incorporated by reference in this Proxy Statement/Prospectus. This table should be read together with the historical audited and unaudited consolidated financial statements of Acxiom and May & Speh and related notes thereto. The data presented do not indicate Acxiom's future results of operations or actual results that would have occurred if the Merger had occurred at the beginning of the periods indicated. No adjustments have been included for cost savings, if any, which may be realized by Acxiom following the Merger.

                               FOR THE FISCAL YEARS ENDED AND
                                      AS OF MARCH 31,           THREE MONTHS
                               ------------------------------  ENDED JUNE 30,
                                 1996       1997       1998         1998
                              ---------- ---------- ---------- --------------
ACXIOM HISTORICAL
Basic earnings per share..... $      .39 $      .54 $      .68      $.14
Diluted earnings per share...        .35        .47        .60       .12
Book value per share (1).....       2.59       3.02       3.82      3.99
                               FOR THE FISCAL YEARS ENDED AND
                                    AS OF SEPTEMBER 30,         THREE MONTHS
                              -------------------------------- ENDED JUNE 30,
                                 1995       1996       1997         1998
                              ---------- ---------- ---------- ---------------
MAY & SPEH HISTORICAL
Basic earnings per share..... $      .38 $      .45 $      .47      $.16
Diluted earnings per share...        .38        .43        .45       .15
Book value per share (1).....       0.87       3.04       3.62      4.11
                               FOR THE FISCAL YEARS ENDED AND
                                      AS OF MARCH 31,           THREE MONTHS
                              --------------------------------  ENDED JUNE 30,
                                 1996       1997       1998         1998
                              ---------- ---------- ---------- ---------------
PRO FORMA COMBINED (2)(3)
Basic earnings per share..... $      .41 $      .54 $      .65      $.15
Diluted earnings per share...        .38        .48        .58       .13
Book value per share (4).....                                       4.13
MAY & SPEH PRO FORMA PER
 SHARE EQUIVALENTS (5)
Basic earnings per share..... $      .33 $      .43 $      .52      $.12
Diluted earnings per share...        .30        .38        .46       .10
Book value per share.........                                       3.30

--------
(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.
(2) Acxiom expects to incur certain non-recurring expenses related to the Merger, presently estimated to be $15.1 million ($13.8 million after tax). These expenses would include, but would not be limited to, professional fees, fees of financial advisors, certain compensation-related expenses and similar expenses. Although Acxiom believes this estimate of non-recurring expenses is accurate, certain material additional costs may be incurred in connection with the Merger. Merger-related expenses will be charged to operations in the quarter in which the Merger is concluded, which is currently estimated to occur in the second quarter of fiscal 1999. These non-recurring merger-related expenses have been charged to stockholders' equity for purposes of the unaudited pro forma balance sheet. In addition, Acxiom is developing a plan to integrate the operations of May & Speh after the Merger. In connection with that plan, Acxiom will determine to what extent Acxiom and May & Speh facilities, software, equipment and vendor contracts are duplicative and anticipates that certain non-recurring charges will be incurred in connection with such integration. Pending completion of the plan, which will include discussions with customers and vendors, Acxiom cannot identify the timing, nature and amount of such charges as of the date of this Proxy Statement/Prospectus. However, it is expected that such charges could be as much as $50-100 million. Any such charges could affect Axciom's results of operations in the period in which such charges are recorded. Because the foregoing charges are non-recurring in nature, they have not been reflected in the accompanying unaudited pro forma combined statements of earnings.
(3) The pro forma combined basic and diluted earnings per share are based on the combined weighted average number of common and dilutive shares of Acxiom Common Stock and May & Speh Common Stock for each period based on the exchange ratio of 0.8 shares of Acxiom Common Stock for each share of May & Speh Common Stock.
(4) Book value per share for the pro forma combined presentation is based upon outstanding Acxiom common shares, adjusted to include the shares of Acxiom Common Stock to be issued in the Merger.
(5) The May & Speh pro forma per share equivalent data is based upon the exchange ratio of 0.8 shares of Acxiom Common Stock for each share of May & Speh Common Stock pursuant to the Merger Agreement.

                                 INTRODUCTION

  This Proxy Statement/Prospectus is being furnished to the stockholders of Acxiom Corporation ("Acxiom") and May & Speh, Inc. ("May & Speh") in connection with the proposed merger (the "Merger") of ACX Acquisition Co., Inc., a newly formed, wholly owned subsidiary ("Sub") of Acxiom, with and into May & Speh, and for the purposes set forth below. The Merger will be effected on the terms and conditions described elsewhere in this Proxy Statement/Prospectus pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), by and among Acxiom, Sub and May & Speh, a copy of which is attached hereto as Annex A and incorporated herein by reference. See "THE MERGER."

  The information herein concerning Acxiom has been supplied by Acxiom. The information herein concerning May & Speh has been supplied by May & Speh.

  This Proxy Statement/Prospectus and the enclosed form of proxy will first be mailed to stockholders of Acxiom and May & Speh on or about August 19, 1998.

THE ACXIOM MEETING

  This Proxy Statement/Prospectus is being furnished to the stockholders of Acxiom in connection with the solicitation of proxies by the Board of Directors of Acxiom from the holders of common stock, par value $0.10 per share, of Acxiom (the "Acxiom Common Stock"), for use at the annual meeting of stockholders of Acxiom (the "Acxiom Meeting"), to be held on September 17, 1998, at 10:00 A.M. (local time), at Acxiom's headquarters at 301 Industrial Boulevard, Conway, Arkansas and at any meeting held upon adjournment or postponement thereof.

  At the Acxiom Meeting, the stockholders of Acxiom will be asked to consider and vote upon (i) the issuance of up to 31,100,000 shares of Acxiom Common Stock pursuant to the Merger Agreement (the "Merger Proposal"); and (ii) the election of three directors (the "Directors") as members of the Board of Directors to serve until the 2001 annual meeting of stockholders or until their respective successors are duly elected and qualified.

  Representatives of KPMG Peat Marwick LLP, Acxiom's independent public accountants, are expected to be present at the Acxiom Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to questions. A representative of PricewaterhouseCoopers LLP, May & Speh's independent public accountants, is expected to be present at the Acxiom Meeting and will be available to respond to questions.

  Holders of record of Acxiom Common Stock at the close of business on July 31, 1998 (the "Acxiom Record Date") will be entitled to notice of and to vote at the Acxiom Meeting. As of the Acxiom Record Date, there were outstanding 52,521,326 shares of Acxiom Common Stock held of record by approximately 1,605 holders. Each share of Acxiom Common Stock is entitled to one vote at the Acxiom Meeting.

  The presence, in person or by proxy, of holders of record of a majority of the shares of Acxiom Common Stock entitled to vote constitutes a quorum for action at the Acxiom Meeting.

  Approval of the Merger Proposal will require the affirmative vote of a majority of the voting power of the shares of Acxiom Common Stock present in person or by proxy at the Acxiom Meeting. The Directors will be elected at the Acxiom Meeting by a majority of the votes cast in the election of directors.

  THE BOARD OF DIRECTORS OF ACXIOM BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF ACXIOM AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER AND RECOMMENDS THAT THE STOCKHOLDERS OF ACXIOM VOTE IN FAVOR OF THE MERGER PROPOSAL.

THE MAY & SPEH MEETING

  This Proxy Statement/Prospectus is being furnished to stockholders of May & Speh in connection with the solicitation of proxies by the Board of Directors of May & Speh from the holders of common stock, par value $.01 per share, of May & Speh (the "May & Speh Common Stock"), for use at the May & Speh Meeting to be held on September 17, 1998, at 9:00 A.M. (local time), at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, and at any meeting held upon adjournment or postponement thereof.

  At the May & Speh Meeting, the stockholders of May & Speh will be asked to approve and adopt the Merger Agreement. In the Merger, each outstanding share of May & Speh Common Stock will be converted into the right to receive 0.8 of a share of Acxiom Common Stock (the "Exchange Ratio"). As a result of the Merger, May & Speh will become a wholly owned subsidiary of Acxiom.

  Representatives of PricewaterhouseCoopers LLP, May & Speh's independent public accountants, are expected to be present at the May & Speh Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to questions. A representative of KPMG Peat Marwick LLP, Acxiom's independent public accountants, is expected to be present at the May & Speh Meeting and will be available to respond to questions.

  Holders of record of May & Speh Common Stock at the close of business on July 31, 1998 (the "May & Speh Record Date") will be entitled to notice of, and to vote at, the May & Speh Meeting. As of the May & Speh Record Date, there were outstanding 26,073,654 shares of May & Speh Common Stock held of record by approximately 93 holders. Each share of May & Speh Common Stock is entitled to one vote at the May & Speh Meeting.

  The presence, in person or by proxy, of holders of record of a majority of the May & Speh Common Stock entitled to vote constitutes a quorum for action at the May & Speh Meeting.

  Approval of the Merger at the May & Speh Meeting will require the affirmative vote of the holders of a majority of the shares of May & Speh Common Stock outstanding on the May & Speh Record Date.

  THE BOARD OF DIRECTORS OF MAY & SPEH BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF MAY & SPEH AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF MAY & SPEH VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                           VOTING RIGHTS AND PROXIES

  Holders of record of Acxiom Common Stock at the close of business on the Acxiom Record Date will be entitled to notice of and to vote at the Acxiom Meeting. As of the Acxiom Record Date, there were outstanding 52,521,326 shares of Acxiom Common Stock held of record by approximately 1,605 holders. Each share of Acxiom Common Stock is entitled to one vote at the Acxiom Meeting. The stock transfer books of Acxiom will not be closed. As of the Acxiom Record Date, the directors and officers of Acxiom collectively owned 8,465,107 shares of Acxiom Common Stock. Each of the directors and executive officers of Acxiom has advised Acxiom that he or she intends to vote all of such shares in favor of the Merger Proposal and election of the Directors.

  Charles D. Morgan, the Chairman of the Board and Company Leader of Acxiom, Robert A. Pritzker, a director of Acxiom, The Pritzker Foundation, a not-for-profit foundation of which Mr. Pritzker is a trustee, and Trans Union Corporation, have granted irrevocable proxies to May & Speh with respect to an aggregate of 8,037,425 shares of Acxiom Common Stock (representing approximately 15% of the Acxiom Common Stock outstanding as of the Acxiom Record Date), pursuant to which May & Speh has the power to vote such shares in favor of the Merger Proposal. See "THE MERGER--Terms of the Merger-- Irrevocable Proxies."

  Holders of record of May & Speh Common Stock at the close of business on the May & Speh Record Date will be entitled to notice of, and to vote at, the May & Speh Meeting. As of the May & Speh Record Date, there were outstanding 26,073,654 shares of May & Speh Common Stock held of record by approximately 93 holders. Each share of May & Speh Common Stock is entitled to one vote at the May & Speh Meeting. As of the May & Speh Record Date, directors (other than Lawrence J. Speh and Albert J. Speh, Jr.) and executive officers of May & Speh collectively owned 617,084 shares of May & Speh Common Stock (representing approximately 2.4% of the May & Speh Common Stock outstanding as of the May & Speh Record Date). Each of such directors and executive officers of May & Speh has advised May & Speh that he or she intends to vote all of such shares in favor of the approval and adoption of the Merger Agreement.

  In addition, Lawrence J. Speh, Albert J. Speh, Jr., and certain trusts of which Messrs. Speh and Speh are the trustees, have granted irrevocable proxies to Acxiom pursuant to which Acxiom has the power to vote an aggregate of 2,892,895 shares of May & Speh Common Stock (representing approximately 11% of the May & Speh Common Stock outstanding as of the May & Speh Record Date), in favor of approval and adoption of the Merger Agreement. See "THE MERGER--Terms of the Merger--Irrevocable Proxies."

  All proxies in the enclosed form that are properly executed and returned to Acxiom or May & Speh, as the case may be, will be voted at the applicable Stockholders' Meeting or any adjournments or postponements thereof, in accordance with any specifications thereon, or, if no specifications are made, will be voted FOR approval of the Merger Proposal and the election of three directors as members of the Board of Directors in the case of Acxiom, and FOR approval and adoption of the Merger Agreement in the case of May & Speh. Any proxy may be revoked by any stockholder who attends his or her respective Stockholders' Meeting and gives oral notice of his or her intention to vote in person without compliance with any other formalities. In addition, any Acxiom or May & Speh stockholder may revoke a proxy at any time before it is voted by executing a subsequent proxy or by delivering a written notice to the Secretary of Acxiom or the Secretary of May & Speh, as applicable, stating that the proxy is revoked.

  The Boards of Directors of each of Acxiom and May & Speh do not know of any matters other than those set forth herein which may come before the respective Stockholders' Meetings. If any other matters are properly presented to either Stockholders' Meeting for action, it is intended that the persons named in the applicable form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

  The cost of solicitation of the stockholders of Acxiom and May & Speh will be paid by the party incurring such cost. In addition to the use of the mails, proxies may be solicited by directors and officers and regular employees of Acxiom and May & Speh and such companies may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners of shares of Acxiom Common Stock or May & Speh Common Stock held of record and will provide reimbursement for their reasonable expenses in so doing. Acxiom and May & Speh have retained D.F. King & Co., Inc. to assist in the solicitation of proxies from stockholders of Acxiom and May & Speh for a fee estimated not to exceed $10,000, plus expenses.

  The Directors will be elected at the Acxiom Meeting by a majority of the votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote for the election of directors, abstentions will be counted and have the same effect as a vote against a particular director; and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

  Approval of the Merger Proposal at the Acxiom Meeting requires the affirmative vote of a majority of stockholders of Acxiom Common Stock present, in person or by proxy, at the Acxiom Meeting at which there is a quorum. Under applicable Delaware law, in determining whether the Merger Proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger Proposal.

  Approval of the Merger Agreement at the May & Speh Meeting requires the affirmative vote of a majority of the outstanding shares of May & Speh Common Stock entitled to vote thereon. Under applicable Delaware law, in determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

                                 RISK FACTORS

  The following are certain factors which should be considered by the stockholders of Acxiom and May & Speh in evaluating the Merger as well as an investment in Acxiom Common Stock after the Merger.

ADDITIONAL INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

  This Proxy Statement/Prospectus includes, and future filings by Acxiom with the Commission and future oral and written statements by Acxiom and its management, may include certain forward-looking statements. Such statements may include, among other things, statements regarding Acxiom's financial position, results of operations, market position, product development, software replacement and/or remediation efforts, regulatory matters, growth opportunities and growth rates, acquisition and divestiture opportunities, and other similar forecasts and statements of expectation. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and "should," and variations of these words and similar expressions, are intended to identify these forward-looking statements. Such statements are not statements of historical fact. Rather, they are based on Acxiom's estimates, assumptions, projections and current expectations, and are not guarantees of future performance. Acxiom disclaims any obligation to update or revise any forward-looking statement based upon the occurrence of future events, the receipt of new information, or otherwise. Some of the more significant factors that could cause Acxiom's actual results and other matters to differ materially from the results, projections and expectations expressed in the forward-looking statements are set forth below. There may be additional factors which could also affect actual results.

INTEGRATION OF THE BUSINESS OF ACXIOM AND MAY & SPEH

  The Merger involves the integration of two companies that have previously operated independently. As soon as practicable following the Merger, Acxiom intends to integrate the operations of May & Speh into its operations. However, there can be no assurance that Acxiom will successfully integrate the operations of May & Speh with those of Acxiom or that all of the benefits expected from such integration will be realized. Acxiom believes that the potential obstacles to successful integration will be: the consolidation of the data center operations; the integration and combination of the business units supporting the various industry segments; and the necessary support staffing required to meet the combined entity's business growth opportunities. It is not possible at the present time to determine the costs associated with these integration efforts until certain strategic decisions have been reached through significant analysis and planning. Acxiom believes that the costs associated with the integration and restructuring of the combined enterprise will be material. Furthermore, any delays or unexpected costs incurred in connection with such integration could have an adverse effect on Acxiom's business, operating results or financial position. Additionally, there can be no assurance that the operations, management and personnel of the two companies will be compatible or that Acxiom or May & Speh will not experience the loss of key personnel.

FIXED EXCHANGE RATIO

  The ratio at which Acxiom Common Stock will be exchanged for shares of May & Speh Common Stock pursuant to the Merger Agreement was determined in arms-length negotiations between Acxiom and May & Speh. On May 26, 1998, the last full trading day prior to the announcement of the execution of the Merger Agreement, the last reported sale price per share for Acxiom Common Stock was $21.8125, and the last reported sale price per share for May & Speh Common Stock was $17.00. On August 14, 1998, the last trading day prior to the date of the filing of the Registration Statement of which this Proxy Statement/Prospectus forms a part, the last reported sale price per share of the Acxiom Common Stock was $23.375 and the last reported sale price for May & Speh Common Stock was $18.50. The market price of shares of Acxiom Common Stock is subject to fluctuation. The Merger Agreement does not contain any provisions for adjustment of the Exchange Ratio based upon fluctuations in the price of Acxiom Common Stock or May & Speh Common Stock. Accordingly, the value of the stock consideration to be received by the holders of May & Speh Common Stock upon the consummation of the Merger is not presently ascertainable and will depend upon the market price of Acxiom Common Stock at the Effective Time. HOLDERS OF ACXIOM COMMON STOCK AND MAY & SPEH COMMON STOCK ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE MERGER. The Merger Agreement does not provide Acxiom or May & Speh the right to terminate the agreement based upon fluctuations in the price of Acxiom Common Stock or May & Speh Common Stock.

COMPETITION

  The information management services industry is extremely competitive, and Acxiom faces intense competition in all of its customer markets. Acxiom may also encounter new entrants, including well-capitalized information services companies and other companies, as the markets for Acxiom's services develop. Certain of Acxiom's competitors may have more extensive financial, technical, marketing and other resources than Acxiom and may have a greater ability to obtain client contracts where sizable up-front asset purchases or investments are required and to respond more quickly than Acxiom to new or emerging technologies and other competitive pressures. There can be no assurances that Acxiom will be able to compete successfully against its present or future competitors or that competitive pressures will not have a material adverse effect on Acxiom's business, operating results or financial condition.

RISK OF DATA CENTER FAILURE

  Acxiom's operations are dependent upon its ability to protect its various data centers against damage from fire, power loss, telecommunications failure, natural disaster or a similar event. The on-line services provided by Acxiom are dependent on links to telecommunications servers. Management has taken reasonable precautions to protect its data centers and telecommunications links from events that could interrupt Acxiom's operations. Any damage to Acxiom's data centers or any failure of Acxiom's telecommunications links that causes interruptions in Acxiom's operations could have a material adverse effect on Acxiom's business. Acxiom has "Blanket Business Interruption" insurance coverage which includes "Blanket Business Income" written as part of its "all risk" form. However, there can be no assurance that such insurance will continue to be available at a reasonable cost or, if available, will be adequate to cover potential losses.

RELIANCE ON SIGNIFICANT CUSTOMERS; ABSENCE OF LONG-TERM CONTRACTS

  A significant portion of Acxiom's revenue is derived from relatively few customers. In fiscal 1997, Allstate Insurance Company and Trans Union Corporation accounted for 16.8% and 14.1%, respectively, of Acxiom's total revenue; in fiscal 1998, Allstate Insurance Company and Trans Union Corporation accounted for 16.1% and 11.8%, respectively, of Acxiom's total revenue. In fiscal 1997, Allstate Insurance Company and Trans Union Corporation accounted for $67.7 million and $56.6 million (16.8% and 14.1%), respectively, of Acxiom's total revenue; in fiscal 1998, Allstate Insurance Company and Trans Union Corporation accounted for $74.7 million and $54.9 million (16.1% and 11.8%) respectively of Acxiom's total revenue. Collectively, Acxiom's 20 largest customers accounted for 54.6% and 55.8%,of such revenues in fiscal 1997 and fiscal 1998, respectively.

  Acxiom's revenue from many of its direct marketing customers is not derived from long-term (over three-year) contracts. While approximately 54% of Acxiom's total revenue is currently derived from long-term customer contracts, the remainder is not. With respect to that portion of the business which is not under long-term contract, revenues are less predictable, and Acxiom consequently must engage in continual sales efforts to maintain its revenue stability and future growth, and there is no assurance that Acxiom will continue to be successful in generating future sales. In addition, certain of Acxiom's long term contracts include provisions for early termination by the customer. In most cases, there are clauses that specify certain customer payments to Acxiom upon early termination. However, there can be no assurance that Acxiom will successfully collect such payments even when it is contractually entitled to receive them. Further, in a competitive situation, Acxiom may, as it has in the past, renegotiate prices and terms for an existing contract. Such situations can occur at any time and such re-negotiations generally result in an erosion of Acxiom's profitability.

RAPID TECHNOLOGICAL CHANGE

  Acxiom believes that its future success will be dependent on, among other things, maintaining technological competitiveness in its data products, processing functionality, and software systems and services. Acxiom must continually improve its current processes and develop and introduce new products and services in order to match its competitors' technological developments and the increasingly sophisticated requirements of its customers. There can be no assurance that Acxiom can successfully identify, develop and bring new and enhanced services and products to market in a timely manner, that such services or products will be commercially successful or that services, products or technologies developed by others will not render Acxiom's services and products noncompetitive or obsolete.

GOVERNMENT REGULATION; PRIVACY ISSUES

  The direct marketing industry has recently been subject to increased legislative attention. In addition consumers are growing increasingly aware of privacy issues related to direct marketing. In 1996, the Fair Credit Reporting Act ("FCRA") was amended to provide consumers with easier access to their credit reports and to facilitate the correction of errors in such reports. New regulations interpreting the amendments were issued by the Federal Trade Commission ("FTC") in 1997. The amendment and regulations addressed, among other things, the issue of "prescreening," a procedure utilized by many bankcard issuers and insurance companies in their direct marketing programs. This legislation regulates the use of credit reports in the preparation and generation of lists used by companies in offering credit and provides for significant fines for the misuse of credit reports. Although Acxiom believes its list processing activities for credit grantors are in compliance with the recent amendments to the FCRA, there is uncertainty as to the interpretation and application of the recent amendments to such legislation. Therefore, there can be no assurances that significant fines will not be levied against Acxiom or that this portion of its list processing services will not be adversely affected. In addition to the FCRA, bills intended to give consumers more control over how personal information is utilized in the marketplace are pending in various state legislatures. There can be no assurance that this legislation or additional federal or state consumer-oriented legislation will not significantly limit, or increase the costs of, the collection or dissemination of certain types of data, which could adversely affect Acxiom=s direct marketing activities.

  Recently, the U.S. House of Representatives passed the Collections of Information Antipiracy Act ("CIAA"), which is now pending before the U.S. Senate. The intent of this proposed legislation is to protect collections of information from unauthorized copying and use in the marketplace. However, as currently proposed, a portion of this bill may have a material adverse effect on Acxiom as it will prevent Acxiom, as well as some of Acxiom's competitors, from compiling marketing databases from certain sources (e.g., telephone directories). Consistent with the U.S. Supreme Court's decision in Feist Publications v. Rural Telephone Service Co., Inc., 499 U.S. 340 (1991), publishers of telephone directories have traditionally been deemed not to be entitled to copyright protection. In its current form, the CIAA would confer a new intellectual property right upon such publishers and, as a result, prohibit Acxiom from its traditional compilation endeavors. Acxiom's management will continue to actively monitor this proposed legislation and lobby against passage of the CIAA in its current form.

LOSS OF DATA AND/OR CUSTOMER LISTS

  Acxiom could suffer a material adverse effect if owners of the data used by Acxiom were to withdraw the data from Acxiom's use. The owners of the marketing lists maintained by Acxiom could decide to remove their lists from Acxiom's possession, and if a substantial number of lists were removed, a material adverse impact upon Acxiom's operations could result.

POSTAL RATE INCREASES

  The direct marketing industry has been negatively impacted from time to time during past years by postal rate increases. The most recent postal rate increase, which became effective in January 1995, and any future increases (including the increase proposed by the Postal Rate Commission on May 11, 1998) may force direct mailers to mail fewer pieces and to target their prospects more carefully. Acxiom experienced no significant negative financial impact as a result of the most recent postal rate increase, but there is no assurance that future postal increases will not have an adverse impact upon Acxiom.

RISK OF ACQUISITION STRATEGY

  Acxiom intends to pursue growth through the opportunistic acquisition of companies, or other assets that Acxiom believes are best suited to the purpose of assisting its customers in marketing their products and services. Acxiom routinely reviews potential acquisitions. It is likely that Acxiom will continue to experience significant expansion in the future. Acxiom's acquisition strategy involves certain risks, including difficulties in the integration of operations and systems, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired companies. While management believes that Acxiom has been reasonably successful implementing its acquisition strategy during the past three years, there can be no assurance that Acxiom will be able to successfully integrate any acquired businesses into Acxiom=s operations.

  On June 3, 1998, Acxiom acquired a twenty-five percent interest in Ceres Integrated Solutions, LLC ("Ceres"), a manufacturer of retail marketing and merchandising software, for $3,125,000. The purpose of this transaction was to leverage Ceres' proprietary targeted marketing database software applications and its capacity for providing analytical services within Acxiom's industry-specific solutions. The initial industry which will be solicited for business is the retail industry. The primary risks involved in this venture relate to the possibility that the first customer installations will not be successful, thereby creating a negative reputation in the marketplace as well as devaluing Acxiom's investment in Ceres. Generally, however, Acxiom does not believe that the acquisition is material to Acxiom's consolidated financial statements and as such, does not believe that the performance of this investment presents any material risks to Acxiom's business, operating results or financial condition.

INTELLECTUAL PROPERTY RIGHTS

  Both Acxiom's and May & Speh's success depends in part upon their technological expertise and proprietary technologies. Both Acxiom and May & Speh generally rely upon their trade secret protection and non-disclosure safeguards to protect their proprietary information and technologies. May & Speh holds no patents or registered copyrights. Acxiom and its subsidiaries have 35 federally registered trademarks and service marks and 11 pending applications for trademarks and service marks. Acxiom also has one patent application pending with the Patent Trademark Office for certain components of the Acxiom Data Network SM and is in the process of filing an extensive international patent application for the same. In addition, Acxiom is in the process of preparing an application for additional patents on data models and data integrators which are components of its proprietary marketing system known as "Solvitur(TM)". Prior to 1998, most of Acxiom's proprietary systems were operated within the confines of Acxiom's facilities in a computer mainframe environment. Customers typically did not have access to these systems. Recently, however, customers have begun to request marketing systems which are either installed or capable of being installed at the customers' facilities. In addition, in 1998 Acxiom introduced the Acxiom Data Network, a new service whereby certain of Acxiom's products will be delivered to its customers via the Internet. In both of the circumstances mentioned above, certain of Acxiom's proprietary systems are subject to being copied or otherwise misappropriated, and therefore efforts have been undertaken to protect such systems.

  While both Acxiom and May & Speh (i) enter into license or other agreements with their customers in the ordinary course of business which contain terms and conditions prohibiting unauthorized reproduction or use of their and, where applicable, their vendors', products and/or services, (ii) enter into confidentiality agreements with their associates, contractors, customers, potential customers, suppliers and vendors who have access to sensitive information, and (iii) limit access to, and distribution of, their proprietary information, there can be no assurance that these steps will be adequate to deter misappropriation or infringement of their proprietary technologies or independent third party development of substantially similar products and technology. Both

Acxiom and May & Speh believe that legal protection of their proprietary information is less significant than the knowledge and experience of their management and personnel, and their ability to develop, enhance and market existing and new products and services.

  Further, given the rapid evolution of technology and the associated uncertainties in intellectual property law, there can be no assurance that Acxiom's current or future products will not at some point be found to infringe the proprietary rights of others. If such an infringement occurs Acxiom may not be able to obtain the requisite license or rights to use such technology upon reasonable terms.

THE YEAR 2000 ISSUE

  The "Year 2000 Issue" is the result of computer programs being written using two digits, rather than four, to define an applicable year. Any of Acxiom's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900, rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process or transmit data, or engage in normal business activities. Acxiom, like most owners of computer software, has assessed and is in the process of modifying, where needed, its computer applications to ensure they will function properly in the year 2000 and beyond. Acxiom has been replacing or renovating the systems and applications where necessary, using both internal staff and external consultants. In addition, Acxiom has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which Acxiom is vulnerable to a failure by such a third party to adequately address its own Year 2000 Issue.

  Acxiom is currently operating under an internal deadline to ensure all of its computer applications are "year 2000 ready" by December 31, 1998. Acxiom currently believes that with modifications to existing software and conversions to new software, the Year 2000 Issue can be mitigated. However, the systems of vendors on which Acxiom's systems rely may not be converted in a timely fashion, or a vendor may fail to convert its software or may implement a conversion that is incompatible with Acxiom's systems, which failures could have a material adverse impact on Acxiom.

  The cost of the Year 2000 project is estimated to be between $3 million and $5.5 million. These costs are based on Acxiom's management's best estimates, which are derived utilizing numerous assumptions of future events. There can be no guarantee that these estimates will be achieved and the actual results could differ materially from the above outlined plans.

                                  THE MERGER

BACKGROUND OF THE MERGER

  The terms of the Merger Agreement are the result of arm's length negotiations between representatives of Acxiom and May & Speh. The following is a brief discussion of the background of these negotiations, the Merger and related transactions.

  Having reviewed over the course of several years the ongoing prospects for Acxiom's businesses, Acxiom management and the Acxiom Board of Directors concluded that its growth strategy would include the following components: the updating of its core technology, the enhanced utilization of Acxiom's proprietary data, the expansion of current customer relationships and the extension of its existing customer base, the offering of new services and products, and selective acquisitions and strategic alliances.

  In April 1998, senior management of May & Speh and senior management of Acxiom were engaged in on-going discussions regarding a potential business relationship relating to the sale of Acxiom data to May & Speh customers and a separate initiative relating to potential joint ventures between the companies focusing on specifically targeted industries. On April 20, 1998, the Company Leader of Acxiom called the Chief Executive Officer of May & Speh to discuss a potential strategic combination with Acxiom and agreed to proceed with preliminary exploratory discussions at the senior management level of both companies. During the week of April 20, 1998, the Chief Executive Officer of May & Speh contacted a majority of the May & Speh directors to inform them that Acxiom had indicated an interest in pursuing discussions with May & Speh regarding a potential business combination and to discuss with such directors the possibility of a strategic combination with Acxiom.

  On May 1, 1998, members of May & Speh senior management met with members of Acxiom senior management in Conway, Arkansas to discuss each other's businesses and to review the potential business impact of a strategic combination and the integration issues such a combination would present. There was, however, no discussion as to the terms or conditions upon which a transaction might take place. These discussions continued at the senior management level into the month of May. On May 6, 1998, the May & Speh Board of Directors held a regularly scheduled meeting during which the Chief Executive Officer of May & Speh advised the May & Speh Board of Directors as to recent business developments and strategic opportunities, including the status of the exploratory conversations with Acxiom. Following inquiries by the directors and discussion regarding a possible combination, the May & Speh Board of Directors directed May & Speh's management to proceed with discussions concerning a possible combination with Acxiom. On May 11, 1998, members of senior management of both Acxiom and May & Speh met to further discuss various strategic and integration issues raised by a potential merger and to prepare an outline of the various points of discussion.

  On or about May 11, 1998, May & Speh retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its financial advisor for a twelve month period (effective as of May 1, 1998) to advise May & Speh with respect to any potential merger or business combination.

  On May 18, 1998, the Company Leader and other members of senior management of Acxiom and the Chief Executive Officer and other members of senior management of May & Speh met to discuss the timing and structure of a potential transaction. On May 19, 1998 Acxiom engaged Stephens Inc. ("Stephens") as its financial advisor to advise Acxiom with respect to a potential transaction involving Acxiom and May & Speh. On May 20, 1998, the Board of Directors of Acxiom met at length and discussed a possible transaction with May & Speh and its benefits for Acxiom stockholders. At this meeting, Stephens provided the Acxiom Board of Directors with certain information pertaining to May & Speh, including its trading history, its various businesses, the type of consideration proposed by Acxiom and the potential financial issues that might arise if Acxiom were to proceed with a transaction. The Acxiom Board of Directors authorized members of Acxiom senior management to proceed with discussions and to report back to the Acxiom Board of Directors.

  Between May 20, 1998 and May 25, 1998, the Company Leader of Acxiom and the Chief Executive Officer of May & Speh continued their discussions regarding the various terms of a possible transaction, including the tax and accounting treatment of a potential transaction and other fundamental aspects of a possible combination. Over this same period, the parties, together with their legal and financial advisors, finalized their due diligence reviews and negotiated the terms and conditions of the proposed merger. Also, over the same period, certain members of May & Speh management visited Acxiom's headquarters to continue each company's due diligence review of the other and to discuss the basis for the integration of the two businesses. The parties exchanged certain operational, financial and personnel information relating to their respective businesses. The two companies and their advisors also engaged in a business review including preliminary analysis of cost and revenue benefits that could be achieved by a merger. During this period, the Company Leader of Acxiom continued to be in contact with members of the Acxiom Board of Directors, briefing them on the negotiations with May & Speh, the status of the transaction and the major outstanding issues. The Chief Executive Officer and other May & Speh representatives involved in the negotiations were, over this period, in contact with the members of the May & Speh Board of Directors, briefing them on the negotiations with Acxiom, the status of the transaction and the major remaining issues.

  On May 22, 1998, the May & Speh Board of Directors met to review the proposed combination with Acxiom. At the meeting, management of May & Speh reported on the status of the merger negotiations, DLJ made a preliminary presentation on the financial elements of the proposed transaction, and May & Speh's legal counsel advised the directors of their fiduciary duties in connection with the proposed combination with Acxiom. At the meeting, senior management of May & Speh made a report to the May & Speh Board of Directors regarding the status and scope of the on- and off-site due diligence investigations of Acxiom.

  On May 25, 1998, representatives of Acxiom and May & Speh, and their respective advisors, met in Chicago to continue negotiating the terms of a proposed Merger Agreement. Drafts of the Merger Agreement were delivered to the Acxiom and May & Speh Boards of Directors on May 26, 1998.

  The Exchange Ratio was determined through arm's length negotiations between Charles D. Morgan, the Chairman and Company Leader of Acxiom and Peter Mason, the Chairman, Chief Executive Officer and President of May & Speh over the course of the time that the Merger was being negotiated. Messrs. Morgan and Mason discussed a range of exchange ratios based on a variety of factors, including the following: (i) the relative contribution of each of Acxiom and May & Speh to the combined entity's revenues, EBITDA (earnings before interest, taxes, depreciation and amortization), pre-tax earnings, net earnings and profit margins, (ii) each company's internal estimates of projected financial performance (with and without anticipated cost savings), and (iii) the trading price of each company's stock on both a current and historical basis.

  The Acxiom Board of Directors held a special meeting on May 26, 1998 to discuss the terms of the proposed merger and Merger Agreement. At the meeting, the Company Leader of Acxiom presented the terms of the Merger, the proposed corporate structure and organization, identified potential synergies from the combination, and the need for regulatory approvals. Representatives of Stephens presented an analysis of the financial terms of the proposed transaction and provided its opinion to the effect that as of such date the Exchange Ratio to be paid to the holders of May & Speh Common Stock was fair to Acxiom and its stockholders from a financial point of view. See "THE MERGER--Opinion of Acxiom's Financial Advisor." The Acxiom Board discussed the proposed transaction along with potential synergies, strategic fit, the results of due diligence, financial results and projections, accounting issues, personnel issues, timing and pricing considerations related to the proposed Merger and other terms of the Merger and the Merger Agreement as well as the reasons for the proposed Merger. See "THE MERGER--Recommendation of the Acxiom Board of Directors; Reasons for the Merger." Following these presentations, the Acxiom Board of Directors, by unanimous vote of those members present, approved the Merger, the Merger Agreement and the related stock option agreement and thereby recommended that the Merger Proposal be presented to and approved by the holders of Acxiom Common Stock.

  The May & Speh Board of Directors held a special meeting on May 26, 1998 to discuss the terms of the proposed Merger and the Merger Agreement. At the meeting, the Chief Executive Officer of May & Speh presented the terms of the Merger, the results of due diligence, potential synergies, strategic fit, financial results and projections, accounting issues, personnel issues, timing and pricing considerations related to the proposed Merger and other terms of the Merger and the Merger Agreement as well as the reasons for the proposed Merger. See "THE MERGER--Recommendation of the May & Speh Board of Directors; Reasons for the Merger." DLJ presented its updated analysis of the financial elements of the proposed transaction and delivered its opinion to the effect that as of such date the Exchange Ratio was fair from a financial point of view to the holders of May & Speh Common Stock. See "THE MERGER--Opinion of May & Speh's Financial Advisor." Following these presentations, the May & Speh Board, by unanimous vote of those members present, approved the Merger, the Merger Agreement and the related stock option agreement and thereby recommended that the Merger Agreement be presented to and approved by the holders of May & Speh Common Stock.

  Following the meetings of their respective Boards of Directors, May & Speh and Acxiom executed the Merger Agreement on May 26, 1998 and issued a press release announcing the Merger on May 27, 1998.

  On July 29, 1998, Acxiom and May & Speh executed an Amended and Restated Merger Agreement which provided for certain technical clarifications of the Merger Agreement.

RECOMMENDATION OF THE ACXIOM BOARD OF DIRECTORS; ACXIOM'S REASONS FOR THE
MERGER

  THE BOARD OF DIRECTORS OF ACXIOM HAS APPROVED THE MERGER AND RECOMMENDS THAT STOCKHOLDERS OF ACXIOM VOTE FOR APPROVAL OF THE MERGER PROPOSAL. THE BOARD OF DIRECTORS OF ACXIOM BELIEVES THAT THE MERGER WILL RESULT IN AN ORGANIZATION WITH THE COMPETITIVE STRENGTH, FINANCIAL RESOURCES, AND TECHNOLOGY AND CUSTOMER BASE REQUIRED BY THE INCREASING CONSOLIDATION AFFECTING THE GROWING MARKETS FOR INFORMATION MANAGEMENT, DATA PRODUCTS AND SERVICES AND OUTSOURCING SERVICES.

  In reaching its determination, the Acxiom Board of Directors consulted with Acxiom management as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

    (i) the combination with May & Speh would provide diversification of Acxiom into different direct marketing and data processing markets and increase its client base;

    (ii) based on the relative earnings of both companies and the Exchange Ratio, the Merger should be accretive to earnings to Acxiom's current stockholders;

    (iii) the market capitalization of the combined company will provide enhanced liquidity for Acxiom's stockholders;

    (iv) the increased market presence, economies of scale, cost savings opportunities and enhanced opportunities for growth made possible by the Merger, including the opportunity for the combined entity to, among other things:

      . combine the strength and breadth of May & Speh's direct marketing customers, including Fortune 500 companies and other medium-sized companies that have significant direct marketing requirements, particularly in the financial services, consumer products, insurance and retail industries, with the range of products and services Acxiom offers to direct marketers.

      . cross-market opportunities through the sale of May & Speh's products, including Quiddity and its modeling and analysis products, to Acxiom's customers.

      . access May & Speh's customer base to provide opportunities for the sale of Acxiom data products, including the Acxiom Data Network SM, into new channels.

      . integrate the data processing and direct marketing products and services of the two companies and thereby enhance and strengthen such products and services and enable the combined company to position itself to potential customers as a fully-integrated, large-capability data processing and direct marketing services company;

    (v) the information with respect to the business, operations, financial condition, earnings and prospects of May & Speh, on both a historical and a prospective basis, including certain information reflecting the two companies on a pro forma combined basis;

    (vi) the belief that the combined company would be better able to respond to the needs of consumers and customers, the increased competitiveness of the data processing and direct marketing industries, and the opportunities that changes in the data processing and direct marketing industries might bring;

    (vii) the treatment of the Merger as a pooling of interests transaction for accounting purposes;

    (viii) the likelihood that the Merger will be consummated, including the fact that the obligations of Acxiom and May & Speh to consummate the Merger are not conditioned upon obtaining any financing;

    (ix) the terms of the Merger Agreement and the Stock Option Agreements (See "THE MERGER--Terms of the Merger"); and

    (x) the opinion by Stephens to the effect that the Exchange Ratio was fair, from a financial point of view, to Acxiom and to the holders of Acxiom Common Stock. The full text of the written opinion of Stephens, which sets forth the procedures followed, the factors considered and the assumptions made, is attached as Annex D to this Proxy Statement/Prospectus and is incorporated herein by reference. Stockholders of Acxiom are urged to read the opinion of Stephens carefully and in its entirety. See "THE MERGER--Opinion of Acxiom's Financial Advisor."

  In view of the wide variety of factors considered by the Acxiom Board of Directors in connection with its evaluation of the Merger Agreement, the Acxiom Board of Directors did not find it practicable to, and did not quantify or otherwise attempt to, assign relative weights to the above factors or determine that any factor was of particular importance. Rather, in connection with its evaluation of the Merger and Merger Agreement, the Acxiom Board of Directors based its decision to approve the Merger and the Merger Agreement and to recommend that the Acxiom stockholders vote for the Merger Proposal on the totality of the information presented to, and considered by, it.

OPINION OF ACXIOM'S FINANCIAL ADVISOR

  Opinion of Stephens. Stephens delivered its oral and written opinion on May 26, 1998 to the Acxiom Board of Directors that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Exchange Ratio was fair from a financial point of view to Acxiom and to the holders of Acxiom Common Stock. Stephens subsequently confirmed its opinion by delivering to the Acxiom Board of Directors a written opinion, dated as of the date of the Proxy Statement/Prospectus, that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Exchange Ratio is fair from a financial point of view to Acxiom and to the holders of Acxiom Common Stock. Although subsequent developments may affect the opinions delivered by Stephens, Stephens does not have any obligation to update, revise or reaffirm its opinion after the date of this Proxy Statement/Prospectus and Acxiom's obligation to consummate the Merger is not conditioned upon such an update. Acxiom presently does not intend to obtain an update of the opinion of Stephens prior to the Acxiom meeting.

  THE FULL TEXT OF THE OPINION OF STEPHENS, DATED AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. STEPHENS' OPINION IS NECESSARILY BASED ON ECONOMIC, MARKET AND OTHER CONDITIONS IN EFFECT ON, AND THE INFORMATION MADE AVAILABLE TO IT AS OF, THE DATE THEREOF. SUBSEQUENT DEVELOPMENTS MAY AFFECT SUCH OPINION.

HOLDERS OF ACXIOM COMMON STOCK SHOULD READ THE STEPHENS OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE OPINION OF STEPHENS WAS PROVIDED TO THE ACXIOM BOARD OF DIRECTORS FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO ACXIOM AND TO THE HOLDERS OF ACXIOM COMMON STOCK. THE OPINION OF STEPHENS DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY ACXIOM TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF ACXIOM AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE MERGER PROPOSAL OR ANY MATTER RELATED THERETO.

  In connection with rendering its opinion dated as of May 26, 1998, Stephens:
(1) analyzed certain publicly available financial statements and reports regarding Acxiom and May & Speh; (2) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning Acxiom and May & Speh prepared and provided by their respective managements; (3) analyzed, on a pro forma basis, the financial effect of the Merger; (4) reviewed the reported prices and trading activity for Acxiom Common Stock and May & Speh Common Stock; (5) compared the financial performance of Acxiom and May & Speh and the prices and trading activity of Acxiom Common Stock and May & Speh Common Stock with that of certain other comparable publicly-traded companies and their securities; (6) reviewed the financial terms, to the extent publicly available, of certain transactions in the direct marketing database industry; (7) reviewed the Merger Agreement and related documents; (8) discussed with the management of each of Acxiom and May & Speh the operations of and future business prospects for Acxiom and May & Speh and the anticipated financial consequences of the Merger; and (9) performed such other analyses and provided such other services as Stephens deemed appropriate.

  Stephens relied on the accuracy and completeness of the information and financial data prepared and provided by Acxiom and May & Speh, and Stephens' opinion is based upon such information. Stephens inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for its opinion, recognizing that Stephens rendered only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by the managements of Acxiom and May & Speh, Stephens assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Acxiom and May & Speh as to the expected future financial performance of Acxiom and May & Speh. Stephens also relied on assurances from Acxiom and May & Speh that neither Acxiom nor May & Speh is aware of any information or facts regarding their respective companies that would cause the information supplied to Stephens to be incomplete or misleading in any material respect. Stephens further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for United States federal income tax purposes. Stephens did not express any opinion as to the prices at which the Acxiom Common Stock will trade following the consummation of the Merger.

  In arriving at its opinion, Stephens performed a variety of financial analyses, the material portions of which are summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Stephens. In addition, Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses. Although Stephens did not draw any specific conclusions from or with regard to any one method of analysis, all of the analyses performed by Stephens supported the fairness of the Exchange Ratio from a financial point of view to Acxiom and its stockholders, with the exception of the analysis of the ratio of the Merger Total Transaction Value (as defined below) to the latest twelve months EBITDA which Stephens found to be neutral. Stephens concluded that as a whole the analyses performed indicated that the Exchange Ratio was fair from a financial point of view to Acxiom and its stockholders. The matters considered by Stephens in arriving at its opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Acxiom's and May & Speh's control. Any estimates incorporated in the analyses performed by Stephens are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description. No public company or transaction involving public companies utilized as a comparison is identical to Acxiom and May & Speh. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies analyzed and other factors that could affect the public trading value of the comparable companies or company utilized in Stephens' analysis.

  The Stephens opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Stephens as of, the date of such opinion. Stephens assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the Merger. The advisory services and the opinion provided by Stephens were for the information and assistance of the Acxiom Board of Directors and do not constitute a recommendation as to how any Acxiom stockholder should vote with respect to the Merger.

  The following is a summary of the material financial analyses used by Stephens in connection with its presentation to the Acxiom Board of Directors on May 26, 1998, and the preparation of its opinion delivered to the Acxiom Board of Directors. The following summary does not purport to be a complete description of the analyses performed by Stephens. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or a summary description.

  Historical Stock Price Analysis. Stephens reviewed the performance of the per share market prices of May & Speh Common Stock over the period from March 26, 1996 through May 22, 1998, and the performance of Acxiom Common Stock over the period from March 26, 1996 through May 22, 1998. Stephens then compared the movement of such closing prices for Acxiom Common Stock and for May & Speh Common Stock with the movements of composite indices of certain direct marketing database companies.

  Stephens also reviewed the historical ratios of the market prices of May & Speh Common Stock to Acxiom Common Stock over the period from March 26, 1996 through May 22, 1998 and compared such ratios with the Exchange Ratio of 0.800x. Stephens noted that the ratio of the market prices of May & Speh Common Stock to Acxiom Common Stock over that period ranged from a high of 1.086x on September 24, 1996, to a low of 0.438x on February 7, 1997. Stephens also noted that the current ratio of the market prices of May & Speh Common Stock to Acxiom Common Stock was 0.691x as of May 22, 1998 and that, as of that date, the ratios one month, three months, six months and twelve months prior were 0.593x, 0.617x, 0.755x, 0.717x, respectively.

  Selected Comparable Company Trading Analysis. Stephens compared certain publicly available financial and operating data and projected financial performance (based on Wall Street consensus estimates) of five publicly traded corporations that Stephens deemed to be reasonably similar. The companies were Abacus Direct Corp., Acxiom Corporation, American Business Information, Inc., Harte-Hanks Communications, Inc. and May & Speh, Inc. (collectively, "Selected Comparable Companies"). Stephens calculated the trading multiples of the Selected Comparable Companies with corresponding financial and operating data and projected financial performance of May & Speh. Such analysis indicated, among other things, (a) the ratio of the closing stock price as of May 22, 1998 to the 1998 estimated earnings per share was 25.6x for May & Speh compared to maximum, mean and minimum values for the Selected Comparable Companies of 46.3x, 29.2x and 19.3x, respectively, (b) the ratio of closing stock price as of May 22, 1998 to the 1999 estimated earnings per share was 21.1x for May & Speh compared to maximum, mean and minimum values for the Selected Comparable Companies of 33.6x, 23.1x and 15.7x, respectively, (c) the ratio of the total market capitalization as of May 22, 1998 (i.e., market value of common equity plus total debt less cash and cash equivalents or the "Total Market Capitalization") to the March year-end 1999 estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") was 10.8x for May & Speh compared to maximum, mean and minimum values for the Selected Comparable Companies of 26.7x, 13.7x and 9.7x, respectively.

  Selected Comparable Transaction Analysis. Stephens analyzed the financial terms, to the extent publicly available, of seven transactions deemed to be relevant involving direct marketing database companies which were announced between September 11, 1995 and March 12, 1998 (the "Selected Comparable Transactions"). The Selected Comparable Transactions included The Great Universal Stores P.L.C./Metromail Corporation, The News Corp. Ltd./Heritage Media Corporation, Snyder Communications, Inc./American List Corporation, The Great Universal Stores P.L.C./Experian Corporation, Bain Capital Inc. and Thomas H. Lee Co./TRW Information Systems and Services (Experian), Harte-Hanks Communications, Inc./DiMark, Inc., and Heritage Media Corp./DIMAC Marketing Company. Stephens compared the price paid for direct marketing database companies in such transactions (the "Total Transaction Value"), as a multiple of the latest twelve months' EBITDA and earnings before interest and taxes ("EBIT"). Total Transaction Value is defined as shares outstanding for the target company multiplied by the offer price per share plus net debt. Such analysis indicated, among other things, (a) the ratio of the total transaction value of the Merger, based on the market price of Acxiom Common Stock as of May 22, 1998 (the "Merger Total Transaction Value") to the latest twelve months' EBIT is 20.5x, compared to maximum, mean and minimum values of the ratio of the Total Transaction Value to the last twelve months' EBIT for the Selected Comparable Transactions of 39.6x, 19.0x and 11.4x, respectively and
(b) the ratio of the Merger Total Transaction Value to the latest twelve months' EBITDA is 16.4x, compared to maximum, mean and minimum values of the ratio of the Total Transaction Value to the last twelve months' EBITDA for the Selected Comparable Transactions of 14.4x, 11.0x and 7.0x, respectively. Stephens also determined the percentage premium of the offer price over the trading prices one day, one week and four weeks prior to the announcement date of five Selected Comparable Transactions involving public companies. The mean for the Selected Comparable Transactions over the trading prices one day, one week and four weeks prior to the announcement date were 39.2%, 40.6% and 36.5%, respectively. Stephens derived premiums based on the implied purchase price of May & Speh's stock price one day, one week and four weeks prior to May 22, 1998. The implied premiums for the proposed transaction over the trading prices one day, one week and four weeks prior to May 22, 1998 were 15.8%, 21.7% and 23.8%, respectively.

  Discounted Cash Flow Analysis. Stephens performed a discounted cash flow analysis on May & Speh based upon estimates of projected financial performance prepared by the management of May & Speh. Utilizing these projections, Stephens calculated a range of implied per share equity values based upon the discounted net present value of the sum of the projected stream of unlevered free cash flows from 1999 to the year 2002 and the projected terminal value at 2002 based upon a range of multiples of projected EBITDA less net debt at March 31, 1998 for May & Speh divided by the number of shares outstanding including the shares from the conversion of the convertible subordinated notes. Stephens applied several discount rates (ranging from 12.0% to 14.0%) and multiples of EBITDA (ranging from 9.5x to 11.5x). Utilizing this methodology, the implied present value per share of May & Speh Common Stock ranged from $16.79 to $20.83.

  Relative Valuation Analysis. Stephens reviewed the relative valuations of May & Speh and Acxiom using relative comparable public companies analysis, relative contribution analysis and relative discounted cash flow analysis, with and without expected cost savings (assumed to be $10 million in year 2000 and thereafter), and compared such ratios with the Exchange Ratio of 0.800x. Such analysis indicated, among other things, (a) the range of implied exchange ratios based on the relative comparable public companies analysis (i.e. the ratios of the equity values per shares outstanding including the shares from the conversion of the convertible subordinated notes of May & Speh Common Stock, implied by the estimated 1999 and 2000 EBITDA, divided by the share price of Acxiom Common Stock as of May 22, 1998) was 0.640x to 0.826x without expected cost savings and 0.733x to 0.942x with expected cost savings, and (b) the range of implied exchange ratios based on the relative contribution analysis (i.e. the ratio of the estimated 1999, 2000 and 2001 net income of May & Speh per May & Speh shares outstanding including the shares from the conversion of the convertible subordinated notes divided by the estimated 1999, 2000 and 2001 net income of Acxiom per Acxiom shares outstanding) was 0.835x to 0.853x without expected cost savings and 0.853x to 1.034x with expected cost savings. Stephens also observed that the 0.800x Exchange Ratio was within the range implied by the relative discounted cash flow analysis without and with expected cost savings of 0.554x to 0.901x and 0.623x to 1.014x, respectively. Stephens did not play a role in establishing the Exchange Ratio.

  Merger Consequences Analysis. Stephens examined the pro forma impact, for fiscal years 1999 and 2000, of the Merger on estimates of May & Speh's earnings per share derived from estimates of May & Speh financial performance prepared by the management of May & Speh and estimates of Acxiom's projected financial performance prepared by the management of Acxiom. The projected impact arrived at through Stephens' analysis was compared to management's earnings estimate for Acxiom which did not take into account the impact of the Merger. Compared to this earnings estimate, excluding certain non-recurring expenses related to the Merger, Stephens concluded that the Merger would be neutral in fiscal year 1999 and accretive to the earnings of Acxiom in fiscal year 2000 due to merger integration and expected cost savings. Additionally, Stephens compared these estimates to the average earnings per share of $0.75 projected by analysts covering Acxiom for fiscal year 1999, and found these average projections to be in line with the above described analysis.

  The Acxiom Board of Directors retained Stephens as an independent contractor to act as financial advisor for the purpose of providing a fairness opinion on the Merger. Stephens is a nationally recognized investment banking and advisory firm. Stephens, as part of its investment banking business, is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens is familiar with Acxiom and regularly provides investment banking services to Acxiom and through its research department regularly follows Acxiom's business activities and prospects. In the ordinary course of business, Stephens and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of Acxiom and/or May & Speh.

  In consideration for Stephens' services as financial advisor to Acxiom, Acxiom has agreed to pay to Stephens a fee equal to $1,925,000, a significant portion of which is payable upon consummation of the Merger. Acxiom has also agreed to reimburse Stephens for its reasonable out-of-pocket expenses, including fees and disbursements of its legal counsel, plus any sales or use taxes incurred in connection with its activities as financial advisor in providing a fairness opinion to Acxiom, and to indemnify Stephens and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws. Acxiom has paid Stephens approximately $1,001,000 in compensation for investment banking and other services over the past two years, $775,000 of which related to the opinion delivered by Stephens in connection with the Merger.

RECOMMENDATION OF THE MAY & SPEH BOARD OF DIRECTORS; MAY & SPEH'S REASONS FOR THE MERGER

  FOR THE REASONS DISCUSSED BELOW, THE BOARD OF DIRECTORS OF MAY & SPEH HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, MAY & SPEH AND THE MAY & SPEH STOCKHOLDERS. ACCORDINGLY, THE MAY & SPEH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MAY & SPEH STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

  The May & Speh Board of Directors, in the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, consulted with May & Speh's financial advisor and special counsel as well as with May & Speh's management, and directors either participated in or were kept informed of the progress of due diligence and negotiating sessions with Acxiom. The May & Speh Board of Directors considered a number of factors, including the following material factors (the order does not necessarily reflect the relative significance):

    (i) the opportunity of May & Speh stockholders to continue as stockholders of a combined organization with greater strength and enhanced competitive position than May & Speh would enjoy on a stand-alone basis;

    (ii) current industry, economic and market conditions which have encouraged consolidation in the direct marketing services industry, together with Acxiom's growth strategy;

    (iii) the enhanced opportunities for growth made possible by the integration and combination of the complementary strengths of Acxiom and May & Speh, including the opportunity to integrate, improve and enhance the direct marketing products and services, as well as the technologies capabilities, of the two companies to provide a broader and more fully-integrated range of services;

    (iv) the potential enhancement in earnings that could be achieved through the cross-selling of existing products and services to each other's clients;

    (v) the potential cost saving that could be achieved from combining the operations of May & Speh and Acxiom;

    (vi) the DLJ Opinion to the effect that, as of the date of the DLJ Opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio was fair from a financial point of view to the holders of May & Speh Common Stock. See "THE MERGER--Opinion of May & Speh's Financial Advisor." (The DLJ Opinion is included as Annex E to this Joint Proxy Statement/Prospectus and should be read in its entirety);

    (vii) the assessment of May & Speh's strategic alternatives to the Merger, including remaining an independent public company, continuing its pursuit of acquisitions or merging or consolidating with a party or parties other than Acxiom (such acquisitions or mergers and consolidations with parties other than Acxiom were considered on a hypothetical basis only and the May & Speh Board did not consider any specific transaction with any party other than Acxiom during its consideration of the Merger);

    (viii) the terms and conditions of the Merger Agreement, including the "no-solicitation" and fiduciary responsibility provisions of the Merger Agreement which permit May & Speh to provide information and enter into discussions with third parties under certain circumstances and to terminate the Merger Agreement to enter into a transaction with a third party under certain specified circumstances, the fees and expenses payable, in certain circumstances, to May & Speh, and in other circumstances, by May & Speh, the termination sections of the Merger Agreement, the provisions relating to May & Speh's ability to continue to operate its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time (see "THE MERGER--Terms of the Merger--Termination;" "-- Expenses; Termination Fees;" and "--Amendment and Waiver"), the conditions to closing and the representations and warranties of each of the parties in the Merger Agreement; and

    (ix) the fact that the Merger is expected to be a tax-free transaction for U.S. federal income tax purposes to May & Speh stockholders and that it is expected to qualify as a pooling of interests transaction for accounting and financial reporting purposes.

  The May & Speh Board of Directors also considered a number of potential risks and disadvantages relating to the Merger, including the following material risks and disadvantages (the order does not necessarily reflect the relative significance): (i) the difficulty and management distraction inherent in integrating two large and geographically dispersed operations and the risk that the synergies and benefits sought in the Merger might not be fully achieved; (ii) the risk that the Merger would not be consummated and the potential effects that the failure to consummate might have on the business, employees and customers of May & Speh; (iii) the expenses expected to be incurred by May & Speh in connection with the Merger; and (iv) the substantial acquisition history of Acxiom and the inherent uncertainty this creates with respect to analyzing the historical and projecting the future performance of Acxiom. The May & Speh Board of Directors believed that these potential risks and disadvantages were outweighed by the potential benefits anticipated to be realized from the Merger.

  The foregoing discussion of the material factors and potential material risks and disadvantages considered by the May & Speh Board is not intended to be exhaustive. In view of the wide variety of factors, risks and disadvantages considered in connection with its evaluation of the Merger, the May & Speh Board did not find it practicable to, and did not, quantify or assign any relative or specific weights to the foregoing matters, and individual directors may have deemed different matters more significant than others.

OPINION OF MAY & SPEH'S FINANCIAL ADVISOR

  May & Speh asked DLJ, in its role as financial advisor to May & Speh, to render an opinion to the May & Speh Board of Directors as to the fairness of the Exchange Ratio from a financial point of view to the holders of May & Speh Common Stock. On May 26, 1998, DLJ delivered its written opinion to the May & Speh Board of Directors that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio was fair from a financial point of view to the holders of May & Speh Common Stock.

  THE FULL TEXT OF THE DLJ OPINION IS ATTACHED HERETO AS ANNEX E. THE SUMMARY OF THE DLJ OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE DLJ OPINION. MAY & SPEH STOCKHOLDERS ARE URGED TO READ THE DLJ OPINION CAREFULLY AND IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ IN CONNECTION WITH SUCH OPINION.

  The DLJ Opinion was prepared for the May & Speh Board of Directors and was directed only to the fairness from a financial point of view, as of the date thereof, of the Exchange Ratio to the holders of May & Speh Common Stock. DLJ expressed no opinion in the DLJ Opinion as to the prices at which the Acxiom Common Stock would actually trade at any time. The type and amount of consideration was determined in arm's length negotiations between Acxiom and May & Speh, in which negotiations DLJ advised May & Speh. The DLJ Opinion does not address the relative merits of the Merger and the other business strategies considered by the May & Speh Board of Directors nor does it address the May & Speh Board's decision to proceed with the Merger. The DLJ Opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger.

  May & Speh selected DLJ as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in the businesses in which May & Speh competes and is familiar with May & Speh and its businesses. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

  In arriving at the DLJ Opinion, DLJ reviewed the Merger Agreement and the exhibits thereto, the May & Speh Option Agreement and the Acxiom Option Agreement. DLJ also reviewed financial and other information that was publicly available or furnished to DLJ by May & Speh and Acxiom, including information provided during discussions with their respective managements. Included in the information provided during such discussions were certain financial projections of May & Speh prepared by the management of May & Speh and certain financial projections of Acxiom prepared by the management of Acxiom. In addition, DLJ compared certain financial and securities data of May & Speh and Acxiom with publicly available information concerning various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the May & Speh Common Stock and the Acxiom Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering the DLJ Opinion.

  In rendering the DLJ Opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by May & Speh and Acxiom or their respective representatives, or that was otherwise reviewed by DLJ. DLJ relied upon the estimates of the management of May & Speh as to the amount and timing of certain operating cost savings synergies estimated by such management to be potentially achievable as a result of the Merger and upon DLJ's discussions of such synergies and the timing thereof with the management of Acxiom. With respect to the financial projections supplied to DLJ, DLJ assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of May & Speh and Acxiom as to the future operating and financial performance of May & Speh and Acxiom, respectively. DLJ did not assume responsibility for making any independent evaluation of the assets or liabilities of May & Speh or Acxiom, or for making any independent verification of the information reviewed by DLJ. DLJ further assumed that the Merger will be accounted for as a pooling of interests under U.S. generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. DLJ also relied as to certain legal matters on advice of counsel to May & Speh.

  The DLJ Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of the DLJ Opinion. Although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion, and May & Speh's obligation to consummate the Merger is not conditioned upon an update of the DLJ Opinion. May & Speh presently does not intend to obtain an update of the DLJ Opinion prior to the May & Speh Meeting.

  The following is a summary of the presentation made by DLJ to the May & Speh Board of Directors at its May 22, 1998 meeting, as updated by DLJ's presentation to the May & Speh Board at its May 26, 1998 meeting, in connection with rendering the DLJ Opinion. For purposes of the following analyses, the Exchange Ratio was calculated based upon the closing stock price of Acxiom Common Stock on May 22, 1998.

  Stock Price History. To provide contextual data and comparative market data, DLJ examined the history of the trading prices and their relative relationships for both May & Speh Common Stock and Acxiom Common Stock for the twelve-month period ended May 20, 1998. DLJ also reviewed the daily closing prices of May & Speh Common Stock and Acxiom Common Stock and compared such closing stock prices with the closing stock prices of the Direct Marketing Companies, the Outsourcing Companies (each as defined herein) and the S&P 400 Index. This information was presented solely to provide the May & Speh Board with background information regarding the stock prices of May & Speh Common Stock and Acxiom Common Stock over the periods indicated.

  Comparable Publicly Traded Company Analysis. DLJ analyzed selected historical and projected operating information, stock market data and financial ratios for certain publicly traded direct marketing and database service companies (the "Direct Marketing Companies") and certain publicly traded outsourcing and other business service companies (the "Outsourcing Companies", and collectively with the Direct Marketing Companies, the "Comparable Companies"). The Direct Marketing Companies consisted of Acxiom, American Business Information, Inc., Equifax Inc., Fair, Isaac and Company, Inc. and Harte-Hanks Communications, Inc. The Outsourcing Companies consisted of Affiliated Computer Services, Inc., Automatic Data Processing, Inc., BISYS Group, Inc., Electronic Data Systems Corporation, First Data Corporation and Fiserv, Inc.

  DLJ compared the enterprise value (defined as common equity value plus long-term debt plus the liquidation value of the preferred stock, if any, plus the value of minority interests, if any, minus cash and short-term investments) and the common equity value (as of May 22, 1998) of each of the Comparable Companies to certain selected financial data. In examining these Comparable Companies, DLJ analyzed the enterprise value of the companies as a multiple of each company's respective latest twelve-month ("LTM") revenue, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and LTM earnings before interest and taxes ("EBIT"), and the common equity value of the companies as a multiple of each company's respective LTM earnings per share ("EPS"), projected calendar 1998 EPS ("1998 EPS") and projected calendar 1999 EPS ("1999 EPS"). DLJ's analysis of the Direct Marketing Companies yielded the following: LTM revenue multiples ranged from 2.1x to 4.1x with a median of 3.1x, LTM EBITDA multiples ranged from 10.7x to 14.4x with a median of 13.4x, LTM EBIT multiples ranged from 14.7x to 27.4x with a median of 17.3x, LTM EPS multiples ranged from 22.9x to 37.1x with a median of 27.8x, 1998 EPS multiples ranged from 19.3x to 31.3x with a median of 24.4x, and 1999 EPS multiples ranged from 15.7x to 25.6x with a median of 20.4x. DLJ's analysis of the Outsourcing Companies yielded the following: LTM revenue multiples ranged from 1.3x to 4.1x with a median of 2.9x, LTM EBITDA multiples ranged from 7.2x to 17.0x with a median of 11.6x, LTM EBIT multiples ranged from 13.0x to 21.5x with a median of 16.0x, LTM EPS multiples ranged from 19.7x to 33.7x with a median of 25.0x, 1998 EPS multiples ranged from 19.1x to 30.3x with a median of 21.9x, and 1999 EPS multiples ranged from 16.8x to 26.7x with a median of 18.7x.

  DLJ then calculated implied values per share of May & Speh Common Stock by applying May & Speh's actual and certain forecasted financial results to the weighted average of the high and low multiples derived from its analysis of the public company comparables described above (assigning a 60% weight to the Direct Marketing Companies and a 40% weight to the Outsourcing Companies). DLJ calculated ranges of per share implied values of May & Speh Common Stock as follows: $7.67 to $14.47 (based on enterprise value as a multiple of LTM revenues); $10.51 to $15.82 (based on enterprise value as a multiple of LTM EBITDA); $12.13 to $19.79 (based on enterprise value as a multiple of LTM
EBIT); $11.46 to $18.94 (based on common equity value as a multiple of LTM
EPS); $12.30 to $19.79 (based on common equity value as a multiple of 1998
EPS); and $12.27 to $19.76 (based on common equity value as a multiple of 1999
EPS), in each case, as compared to the $17.80 implied value per share of May & Speh Common Stock (based on the Exchange Ratio multiplied by the $22.25 per share closing stock price of Acxiom Common Stock on May 22, 1998).

  Comparable M&A Transaction Analysis. DLJ reviewed ten selected acquisitions involving companies which DLJ deemed to be comparable to May & Speh (the "M&A Transactions"): (i) Metromail Corporation / The Great Universal Stores P.L.C.;
(ii) Neodata Services, Inc. / Electronic Data Systems Corporation; (iii) Direct Marketing Technology, Inc. / Experian Corporation (The Great Universal Stores P.L.C.); (iv) Database America Companies/ American Business Information, Inc.; (v) Experian Corporation / The Great Universal Stores P.L.C.; (vi) Donnelley Marketing Inc. / First Data Corporation; (vii) TRW Information Systems & Services (Experian) / The Thomas H. Lee Co. and Bain Capital Inc.; (viii) DiMark, Inc. / Harte-Hanks Communications, Inc.; (ix) DIMAC Marketing Company/ Heritage Media Corporation; and (x) SHL Systemhouse Inc. / MCI Communications Corporation. In examining these acquisitions, DLJ compared the enterprise value of the acquired company implied by each of these transactions as a multiple of LTM revenue and LTM EBITDA to certain selected financial data. DLJ's analysis of enterprise value as a multiple of (i) LTM revenue yielded a range of multiples of 0.9x to 3.8x with a median of 2.1x, as compared to 5.3x for May & Speh in the Merger, and (ii) LTM EBITDA yielded a range of multiples of 7.4x to 14.2x with a median of 10.6x, as compared to 17.7x for May & Speh in the Merger. DLJ also compared the common equity value of the acquired company implied by each of these transactions as a multiple of LTM EPS to certain selected financial data. DLJ's analysis of such common equity values yielded a median multiple of 23.9x, as compared to 33.6x for May & Speh in the Merger. Although DLJ also examined the high and low ranges of multiples of such common equity value, DLJ did not rely on such multiples in its analysis due to the absence of any meaningful data for certain of the M&A Transactions.

  DLJ then calculated implied values per share of May & Speh Common Stock by applying May & Speh's actual financial results to the high and low multiples derived from its analysis of the acquisition comparables described above. DLJ calculated ranges of per share implied values of May & Speh Common Stock as follows: $5.06 to $13.52 (based on enterprise value as a multiple of LTM revenues); and $8.85 to $14.74 (based on enterprise value as a multiple of LTM EBITDA) , in each case, as compared to the $17.80 implied value per share of May & Speh Common Stock (based on the Exchange Ratio multiplied by the $22.25 per share closing stock price of Acxiom Common Stock on May 22, 1998). DLJ also calculated a per share implied value of May & Speh Common Stock of $12.67, based on common equity value as a multiple of median LTM EPS, as compared to the per share implied value of $17.80.

  Comparable Premiums Paid Analysis. DLJ determined the implied premium over the common stock trading prices for one day, one week and four weeks prior to the announcement date of 38 selected domestic merger or acquisition transactions involving companies not necessarily comparable to May & Speh, ranging from $500 million to $700 million in transaction value and completed from May 23, 1996 through May 4, 1998. The high, low and median premiums for the selected transactions over the common stock trading prices for: (i) one day prior to the announcement date were 173.7%, (5.5%) and 24.6%, respectively, as compared to the implied premium in the Merger for the May & Speh Common Stock one day prior to May 22, 1998 of 15.8%, (ii) one week prior to the announcement date were 106.9%, (6.1%) and 28.7%, respectively, as compared to the implied premium in the Merger for the May & Speh Common Stock one week prior to May 22, 1998 of 21.7% and (iii) four weeks prior to the announcement date were 163.7%, (5.5%) and 36.1%, respectively, as compared to the implied premium in the Merger for the May & Speh Common Stock four weeks prior to May 22, 1998 of 23.8%. Applying the above median comparable premiums to the closing price of the May & Speh Common Stock on one day, one week and four weeks prior to May 22, 1998 implies a valuation per share of May & Speh Common Stock of $19.16, $18.82 and $19.56, respectively, as compared to the $17.80 implied value per share of the May & Speh Common Stock (based on the Exchange Ratio multiplied by the $22.25 per share closing stock price of Acxiom Common Stock on May 22, 1998) and the closing prices of the May & Speh Common Stock one day, one week and four weeks prior to May 22, 1998 of $15.38, $14.63 and $14.38, respectively.

  Contribution Analysis. DLJ analyzed the relative contributions of May & Speh and Acxiom to the pro forma combined entity based on selected financial data, assuming no Synergies. In this analysis, DLJ compared the 31.7% ownership interest that holders of May & Speh Common Stock will have in the pro forma combined entity with the relative contribution of May & Speh to certain financial data for the pro forma combined entity, including sales, EBITDA and EBIT for Acxiom's fiscal year ending March 31, 1998 ("Fiscal Year 1998") and Acxiom's projected fiscal year ending March 31, 1999 ("Fiscal Year 1999"). In each case, the financial data for the pro forma combined entity was determined by adding the financial data for May & Speh and Acxiom. This analysis indicated that May & Speh would contribute (i) 18.3% and 19.5% of the pro forma combined entity's sales for Fiscal Year 1998 and Fiscal Year 1999, respectively; (ii) 23.6% and 24.6% of the pro forma combined entity's EBITDA for Fiscal Year 1998 and Fiscal Year 1999, respectively; and (iii) 29.4% and 29.5% of the pro forma combined entity's EBIT for Fiscal Year 1998 and Fiscal Year 1999, respectively.

  DLJ also compared the 31.7% ownership interest that holders of May & Speh Common Stock will have in the pro forma combined entity with the relative contribution of May & Speh to the estimated net income of the pro forma combined entity (determined by adding the net income of May & Speh and Acxiom for Fiscal Year 1998 and Fiscal Year 1999). This analysis indicated that May & Speh would contribute 28.4% and 28.8% of the net income of the pro forma combined entity for Fiscal Year 1998 and Fiscal Year 1999, respectively.

  DLJ then calculated the implied values per share of May & Speh Common Stock by applying the financial data percentage contributions described above to the pro forma equity value of the combined entity and dividing such data by May & Speh's diluted shares. DLJ calculated per-share implied values of May & Speh Common Stock as follows: $10.27 and $10.95 for Fiscal Year 1998 and Fiscal Year 1999, respectively (based on contribution to the pro forma combined entity's sales); $13.25 and $13.86 for Fiscal Year 1998 and Fiscal Year 1999, respectively (based on contribution to the pro forma combined entity's EBITDA); $16.51 and $16.59 for Fiscal Year 1998 and Fiscal Year 1999, respectively (based on contribution to the pro forma combined entity's EBIT); and $15.95 and $16.17 for Fiscal Year 1998 and Fiscal Year 1999, respectively (based on contribution to the pro forma combined entity's net income), in each case, as compared to the $17.80 implied value per share of May & Speh Common Stock (based on the Exchange Ratio multiplied by the $22.25 per share closing stock price of Acxiom Common Stock on May 22, 1998).

  Discounted Cash Flow Analysis. DLJ performed a discounted cash flow ("DCF") analysis (i.e., an analysis of the present value of projected cash flows using the discount rates and terminal year EBITDA multiples indicated below) of May & Speh using projections and assumptions provided by the management of May & Speh. The DCF for May & Speh was estimated using discount rates ranging from 11% to 14% and terminal multiples of estimated EBITDA for May & Speh's fiscal year ending September 30, 2003 ranging from 10.0x to 14.0x. This analysis yielded an implied common equity value range of $17.22 to $25.26 per fully diluted share of May & Speh Common Stock, as compared to the $17.80 implied value per share of May & Speh Common Stock (based on the Exchange Ratio multiplied by the $22.25 per share closing stock price of Acxiom Common Stock on May 22, 1998).

  The summary set forth above does not purport to be a complete description of the analyses performed by DLJ but describes, in summary form, the principal elements of the presentations made by DLJ to the May &

Speh Board of Directors on May 22 and May 26, 1998. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ has indicated to May & Speh that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

  Pursuant to the terms of an engagement agreement dated May 1, 1998, May & Speh has agreed to pay DLJ (i) a fee of $750,000 upon delivery of the DLJ Opinion, (ii) an additional fee of $50,000 for each additional or updated opinion delivered by DLJ and (iii) an additional fee upon consummation of the Merger. Upon consummation of the Merger, DLJ will receive a fee equal to (a) one half of one percent (0.5%) of the aggregate amount of consideration received by May & Speh stockholders (based on the fair market value of Acxiom Common Stock as determined by the last sales price for such securities on the last trading day thereof prior to the consummation of the Merger, and treating any shares issuable upon exercise of options, warrants or other rights of conversion as outstanding) (the "Consideration") up to and including $400 million; plus one and one half percent (1.5%) of the Consideration in excess of $400 million up to and including $665 million; plus two and one half percent (2.5%) of the Consideration in excess of $665 million; provided, however, that the maximum fees to be received by DLJ under the engagement agreement will in no event exceed in the aggregate one percent (1%) of the Consideration. Any fees previously paid to DLJ pursuant to clauses (i) or (ii) of the first sentence of this paragraph will be deducted from any fee to which DLJ is entitled pursuant to the preceding sentence. In addition, May & Speh has agreed to reimburse DLJ, upon request by DLJ from time to time, for reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement thereunder, and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under U.S. federal securities laws. DLJ and May & Speh negotiated the terms of the fee arrangement at arm's length, and the May & Speh Board of Directors was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.

  In the ordinary course of business, DLJ and its affiliates may own or actively trade the securities of May & Speh and Acxiom for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in May & Speh or Acxiom securities. DLJ has performed investment banking and other services for May & Speh in the past, including serving as the lead managing underwriter in the March 1996 initial public offering of May & Speh Common Stock and as the lead managing underwriter in the March 1998 concurrent offering of May & Speh's 53% convertible subordinated notes and common stock. In the past two years, May & Speh and its affiliates have paid an aggregate of approximately $4.0 million to DLJ in connection with investment banking services provided by DLJ.

TERMS OF THE MERGER

  Set forth below is a brief description of certain terms of the Merger Agreement. This description does not purport to be complete and is qualified by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

  Structure; Effective Time; Stockholder Approvals. Upon the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Sub shall be merged with and into May & Speh, and the separate existence of Sub will thereupon cease and May & Speh will survive the Merger (the "Surviving Corporation") as a wholly owned subsidiary of Acxiom. The Merger will become effective when a properly executed certificate of Merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as Acxiom and May & Speh agree and is specified in the Certificate of Merger (the "Effective Time"). The filing of the Certificate of Merger will occur as soon as practicable after the date on which the transactions contemplated by the Merger Agreement will have occurred.

  The Merger Agreement provides that (i) the Certificate of Incorporation and By-Laws of Sub will be the Certificate of Incorporation and By-Laws of the Surviving Corporation, (ii) the directors of Sub at the Effective Time will be the initial directors of the Surviving Corporation, and (iii) the officers of May & Speh will be the initial officers of the Surviving Corporation.

  Conversion of Shares. At the Effective Time, without any action on the part of the holders of any of the capital stock of Sub or May & Speh, pursuant to the Merger Agreement: (i) each share of May & Speh Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Acxiom or any subsidiary of Acxiom) will be converted into the right to receive 0.8 of a share of Acxiom Common Stock; (ii) each share held in the treasury of May & Speh and each share held by Acxiom or any subsidiary of Acxiom immediately prior to the Effective Time will be cancelled and retired and cease to exist; and (iii) each share of Common Stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchangeable for one share of common stock of the Surviving Corporation.

  Exchange of Certificates. As soon as practicable after the Effective Time, The First National Bank of Chicago, or such other bank or trust company which may be designated in accordance with the Merger Agreement (the "Exchange Agent"), will send transmittal forms to the former May & Speh stockholders, to be used in forwarding their certificates representing May & Speh Common Stock for surrender and exchange for (i) certificates representing the number of shares of Acxiom Common Stock into which their May & Speh Common Stock was converted in the Merger and (ii) cash for any fractional share interests in such Acxiom Common Stock to which such holders otherwise would be entitled. Until such surrender, certificates representing shares of May & Speh Common Stock will be deemed to represent the number of shares of Acxiom Common Stock into which such Common Stock was converted in the Merger, except that holders of May & Speh certificates will not be entitled to receive dividends or any other distribution from Acxiom until such certificates are so surrendered. When such certificates are surrendered, the holders of the Acxiom certificates issued in exchange therefor will be paid, without interest, any dividends or other distributions which may have become payable with respect to such Acxiom Common Stock since the Effective Time.

  No Fractional Securities. No certificates or scrip representing fractional shares of Acxiom Common Stock will be issued, and no dividend, stock split or other change in the capital structure of Acxiom will relate to any fractional share interest. A fractional share interest shall not entitle the owner thereof to vote or to any rights of a Acxiom stockholder. In lieu of any such fractional share interest, each holder of May & Speh Common Stock who otherwise would be entitled to receive a fraction of a share of Acxiom Common Stock in the Merger will be paid cash upon surrender of stock certificates for exchange in an amount equal to the product of such fraction multiplied by the closing sale price of Acxiom Common Stock on the NASDAQ National Market on the day of the Effective Time, or if shares of Acxiom Common Stock are not so traded on such day, the closing sale price on the next preceding day on which such stock was traded on the NASDAQ National Market.

  Conversion of Employee Stock Options. At the Effective Time, each outstanding Employee Stock Option (as defined in the Merger Agreement) granted under any employee stock option plan or program of May & Speh, whether or not exercisable, shall be converted into an option to purchase the number of shares of Acxiom Common Stock equal to the number of shares of May & Speh Common Stock subject to such Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Acxiom Common Stock), at an exercise price per share equal to the exercise price for each such share of May & Speh Common Stock subject to such option divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such Employee Stock Option to May & Speh shall be deemed to refer to Acxiom, where appropriate.

  Certain Representations and Warranties. The Merger Agreement contains various customary representations and warranties relating to, among other things: (i) each of May & Speh's and Acxiom's and certain of their respective subsidiaries', organization, existence, good standing and authority and qualification to do business; (ii) each of May & Speh's and Acxiom's capital structure and the ownership of Sub by Acxiom; (iii) each of May & Speh's and Acxiom's subsidiaries; (iv) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (v) compliance with applicable law; (vi) the absence of conflicts, violations or defaults under each of May & Speh's and Acxiom's certificates of incorporation and by-laws and certain other agreements and documents; (vii) government approvals and required consents; (viii) the documents and reports filed with the Commission and the accuracy of the information contained therein; (ix) subject to certain exceptions, absence of certain specified material changes or events and undisclosed liabilities; (x) litigation; (xi) employee plans; (xii) patents, trademarks and other proprietary rights and information; (xiii) certain tax matters; (xiv) material contracts and title to properties; (xv) the inapplicability of May & Speh's Rights Agreement or Delaware's anti-takeover statute to the Merger; (xvi) labor matters; (xvii) the lack of ownership of Acxiom Common Stock by May & Speh or its subsidiaries and the lack of ownership of May & Speh Common Stock by Acxiom; (xviii) the vote required for approval of the Merger by the stockholders of May & Speh and Acxiom; (xix) the receipt of opinions of DLJ in the case of May & Speh, and Stephens, in the case of Acxiom regarding the fairness of the transaction from a financial point of view; (xx) the absence of actions adversely affecting pooling of interests accounting treatment; and (xxi) the accuracy of certain information supplied by each of May & Speh and Acxiom in connection with the Registration Statement and this Proxy Statement/Prospectus.

  Irrevocable Proxies. As an inducement and a condition to entering into the Merger Agreement, each of Lawrence J. Speh, Albert J. Speh, Jr. and certain trusts of which Messrs. Speh and Speh are the trustees (the "May & Speh Proxy Stockholders") granted irrevocable proxies (the "May & Speh Proxies") to Acxiom.

  Pursuant to the May & Speh Proxies, each of the May & Speh Proxy Stockholders granted to Acxiom an irrevocable proxy to vote an aggregate of 2,892,895 shares of May & Speh Common Stock (representing approximately 11% of the May & Speh Common Stock entitled to vote at the May & Speh Meeting as of the May & Speh Record Date) owned of record by such stockholders in favor of any proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. If the power granted under the May & Speh Proxies is unexercisable for any reason, each of the May & Speh Proxy Stockholders has agreed to vote the shares of May & Speh Common Stock subject to the May & Speh Proxies in favor of any proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. Each of the May & Speh Proxies provides that any shares of May & Speh Common Stock granted upon the exercise of any Employee Stock Options by the May & Speh Proxy Stockholders during the term of the May & Speh Proxies shall be subject to the proxy granted thereunder.

  As an inducement and a condition to entering into the Merger Agreement, Charles D. Morgan, the Chairman of the Board and Company Leader of Acxiom, Robert A. Pritzker, a director of Acxiom, The Pritzker Foundation, a not-for-profit foundation, one of the trustees of which is Mr. Pritzker, and Trans Union Corporation ("Trans Union" and together with Messrs. Morgan and Pritzker and The Pritzker Foundation, the "Acxiom Proxy Stockholders"), granted to May & Speh irrevocable proxies (the "Acxiom Proxies") with respect to an aggregate of 8,037,425 shares of Acxiom Common Stock (representing approximately 15% of the Acxiom Common Stock entitled to vote at the Acxiom Meeting as of the Acxiom Record Date) pursuant to which May & Speh has the power to vote such shares in favor of any proposal to approve the issuance of the shares of Acxiom Common Stock pursuant to the Merger Agreement and the transactions contemplated thereby. If the power granted under the Acxiom Proxies is unexercisable for any reason, each of the Acxiom Proxy Stockholders has agreed to vote the shares of Acxiom Common Stock subject to the Acxiom Proxies in favor of the Merger Proposal and the transactions contemplated thereby.

  The May & Speh Proxy Stockholders and the Acxiom Proxy Stockholders have agreed not to, directly or indirectly, sell, transfer, further pledge or otherwise dispose of their shares, grant any subsequent proxies or enter into any voting agreement or arrangement or voting trust with respect to their shares. In addition, the May &

Speh Proxy Stockholders have agreed not to initiate or solicit any inquiries or proposals with respect to, or, subject to fiduciary duties, engage in negotiations concerning or provide any confidential information relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than their shares), May & Speh or any of their subsidiaries.

  Each of the May & Speh Proxies and the proxy granted by Mr. Morgan will terminate upon the earlier of (i) the effectiveness of the Merger, (ii) the termination of the Merger Agreement, or (iii) notice of termination by Acxiom. The proxies granted by The Pritzker Foundation, Trans Union and Mr. Pritzker will terminate upon the earlier of (i) the effectiveness of the Merger, (ii) the termination of the Merger Agreement, or (iii) October 31, 1998.

  Copies of the Acxiom Proxies and the May & Speh Proxies are filed as exhibits to the Merger Agreement which is attached hereto as Annex A.

  Conduct of Business Pending the Merger. May & Speh has agreed that, among other things, prior to consummation of the Merger, unless Acxiom shall otherwise agree in writing or unless otherwise contemplated by the Merger Agreement, (i) it will conduct its business and the businesses of its subsidiaries only in the ordinary and usual course of business and consistent with past practices, (ii) there will be no material changes in the conduct of its operations, (iii) it will not: sell, pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; amend its certificate of incorporation or by-laws; or split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividends or other distributions payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its subsidiaries, (iv) neither it nor any of its subsidiaries will (a) subject to certain exceptions authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise; (b) acquire, dispose of or encumber any fixed assets or any other substantial assets other than in the ordinary course of business and consistent with past practices; (c) except for certain indebtedness not in excess of $15,000,000, incur, assume, or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (d) assume or otherwise become directly, contingently or otherwise liable or responsible for the obligations of any person other than a May & Speh subsidiary in the ordinary course of business and consistent with past practices; (e) make any loans, advances or capital contributions to, or investments in, any other person, other than to its subsidiaries; (f) authorize capital expenditures in excess of $1,000,000; (g) make any tax (as hereinafter defined) election or settle or compromise any tax liability; (h) change its fiscal year; (i) except as disclosed in Commission reports filed prior to May 26, 1998, or as required by a governmental body or agency; change its methods of accounting in effect at September 30, 1997, except as required by changes in GAAP as concurred by May & Speh's independent auditors; or (j) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, (v) neither it nor its Subsidiaries will enter into any new employment agreements with any of their respective officers or employees or grant any increases in the compensation of their respective officers and employees other than increases in the ordinary course of the business and consistent with past practice, or enter into, adopt or amend any employee benefit plan, (vi) it will use its reasonable best efforts to preserve the business organization of May & Speh and its subsidiaries, keep available the services of its and their present officers and key employees, and preserve the goodwill of those having business relationships with it and its subsidiaries, and (vii) will not take, or allow to be taken by any of its subsidiaries, any action which would jeopardize the treatment of Acxiom's acquisition of May & Speh as a pooling of interests for accounting purposes or jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  Acxiom has agreed that prior to the Effective Time, unless May & Speh shall otherwise agree in writing, (i) it will conduct its businesses and the businesses of its subsidiaries only in the ordinary and usual course of business and consistent with past practices, (ii) there will be no material changes in the conduct of Acxiom's operations, (iii) it will not: sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries, amend its certificate of incorporation or by-laws; split, combine or reclassify any shares of its outstanding capital stock; declare, set aside or pay any dividend or other distribution payable in cash, stock or property; redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its subsidiaries; or consolidate or merge with or into another company unless at least 50% of the Board of Directors of the surviving entity are members of the Board of Directors of Acxiom immediately prior to such merger or consolidation or are otherwise designated by Acxiom, (iv) neither it nor any of it subsidiaries will, authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), or enter into any contract agreement, commitment or arrangement with respect to the matters in this clause (iv); (v) it will use its reasonable best efforts to preserve the business organization of Acxiom and its subsidiaries, keep available the services of its and its subsidiaries' present officers and key employees, and preserve the goodwill of those having business relationships with it and its subsidiaries; and (vi) it will not take, or allow any of its subsidiaries to take, any action which would jeopardize the treatment of Acxiom's acquisition of May & Speh as a pooling of interests for accounting purposes or jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  Pursuant to the Merger Agreement, from the date of the Merger Agreement to the Effective Time, Sub will not engage in any activities of any nature except as provided in or contemplated by the Merger Agreement.

  Conditions to Consummation of the Merger. The respective obligations of Acxiom and May & Speh to effect the Merger are subject to the following conditions: (a) the approval and adoption of the Merger Agreement by May & Speh and the Merger Proposal by Acxiom at each of their respective Stockholders' Meetings, (b) the effectiveness of the Registration Statement,
(c) the receipt by Acxiom and May & Speh of the requisite consents from governmental entities, including the expiration or termination of any applicable waiting period under the HSR Act, (d) the absence of a preliminary or permanent injunction or other order by any federal or state court in the United States prohibiting consummation of the Merger, and (e) the receipt by each of Acxiom and May & Speh of a letter from KPMG Peat Marwick LLP stating that the May & Speh Merger will qualify as a pooling of interests transaction.

  In addition, the obligation of May & Speh to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the conditions that: (a) each of Acxiom and Sub has performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Acxiom and Sub contained in the Merger Agreement are true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by the Merger Agreement, and (b) May & Speh receives an opinion of Winston & Strawn regarding tax matters.

  In addition, the obligation of Acxiom and Sub to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the conditions that: (a) May & Speh has performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of May & Speh contained in the Merger Agreement are true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by the Merger Agreement, and (b) Acxiom receives an opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.

  Acquisition Proposals. The Merger Agreement provides that, from and after the date thereof, May & Speh will not and May & Speh and the May & Speh Subsidiaries (as defined in the Merger Agreement) will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal or offer with respect to, engage in negotiations concerning, provide any information or data to, any person relating to any acquisition, business combination or purchase (including by way of a tender or exchange offer) of (i) all or any significant portion of the assets of May & Speh and the May & Speh Subsidiaries, (ii) 15% or more of the outstanding shares of May & Speh Common Stock, or (iii) 15% or more of the outstanding shares of capital stock of any May & Speh Subsidiary (a "Takeover Proposal"), other than the

Merger; provided, however, that nothing contained in Section 7.2 of the Merger Agreement will prohibit the May & Speh Board of Directors from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form) or entering into discussions or negotiations with any person or group that makes a Superior Proposal (as defined below) that was not solicited by May & Speh or which did not otherwise result from a breach of Section 7.2 of the Merger Agreement if, and only to the extent that, (x) the May & Speh Board of Directors, based upon the advice of outside legal counsel, determines in good faith that such action is reasonably necessary for the May & Speh Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (y) concurrently with furnishing such information to, or entering into discussions or negotiations with, such person or group making this Superior Proposal, May & Speh provides written notice to Acxiom to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, and (z) May & Speh keeps Acxiom informed of the status and all material information including the identity of such person or group with respect to any such discussions or negotiations to the extent such disclosure would not constitute a violation of any applicable law. A "Superior Proposal" means any Takeover Proposal which the May & Speh Board of Directors concludes in its good faith judgment (based on the advice of outside legal counsel and a financial advisor of a nationally recognized reputation) to be more favorable to May & Speh's stockholders than the Merger and for which financing, to the extent required, is fully committed, subject to customary conditions; provided, however, that the reference to "15%" in clauses (ii) and
(iii) of the definition of Takeover Proposal above will be deemed to be references to "51%."

  In addition, the Merger Agreement provides that May & Speh will, on the date thereof, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted theretofore with respect to any of the foregoing and will notify Acxiom immediately in writing if any such inquiries or proposals (including the material terms and conditions thereof) are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, May & Speh. Nothing contained in the Merger Agreement will prohibit May & Speh from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders if, in the good faith judgment of the May & Speh Board of Directors, after consultation with outside legal counsel, failure so to disclose may be inconsistent with its obligations under applicable law.

  Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the stockholders of Acxiom or May & Speh, (i) by mutual consent of Acxiom, May & Speh and Sub; (ii) by either Acxiom and Sub or May & Speh if the Merger has not been consummated on or before December 31, 1998; (iii) by either Acxiom and Sub or May & Speh if any one of the conditions to their respective obligations to effect the Merger has not been met or waived prior to or at such time as such condition can no longer be satisfied; (iv) by Acxiom and Sub if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of May & Speh is commenced prior to the May & Speh Meeting and the May & Speh Board of Directors fails to recommend against acceptance of such tender offer or exchange offer by the May & Speh stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2 of the Exchange Act; (v) by either Acxiom and Sub or May & Speh if the approvals of the stockholders of either Acxiom or May & Speh contemplated by the Merger Agreement have not been obtained by reason of the failure to obtain the required vote at either of the Stockholders' Meetings or any adjournment thereof; (vi) by Acxiom and Sub if the Board of Directors of May & Speh has withdrawn or modified in a manner adverse to Acxiom its approval or recommendation of the Merger Agreement and the transactions contemplated thereby; (vii) by either May & Speh or Acxiom and Sub if the Board of Directors of May & Speh reasonably determines that a Takeover Proposal constitutes a Superior Proposal, except that May & Speh may not terminate the Merger Agreement pursuant to this clause (vii) unless and until (a) three business days have elapsed following delivery to Acxiom of a written notice of such determination by the Board of Directors of May & Speh and during such three business day period May & Speh (x) informs Acxiom of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, and (y) otherwise reasonably cooperates with Acxiom with respect thereto (subject to the condition that the May & Speh Board of Directors shall not be required to take any action that it believes, after consultation with outside legal counsel, would present a reasonable possibility of violating its obligations to May & Speh or May & Speh's stockholders under applicable law) with the intent of providing Acxiom with the opportunity to offer to modify the terms and conditions of the Merger Agreement so that the transactions contemplated thereby may be effected, (b) at the end of such three business day period the May & Speh Board of Directors continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal, (c) simultaneously with such termination May & Speh enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal and (d) simultaneously with such termination, May & Speh pays to Acxiom the Acxiom Termination Fee and fees and expenses as set forth below, under "Expenses; Termination Fees;"
(viii) by May & Speh if the Board of Directors of Acxiom has withdrawn or modified in a manner adverse to May & Speh its approval or recommendation of the Merger Agreement and the transactions contemplated thereby; or (ix) by either May & Speh or Acxiom and Sub if there has been a material breach by the other of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or the Option Agreements, which if not cured would cause the conditions to consummation of the Merger discussed in clauses
(a) of the second and third paragraphs under "THE MERGER--Terms of the Merger--Conditions to Consummation of the Merger" not to be satisfied, and such breach has not been cured within 30 days after notice thereof has been received by the party alleged to be in breach.

  Expenses; Termination Fees. Except as set forth below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that expenses incurred in connection with printing the Registration Statement and the Proxy Statement/Prospectus as well as the filing fee relating to the Registration Statement will be shared equally by Acxiom and May & Speh. May & Speh must pay Acxiom a fee of $20 million in immediately available funds and reimburse Acxiom and Sub for up to $2.5 million in out-of-pocket fees and expenses (i) if the Merger Agreement is terminated by (x) Acxiom and Sub pursuant to clauses (iv) or (vi) under "Termination" above or (y) Acxiom and Sub or by May & Speh pursuant to clause
(vii) under "Termination" above, or (ii) (x) prior to the termination of the Merger Agreement, a Takeover Proposal is commenced, publicly proposed or publicly disclosed and not withdrawn, (y) the Merger Agreement is terminated by Acxiom and Sub or May & Speh pursuant to clause (v) under "Termination" above (but only due to the failure by May & Speh's stockholders to approve the Merger) and (z) concurrently with or within twelve months after such termination a Takeover Proposal has been consummated. Acxiom must pay May & Speh a fee of $20 million in immediately available funds and reimburse May & Speh for up to $2.5 million in out-of-pocket fees and expenses if (i) the Merger Agreement is terminated by May & Speh pursuant to clause (viii) under "Termination" above or (ii) (x) prior to the termination the Merger Agreement, a proposal or offer with respect to any acquisition or purchase of all or any significant portion of the assets of, or 15% or more of the outstanding shares of capital stock of Acxiom is commenced, publicly proposed or publicly disclosed and not withdrawn, (y) the Merger Agreement is terminated by May & Speh pursuant to clause (v) under "Termination" above (but only due to the failure by Acxiom's stockholders to approve the issuance of Acxiom Common Stock pursuant to the Merger) and (z) concurrently with or within twelve months after such termination such takeover proposal has been consummated.

  General Provisions. The Merger Agreement contains various customary general provisions relating to, among other things, the survival of representations and warranties and agreements, brokers, notices, governing law, and certain definitions.

  Amendment and Waiver. The Merger Agreement may be amended by action of Acxiom, Sub and May & Speh at any time before or after the approval of the Merger Agreement; provided however, that after any such approval, no amendment will be made which alters the Exchange Ratio. The Merger Agreement may not be amended except by an instrument in writing signed by each of the parties thereto. Prior to the Effective Time, Acxiom, Sub and May & Speh may extend the time for performance of any of the obligations of the other parties to the Merger Agreement and may waive any inaccuracies in the representations and warranties contained therein or compliance with any agreements or conditions contained therein. Any agreement to any extension or waiver on the part of a party to the Merger Agreement will be valid only if set forth in an instrument in writing signed on behalf of each party to the Merger Agreement.

  By-Law Indemnification and Insurance. The Merger Agreement provides that Acxiom will cause the Surviving Corporation to keep in effect in its by-laws a provision for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) providing for indemnification of the past and present officers and directors (the "Indemnified Parties") of May & Speh to the fullest extent permitted by the DGCL. For six years from the Effective Time, Acxiom will indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification as discussed in the preceding sentence. In addition, for a period of six years from the Effective Time, Acxiom will either cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by May & Speh or provide substitute policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event will Acxiom be required to pay with respect to such insurance policies in any one year more than $200,000.

  Regulatory Approval. Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until notification has been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. Acxiom and May & Speh each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on June 30, 1998 with respect to the Merger. The required waiting period expired on July 30, 1998 with respect to the Merger without Acxiom or May & Speh receiving a request for additional information or documentary material. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, or seeking divestiture of substantial assets of Acxiom or May & Speh. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any State could take such action under the antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger, or seeking divestiture of substantial assets of Acxiom or May & Speh. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

  Reciprocal Stock Option Agreements. As an inducement to enter into the Merger Agreement, each of Acxiom and May & Speh granted a stock option to the other party. Pursuant to the Option Agreements, each party granted the other an option to purchase shares of the other party's common stock representing approximately 19.9% of the shares of such common stock issued and outstanding at such time. The options may only be exercised upon the occurrence of certain Purchase Events (none of which has occurred as of the date hereof). Pursuant to the Acxiom Option Agreement, May & Speh granted Acxiom the Acxiom Option to purchase 5,188,657.146 shares of May & Speh Common Stock at the Acxiom Option Purchase Price, subject to the terms and conditions set forth therein. Pursuant to the May & Speh Option Agreement, Acxiom granted May & Speh the May & Speh Option to purchase 10,436,929.72 shares of Acxiom Common Stock at the May & Speh Option Purchase Price, subject to the terms and conditions set forth therein.

  The Acxiom Option Agreement and the May & Speh Option Agreement are attached as Annex B and Annex C, respectively, to this Proxy Statement/Prospectus and are incorporated herein by reference. See "CERTAIN RELATED TRANSACTIONS BETWEEN ACXIOM AND MAY & SPEH--Reciprocal Option Agreements."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Acxiom. Other than 500 shares of May & Speh Common Stock owned by Harry C. Gambill, a director of Acxiom, no director or executive officer of Acxiom or Sub owns any shares of May & Speh Common Stock.

  May & Speh. In considering the unanimous recommendation of the May & Speh Board with respect to the Merger Agreement, May & Speh stockholders should be aware that certain officers and directors of May & Speh (or their affiliates) have interests in the Merger that are different from and in addition to the interests of May & Speh stockholders and the Acxiom stockholders generally. The May & Speh Board and the Acxiom Board were aware of these interests and took these interests into account in approving the Merger Agreement and the transactions contemplated thereby.

  May & Speh Options; Acceleration of Vesting. At the Effective Time, each outstanding May & Speh Employee Stock Option, whether or not exercisable, will be converted into an option (an "Acxiom Exchange Option") to purchase the number of shares of Acxiom Common Stock equal to the number of shares of May & Speh Common Stock subject to such Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, at an exercise price per share equal to the exercise price for each such share of May & Speh Common Stock subject to such Employee Stock Option divided by the Exchange Ratio, and all references in each such Employee Stock Option to May & Speh shall be deemed to refer to Acxiom, where appropriate. Substantially all of the executive officers and directors of May & Speh currently hold May & Speh Employee Stock Options which will become Acxiom Exchange Options.

  Substantially all of the options granted under the May & Speh stock option plans and programs (the "Option Plans") vest in equal annual installments over a five-year period. As of the May & Speh Record Date, 4,977,503 shares of May & Speh Common Stock were subject to outstanding options under the Option Plans, of which options to purchase 3,976,900 shares were not yet exercisable. The Option Plans provide that, subject to certain exceptions, all unexercisable options will become immediately exercisable upon a "Change in Control" of May & Speh, which such plans define to include, among other things, the acquisition by any person of 51% or more of the May & Speh Common Stock within a six-month period. Since Acxiom will acquire 100% of the voting stock of May & Speh in the Merger, substantially all options held by May & Speh employees to acquire May & Speh Common Stock will become exercisable upon the consummation of the Merger. As of the May & Speh Record Date, Messrs. Mason, Loeffler, Early, Loughmiller, Terrance C. Cieslak and Lawrence J. Speh (former Chief Executive Officer of May & Speh and currently a director), and all other May & Speh directors and other current and certain former executive officers as a group, held options to purchase 916,600, 383,100, 460,803, 175,000, 200,600, 360,000 and 633,100 shares of May & Speh Common Stock, respectively, of which options to purchase 723,200, 292,000, 340,000, 175,000, 132,800, 360,000 and 447,200 shares, with average exercise prices of $10.57, $9.66, $4.32, $8.50, $8.34, $2.08 and $9.65, respectively, were unexercisable as of that date. All of such options will become exercisable upon the consummation of the Merger. Mr. Mason is also party to an agreement with May & Speh as of October 1, 1997 which entitles him to receive up to an additional $525,000 cash payment from May & Speh upon the exercise of certain options granted to him on October 1, 1997, which options will become exercisable upon consummation of the Merger.

  Four of the current outside directors of May & Speh will enter into a three-year consulting agreement with Acxiom pursuant to which each such director will make himself or herself available for certain consulting services to Acxiom for an annual fee of $100 plus an hourly consulting fee. All May & Speh Employee Stock Options (which options will be converted into Acxiom Exchange Options as described above) held by such directors will remain exercisable for a period of three years following the Effective Time. Each employee of May & Speh who has executed an affiliate agreement will enter into an agreement with Acxiom pursuant to which Acxiom will agree that in the event that such employee is terminated by Acxiom, Acxiom will enter into a consulting agreement with such employee that will provide for such employee to make himself or herself available for certain consulting services to Acxiom for a period ending six months following the Effective Time of the Merger. All May & Speh Employee Stock Options (which options will be converted into Acxiom Exchange Options as described above) held by such employees who have been terminated by Acxiom will remain exercisable for a period ending six months following the Effective Time of the Merger. In the event that following the Merger any employee of May & Speh who has executed an affiliate agreement terminates his or her employment with Acxiom, such employee will have a period of 30 days following such termination to exercise all exercisable May & Speh Employee Stock Options (which options will be converted into Acxiom Exchange Options as described above).

  Acxiom has agreed under the Merger Agreement to file with the Commission no later than the Effective Time a registration statement on Form S-8 (or other appropriate form under the Securities Act) to register the Acxiom Common Stock issuable upon exercise of the Acxiom Exchange Options and to keep such registration statement effective at least as long as the Acxiom Exchange Options are outstanding.

  Employment Agreements. Each of Messrs. Mason, Loeffler, Early and Loughmiller are party to an employment agreement with May & Speh. Their current employment agreements, which expire April 2002, October 2002, October 2002 and January 2002, respectively, provide for minimum annual base salaries of $400,000, $300,000, $300,000 and $200,000, respectively. Each of these employment agreements contemplates participation by the executive officer in May & Speh's executive bonus plan and other fringe benefits. The agreements of Messrs. Mason, Loeffler and Early also provide for severance compensation payable as a lump sum if termination occurs, for among other reasons, by May & Speh following a "Change in Control" of May & Speh, as defined in such agreements, or voluntarily by the individual executive for "Good Reason," as defined in such agreements. The change in control that will be deemed to result from the consummation of the Merger is within such definition of "Change in Control," and a voluntary termination following such a "Change in Control" is within the definition of Good Reason, as defined in such agreements. Mr. Mason's agreement entitles him to severance equal to three times his base salary and certain benefits if he is terminated by May & Speh or if he terminates his employment voluntarily following the Merger. Messrs. Loeffler and Early are entitled to severance equal to three times their base salary if either such executive is terminated by May & Speh following the Merger. If either such executive terminates his employment voluntarily following the Merger, Mr. Loeffler would be entitled to severance equal to two times his base salary and Mr. Early would be entitled to severance equal to one and one-half times his base salary. Additionally, Messrs. Mason, Loeffler and Early are entitled under their employment agreements to tax gross-up payments if any payments received by such executives pursuant to the employment agreements or pursuant to any other company plans or arrangements become subject to the excise tax imposed by Section 4999 of the Code.

  Under Mr. Loughmiller's employment agreement, if such executive's employment is terminated without "Cause" in contemplation of or following a "Change in Control," such executive will be entitled to severance equal to his then-existing salary through July 15, 1999 less any profits on vested but unexercised stock options, but in no event less than three months severance pay. The Merger will constitute a "Change in Control" as defined in such agreement.

  No firm commitments have been made to May & Speh's current executive officers in respect of their positions with Acxiom following the Effective Date of the Merger. In the event of the termination of employment of such executive officers by Acxiom immediately following the Merger or, in the case of Mr. Mason, if Mr. Mason terminates his employment voluntarily, the amount of such severance compensation (in addition to the economic value received from unexercisable options becoming exercisable upon consummation of the Merger as discussed above) payable to Messrs. Mason, Loeffler, Early and Loughmiller based upon the Acxiom Common Stock closing price per share of $24.25 on July 27, 1998, would be approximately $3,412,438 (including $2,112,438 in tax gross-up payments, which payments would increase with an increase in the assumed price per share of Acxiom Common Stock), $900,000, $900,000 and $52,500, respectively.

  Employee Benefits. From and after the Effective Time, Acxiom has agreed to give May & Speh employees as of the Effective Time full credit, for purposes of eligibility, vesting and determination of the level of benefits (but not for the purpose of benefit accrual under any defined benefit plan) under any employee benefit plans or arrangements maintained by Acxiom, for such employees' service with May & Speh to the same extent recognized by May & Speh prior to the Effective Time. Acxiom has also agreed to (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to May & Speh employees under Acxiom welfare benefit plans that such employees may be eligible to participate in after the Effective Time (other than limitations or waiting periods that are already in effect with respect to such employees that have not been satisfied as of the Effective Time under any welfare plan maintained for such employees immediately prior to the Effective Time), and
(ii) provide May & Speh employees with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Acxiom welfare plans that such employees are eligible to participate in after the Effective Time.

  Indemnification; Insurance. In the Merger Agreement, Acxiom has agreed, for a period of six years following the Effective Time, to (i) cause May & Speh to keep in effect a by-law provision providing for indemnification of past and present officers and directors of May & Speh to the fullest extent permitted by the DGCL, and (ii) indemnify such officers and directors to the same extent as they are entitled to indemnification pursuant to such by-law provision. Acxiom has also agreed to maintain in effect, for a period of six years after the Effective Time, May & Speh's current policies of directors' and officers' liability insurance, or to provide substitute policies of at least the same coverage and amounts containing terms and conditions which, in the aggregate, are no less advantageous to the insured with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided, however, that in no event will Acxiom be required to pay in any one year more than $200,000 with respect to such insurance policies. See "VOTING RIGHTS AND PROXIES" and "THE MERGER--Terms of the Merger--Irrevocable Proxies."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  In the opinions of Winston & Strawn, tax counsel to May & Speh, and Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Acxiom, subject to the qualifications set forth below and contained herein, the following is a summary of the material United States federal income tax consequences of the Merger to holders of May & Speh Common Stock who exchange such stock for Acxiom Common Stock pursuant to the Merger Agreement. The following summary addresses only such stockholders who hold their May & Speh Common Stock as a capital asset and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules (including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, foreign holders, persons who hold such shares as a hedge against currency risk, or a constructive sale or conversion transaction, or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation). The following summary is not binding on the IRS. It is based upon the Code, laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local, and other foreign laws are not addressed herein. HOLDERS OF MAY & SPEH COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

  No ruling has been (or will be) sought from the IRS as to the United States federal income tax consequences of the Merger. It is a condition to the consummation of the Merger that May & Speh receive an opinion from its tax counsel, Winston & Strawn, and that Acxiom receive an opinion from its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that, based upon certain facts, representations and assumptions, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinions is conditioned on, among other things, such tax counsels' receipt of representation letters from each of Acxiom, Sub and May & Speh, in each case, in form and substance reasonably satisfactory to each such tax counsel. The following discussion assumes that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code.

  Based on the above assumptions and qualifications, holders of May & Speh Common Stock who exchange their May & Speh Common Stock for Acxiom Common Stock pursuant to the Merger Agreement will not recognize gain or loss for United States federal income tax purposes, except with respect to cash, if any, they receive in lieu of fractional shares of Acxiom Common Stock. Holders of May & Speh Common Stock who receive cash in lieu of fractional shares of Acxiom Common Stock in the Merger generally will be treated as if the fractional shares of Acxiom Common Stock had been distributed to them as part of the Merger and then redeemed by Acxiom in exchange for the cash actually distributed in lieu of the fractional shares, with such redemption qualifying as an exchange under Section 302 of the Code. Consequently, such holders generally will recognize capital gain or loss with respect to cash payments they receive in lieu of fractional shares. In the case of an individual stockholder, any such capital gain will be subject to a maximum federal income tax rate of 20% if the individual held his or her May & Speh Common Stock for more than 12 months at the Effective Time. The deductibility of capital losses is subject to limitations for both individuals and corporations.

  Each holder's aggregate tax basis in the Acxiom Common Stock received in the Merger will be the same as his or her aggregate tax basis in the May & Speh Common Stock exchanged therefor, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the Acxiom Common Stock received by a May & Speh stockholder pursuant to the Merger Agreement will include the holding period of the May & Speh Common Stock surrendered in exchange therefor.

ACCOUNTING TREATMENT OF THE MERGER

  Consummation of the Merger is conditioned upon qualification of the Merger under the pooling of interests method of accounting and the receipt by each of Acxiom, Sub and May & Speh of an opinion from KPMG Peat Marwick LLP, independent certified public accountants, to the effect that the Merger qualifies for the pooling of interests method of accounting treatment if consummated in accordance with the terms of the Merger Agreement. Under the pooling of interests method of accounting, the historical cost basis of the assets and liabilities of Acxiom and May & Speh will be combined and carried forward at their previously recorded amounts, and the stockholders' equity accounts of Acxiom and May & Speh will be combined on Acxiom's consolidated balance sheet. Income and other financial statements of Acxiom issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Acxiom and May & Speh as if the Merger had taken place prior to the periods covered by such financial statements.

  The unaudited pro forma combined information contained in this Proxy Statement/Prospectus has been prepared using the pooling of interests accounting method. See "THE MERGER--Pro Forma Financial Information."

PERCENTAGE OWNERSHIP INTEREST OF MAY & SPEH STOCKHOLDERS AFTER THE MERGER

  Assuming that there will be 52,521,326 shares of Acxiom Common Stock and 26,073,654 shares of May & Speh Common Stock outstanding immediately prior to the Effective Time, the number of shares of Acxiom Common Stock to be issued in the Merger would be approximately 20,858,923 (not including any shares of Acxiom Common Stock issued upon the exercise of May & Speh warrants or the conversion of May & Speh's 5.25% convertible subordinated notes or shares of Acxiom Common Stock issued after the Effective Time of the Merger under May & Speh Option Plans assumed by Acxiom) which would represent approximately 28.43% of the outstanding Acxiom Common Stock immediately after the Effective Time.

APPRAISAL RIGHTS

  Under the DGCL, the transactions contemplated by the Merger Agreement and the issuance of Acxiom Common Stock pursuant to the Merger Agreement do not give rise to any appraisal or dissenters' rights to holders of Acxiom Common Stock.

  Under the DGCL, May & Speh stockholders are not entitled to any appraisal or dissenters' rights in connection with the Merger because the May & Speh Common Stock is listed on the NASDAQ National Market System and the consideration which such stockholders will be entitled to receive in the Merger will consist solely of Acxiom Common Stock, which will also be listed on the NASDAQ National Market System, and cash in lieu of fractional shares.

                        PRO FORMA FINANCIAL INFORMATION

                      ACXIOM CORPORATION AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma combined condensed balance sheet as of June 30, 1998, and unaudited pro forma combined condensed statements of earnings for the three months ended June 30, 1998 and the years ended March 31, 1998, 1997 and 1996 give effect to the Merger using the pooling of interests method of accounting. For a description of pooling of interests accounting with respect to the Merger and certain other accounting matters, see "THE MERGER--Anticipated Accounting Treatment."

  The unaudited pro forma combined condensed statements of earnings give effect to the Merger as if it had been consummated at the beginning of the periods presented by combining the results of operations of Acxiom for the three months ended June 30, 1998 and the fiscal years ended March 31, and the results of operations of May & Speh for the three months ended June 30, 1998 and the twelve months ended March 31. The unaudited pro forma combined balance sheet gives effect to the Merger as if it had been consummated as of the date presented by combining the balance sheet of Acxiom at June 30 and the balance sheet of May & Speh at June 30. The unaudited pro forma combined condensed financial information has been included for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the Merger been consummated at the dates indicated, nor is it necessarily indicative of future results of operations or financial position of the merged companies. The unaudited pro forma combined condensed financial statements have been derived from, should be read in conjunction with and are qualified in their entirety by reference to the historical consolidated financial statements and notes thereto of Acxiom and May & Speh, which are incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF DOCUMENTS BY REFERENCE."

  Acxiom expects to incur certain non-recurring expenses related to the Merger, presently estimated to be $15.1 million ($13.8 million after tax). These expenses would include, but would not be limited to, professional fees, fees of financial advisors, certain compensation-related expenses and similar expenses. Although Acxiom believes this estimate of non-recurring expenses is accurate, certain material additional costs may be incurred in connection with the Merger. Merger-related expenses will be charged to operations in the quarter in which the Merger is concluded, which is currently estimated to occur in the second quarter of fiscal 1999. These non-recurring merger-related expenses have been charged to stockholders' equity for purposes of the unaudited pro forma balance sheet. In addition, Acxiom is developing a plan to integrate the operations of May & Speh after the Merger. In connection with that plan, Acxiom will determine to what extent Acxiom and May & Speh facilities, software, equipment and vendor contracts are duplicative and anticipates that certain non-recurring charges will be incurred in connection with such integration. Pending completion of the plan, which will include discussions with customers and vendors, Acxiom cannot identify the timing, nature and amount of such charges as of the date of this Proxy Statement/Prospectus. However, it is expected that such charges could be as much as $50-100 million. Any such charges could affect Axciom's results of operations in the period in which such charges are recorded. Because the foregoing charges are non-recurring in nature, they have not been reflected in the accompanying unaudited pro forma combined statements of earnings.

                      ACXIOM CORPORATION AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                       HISTORICAL             PRO FORMA
                                   -------------------- -----------------------
                                      JUNE 30, 1998
                                   -------------------- ADD (DEDUCT)
                                    ACXIOM   MAY & SPEH ADJUSTMENTS    COMBINED
                                   --------  ---------- ------------   --------
              ASSETS
CURRENT ASSETS.................... $132,802   $146,939        --       $279,741
PROPERTY AND EQUIPMENT, NET.......  134,321     69,276        --        203,597
SOFTWARE, NET.....................   27,597      4,837        --         32,434
EXCESS OF COST OVER FAIR VALUE OF
 NET ASSETS ACQUIRED, NET.........   56,677     40,220        --         96,897
OTHER ASSETS .....................   82,358     21,860                  104,218
                                   --------   --------    -------      --------
    Total assets.................. $433,755   $283,132        --       $716,887
                                   ========   ========    =======      ========

               LIABILITIES
        AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES............... $ 61,315   $ 23,675    $15,100 (2)  $100,090
LONG-TERM DEBT....................  137,161    144,304        --        281,465
DEFERRED INCOME TAXES.............   25,965      8,090     (1,300)(2)    32,755
STOCKHOLDERS' EQUITY..............
  Common stock....................    5,328        261      1,816 (3)     7,405
  Additional paid-in capital......   70,713     54,101     (1,816)(3)   122,998
  Retained earnings...............  134,626     53,889    (13,800)(2)   174,715
  Foreign currency translation ad-
   justment.......................      750        --         --            750
  Unearned ESOP compensation......      --      (1,188)       --         (1,188)
  Treasury stock .................   (2,103)       --         --         (2,103)
                                   --------   --------    -------      --------
    Total stockholders' equity ...  209,314    107,063    (13,800)      302,577
                                   --------   --------    -------      --------
    Total liabilities and
     stockholders' equity......... $433,755   $283,132        --       $716,887
                                   ========   ========    =======      ========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                      ACXIOM CORPORATION AND SUBSIDIARIES

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  FOR THE THREE MONTHS ENDED
                                                         JUNE 30, 1998
                                                 ------------------------------
                                                     HISTORICAL
                                                 -------------------- PRO FORMA
                                                  ACXIOM   MAY & SPEH COMBINED
                                                 --------  ---------- ---------
REVENUE......................................... $128,608   $30,201   $158,809
                                                 --------   -------   --------
OPERATING COSTS AND EXPENSES
  Salaries and benefits.........................   50,911    10,277     61,188
  Computer, communication and other equipment...   17,355     7,261     24,616
  Data costs....................................   25,260       230     25,490
  Other operating costs and expenses............   22,245     5,560     27,805
                                                 --------   -------   --------
    Total operating costs and expenses..........  115,771    23,328    139,099
                                                 --------   -------   --------
Operating income................................   12,837     6,873     19,710
Other income, net...............................      945     1,546      2,491
Interest expense................................   (2,210)   (1,866)    (4,076)
                                                 --------   -------   --------
Earnings before taxes...........................   11,572     6,553     18,125
Income taxes....................................    4,281     2,486      6,767
                                                 --------   -------   --------
Net earnings.................................... $  7,291   $ 4,067   $ 11,358
                                                 ========   =======   ========
Earnings per share
  Basic.........................................      .14       .16        .15
  Diluted.......................................      .12       .15        .13
Average number of common shares outstanding.....
  Basic.........................................   52,430    26,067     73,284
  Diluted.......................................   60,548    34,566     88,201


   See accompanying notes to unaudited pro forma combined condensed financial statements.

                      ACXIOM CORPORATION AND SUBSIDIARIES

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   FOR THE FISCAL YEAR ENDED
                                                        MARCH 31, 1998
                                                 ------------------------------
                                                     HISTORICAL
                                                 -------------------- PRO FORMA
                                                  ACXIOM   MAY & SPEH COMBINED
                                                 --------  ---------- ---------
REVENUE......................................... $465,065   $103,955  $569,020
                                                 --------   --------  --------
OPERATING COSTS AND EXPENSES
  Salaries and benefits.........................  173,925     35,742   209,667
  Computer, communication and other equipment...   60,858     26,014    86,872
  Data costs....................................   86,483      1,763    88,246
  Other operating costs and expenses............   84,354     15,919   100,273
  Severance costs...............................      --       4,700     4,700
                                                 --------   --------  --------
    Total operating costs and expenses..........  405,620     84,138   489,758
                                                 --------   --------  --------
Operating income................................   59,445     19,817    79,262
Other income, net...............................    3,014      1,281     4,295
Interest expense................................   (5,956)    (3,073)   (9,029)
                                                 --------   --------  --------
Earnings before taxes...........................   56,503     18,025    74,528
Income taxes....................................   20,906      6,848    27,754
                                                 --------   --------  --------
Net earnings....................................  $35,597    $11,177   $46,774
                                                 ========   ========  ========
Earnings per share
  Basic.........................................      .68        .44       .65
  Diluted.......................................      .60        .42       .58
Average number of common shares outstanding
  Basic.........................................   52,043     25,194    72,199
  Diluted.......................................   59,687     26,400    80,807


   See accompanying notes to unaudited pro forma combined condensed financial statements.

                      ACXIOM CORPORATION AND SUBSIDIARIES

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    FOR THE FISCAL YEAR ENDED
                                                          MARCH 31, 1997
                                                  ------------------------------
                                                       HISTORICAL
                                                  -------------------- PRO FORMA
                                                   ACXIOM   MAY & SPEH COMBINED
                                                  --------- ---------- ---------
REVENUE.......................................... $ 402,016  $ 84,968  $ 486,984
                                                  ---------  --------  ---------
OPERATING COSTS AND EXPENSES
  Salaries and benefits..........................   145,038    29,230    174,268
  Computer, communication and other equipment....    58,552    19,816     78,368
  Data costs.....................................    76,282     1,612     77,894
  Other operating costs and expenses.............    72,817    16,154     88,971
                                                  ---------  --------  ---------
    Total operating costs and expenses...........   352,689    66,812    419,501
                                                  ---------  --------  ---------
Operating income.................................    49,327    18,156     67,483
Other income (expense), net......................   (1,386)     1,565        179
Interest expense.................................   (3,903)   (2,184)    (6,087)
                                                  ---------  --------  ---------
Earnings before taxes............................    44,038    17,537     61,575
Income taxes.....................................    16,526     6,558     23,084
                                                  ---------  --------  ---------
Net earnings.....................................  $ 27,512  $ 10,979   $ 38,491
                                                  =========  ========  =========
Earnings per share
  Basic..........................................       .54       .44        .54
  Diluted........................................       .47       .42        .48
Average number of common shares outstanding
  Basic..........................................    51,172    24,897     71,090
  Diluted........................................    59,143    26,093     80,017



   See accompanying notes to unaudited pro forma combined condensed financial statements.

                      ACXIOM CORPORATION AND SUBSIDIARIES

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    FOR THE FISCAL YEAR ENDED
                                                          MARCH 31, 1996
                                                  ------------------------------
                                                       HISTORICAL
                                                  -------------------- PRO FORMA
                                                   ACXIOM   MAY & SPEH COMBINED
                                                  --------- ---------- ---------
REVENUE.......................................... $ 269,902  $ 67,237  $ 337,139
                                                  ---------  --------  ---------
OPERATING COSTS AND EXPENSES
  Salaries and benefits..........................    98,075    24,716    122,791
  Computer, communication and other equipment....    40,972    15,013     55,985
  Data costs.....................................    63,442     1,297     64,739
  Other operating costs and expenses.............    36,696    11,999     48,695
                                                  ---------  --------  ---------
    Total operating costs and expenses...........   239,185    53,025    292,210
                                                  ---------  --------  ---------
Operating income.................................    30,717    14,212     44,929
Other income, net................................       542       401        943
Interest expense.................................   (1,863)   (1,528)    (3,391)
                                                  ---------  --------  ---------
Earnings before taxes............................    29,396    13,085     42,481
Income taxes.....................................    11,173     5,030     16,203
                                                  ---------  --------  ---------
Net earnings.....................................  $ 18,223   $ 8,055   $ 26,278
                                                  =========  ========  =========
Earnings per share
  Basic..........................................       .39       .39        .41
  Diluted........................................       .35       .39        .38
Average number of common shares outstanding
  Basic..........................................    47,057    20,421     63,394
  Diluted........................................    52,078    20,911     68,807


   See accompanying notes to unaudited pro forma combined condensed financial statements.

                      ACXIOM CORPORATION AND SUBSIDIARIES

                         NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

1. PRO FORMA FINANCIAL STATEMENT PRESENTATION

  The unaudited pro forma combined condensed statement of earnings includes Acxiom's results of operations for the three months ended June 30, 1998 and the three fiscal years ended March 31, 1996, 1997 and 1998, respectively, and May & Speh's historical results of operations for the three months ended June 30, 1998 and the twelve months ended March 31, 1996, 1997 and 1998, respectively. The unaudited pro forma combined condensed balance sheet presents the historical balance sheet of Acxiom as of June 30, 1998 and the historical balance sheet of May & Speh as of June 30, 1998. The fiscal year end of Acxiom is March 31; the unaudited statement of earnings of Acxiom for the three months ended June 30, 1998 and the balance sheet of Acxiom as of June 30, 1998 used in the selected unaudited pro forma financial information have been prepared on the same basis as the historical information derived from audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. The fiscal year end of May & Speh is September 30; the unaudited statements of earnings of May & Speh for the three months ended June 30, 1998 and the twelve months ended March 31, 1996, 1997 and 1998 and the balance sheet of May & Speh as of June 30, 1998 used in the selected unaudited pro forma financial information have been prepared on the same basis as the historical information derived from audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. Certain amounts in the historical balance sheet of May & Speh, as reported in Form 10-Q for the quarter ended June 30, 1998, were reclassified to conform such amounts to Acxiom's classifications. The pro forma financial data are presented for information and do not indicate what the financial position or the results of operations of Acxiom would have been had the Merger occurred as of the dates or for the periods presented or what the financial position or future results of operations of Acxiom will be. No adjustment has been included in the pro forma financial data for cost savings, if any, which may be realized by Acxiom following the Merger.

2. MERGER AND INTEGRATION EXPENSES

  Acxiom expects to incur certain non-recurring expenses related to the Merger, presently estimated to be $15.1 million ($13.8 million after tax). These expenses would include, but would not be limited to, professional fees, fees of financial advisors, certain compensation-related expenses and similar expenses. Although Acxiom believes this estimate of non-recurring expenses is accurate, certain material additional costs may be incurred in connection with the Merger. Merger-related expenses will be charged to operations in the quarter in which the Merger is concluded, which is currently estimated to occur in the second quarter of fiscal 1999. These non-recurring merger-related expenses have been charged to stockholders' equity for purposes of the unaudited pro forma balance sheet. In addition, Acxiom is developing a plan to integrate the operations of May & Speh after the Merger. In connection with that plan, Acxiom will determine to what extent Acxiom and May & Speh facilities, software, equipment and vendor contracts are duplicative and anticipates that certain non-recurring charges will be incurred in connection with such integration. Pending completion of the plan, which will include discussions with customers and vendors, Acxiom cannot identify the timing, nature and amount of such charges as of the date of this Proxy Statement/Prospectus. However, it is expected that such charges could be as much as $50-100 million. Any such charges could affect Axciom's results of operations in the period in which such charges are recorded. Because the foregoing charges are non-recurring in nature, they have not been reflected in the accompanying unaudited pro forma combined statements of earnings.

3. OTHER PRO FORMA ADJUSTMENTS

  The excess of par value of the Acxiom Common Stock issued in this transaction over the par value of the May & Speh's Common Stock outstanding on the Effective Date will be transferred from Additional Paid-in Capital. There have been no adjustments required to conform the accounting policies of the combined company.

Certain amounts for May & Speh have been reclassified to conform with Acxiom's financial statement presentation. There have been no significant intercompany transactions.

4. EARNINGS PER SHARE

  Pro forma combined earnings per share amounts as presented in the accompanying Unaudited Pro Forma Combined Condensed Statements of Earnings are based upon the combined average number of shares outstanding of Acxiom Common Stock and May & Speh's Common Stock for each period, adjusted, in the case of May & Speh's Common Stock, to reflect the conversion of each share of May & Speh's Common Stock into .80 of a share of Acxiom Common Stock.

COMPARATIVE RIGHTS OF STOCKHOLDERS

  Acxiom and May & Speh both are incorporated under the laws of the State of Delaware. If the Merger is consummated in accordance with the terms of the Merger Agreement, the holders of May & Speh Common Stock will become stockholders of Acxiom and their rights following the Merger will be governed by the amended and restated certificate of incorporation of Acxiom (the "Acxiom Charter"), the by-laws of Acxiom (the "Acxiom By-Laws"), each as in effect at the Effective Time and the DGCL, rather than the certificate of incorporation of May & Speh (the "May & Speh Charter") and the by-laws of May & Speh (the "May & Speh By-Laws").

  The following is a comparison of certain of the material rights of holders of May & Speh Common Stock and Acxiom Common Stock. The following summary does not purport to be complete and is qualified by reference to the May & Speh Charter, the May & Speh By-Laws, the Acxiom Charter, the Acxiom By-Laws and the DGCL, respectively. Copies of the Acxiom Charter, the Acxiom By-Laws, the May & Speh Charter and the May & Speh By-Laws may be obtained as described under "AVAILABLE INFORMATION."

  Board of Directors. The Acxiom Charter and the Acxiom By-Laws provide that the Acxiom Board of Directors shall consist of not less than three (3) and not more than fifteen (15) directors, with the exact number to be determined from time to time by resolution of the Acxiom Board of Directors. The Acxiom Charter and the Acxiom By-Laws provide for the classification of the Acxiom Board of Directors into three classes of directors as nearly equal in number as possible, with each director elected for a three-year term.

  The May & Speh By-Laws provide that the number of directors which shall constitute the whole May & Speh Board of Directors shall be no fewer than five
(5) nor more than fifteen (15) with the exact number to be fixed from time to time by the amendment of the relevant section of the May & Speh By-Laws. The May & Speh Charter and the May & Speh By-Laws also provide for the classification of the May & Speh Board of Directors into three classes of directors with each class to be as nearly equal in number of directors as reasonably possible, with each director elected for a three-year term.

  Removal of Directors. Under the DGCL, a director of a corporation with a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise. The Acxiom Charter provides that no director shall be removed from the Acxiom Board of Directors by the action of the stockholders of the corporation during his or her appointed term other than for cause. The Acxiom Charter defines "cause" as final conviction of a felony, unsound mind, adjudication of bankruptcy, the nonacceptance of office or conduct prejudicial to the interests of Acxiom.

  The May & Speh By-Laws provide that any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing eighty (80)% of the voting power of all the shares of capital stock of May & Speh then entitled to vote generally in the election of directors, voting together as a single class. Any director may also be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire May & Speh Board of Directors. The term "entire May & Speh Board of Directors" means the total authorized number of directors that the corporation would have if there were no vacancies.

  Vacancies. The Acxiom Charter, the Acxiom By-Laws and the May & Speh By-Laws provide that vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum. Additionally, the May & Speh By-Laws provide that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole May & Speh Board of Directors, the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding entitled to vote for directors, order an election of directors to be held.

  Stockholder Action Without a Meeting. The Acxiom Charter and the Acxiom By-Laws provide that any action that may be taken at any annual or special meeting may be taken without a meeting, if one or more written consents, setting forth the action to be taken, are signed by all of the holders of Acxiom Common Stock entitled to vote with respect to the subject matter thereof.

  The May & Speh Charter provides that no action required or permitted to be taken at any meeting of May & Speh stockholders may be taken without such meeting, the giving of prior notice and the taking of a vote, and the power of the May & Speh stockholders to consent in writing or otherwise, without such meeting, notice and vote, to the taking of any action is specifically denied.

  Special Meetings of Stockholders. The Acxiom By-Laws provide that special meetings of the stockholders may be called, for any purpose, by the President, the Chief Executive Officer, the Acxiom Board of Directors, or by a committee of the Acxiom Board of Directors that has been duly designated by the Acxiom Board of Directors and whose power and authority include the power to call such meetings. A special meeting shall be called by the President at the request of the holders of a majority of all the votes entitled to be cast on any issue proposed to be considered at a special meeting if such holders have signed, dated and delivered to the Secretary of Acxiom one or more written demands for the meeting describing the purpose for which it is to be held.

  The May & Speh By-Laws provide that a special meeting of the stockholders may be called by the Chairman of the May & Speh Board of Directors or the President, and shall be called by the President or Secretary at the request in writing of a majority of the May & Speh Board of Directors.

  Committees of Directors. The Acxiom By-Laws provide, that to the extent provided by resolution of the Acxiom Board of Directors and to the extent not otherwise prohibited by applicable law, committees of directors shall have and may exercise all the powers of authority of the Acxiom Board of Directors in the management of the business and affairs of Acxiom.

  The May & Speh By-Laws provide that to the extent provided by resolution of the May & Speh Board of Directors and to the extent not otherwise prohibited by applicable law, committees of directors shall have and may exercise all the powers of authority of the May & Speh Board of Directors in the management of the business and affairs of May & Speh; provided that, no committee shall have the power or authority to amend the May & Speh Charter, adopt an agreement of merger or consolidation, recommend to the stockholders the sale of substantially all of May & Speh's assets, recommend a dissolution, amend the May & Speh By-Laws, or, unless such a Charter provision is created, declare a dividend or authorize the issuance of stock.

  Amendments to Charter. The Acxiom Charter provides that the Acxiom Charter may be altered, amended, or repealed and other provisions may be added by the affirmative vote of a majority of the votes entitled to be cast; provided, however, that the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast is required to amend or adopt any provision inconsistent with the articles of the Acxiom Charter concerning:
Directors; Meetings of Holders of Common Stock and Action By Holders of Common Stock without a Meeting; By-Laws; Fair Price Provision; and Amendments.

  The May & Speh Charter provides that the affirmative vote of eighty percent (80%) of the voting power of the shares of capital stock of May & Speh then entitled to vote in the election of directors, voting as a single class, shall be required to amend (i) the provisions of the May & Speh Charter concerning the May & Speh Board of Directors, stockholder meetings and amendments, or
(ii) those provisions of the May & Speh By-Laws concerning special meetings of stockholders, the structure and composition of the May & Speh Board of Directors, vacancies on the May & Speh Board of Directors, removal of directors and nomination of directors. In addition, the May & Speh Charter states that the aforementioned provision applies unless such amendment, alteration, repeal or adoption of any inconsistent provision(s) is declared advisable by the Board of Directors by the affirmative vote of at least seventy-five percent (75%) of the entire May & Speh Board of Directors, notwithstanding the fact that a lesser percentage may be specified by the DGCL. The May & Speh Charter also provides that no amendment to or repeal of the May & Speh Charter provisions relating to director liability and indemnification shall have any effect on the rights of any individual referred to thereunder.

  Amendments to By-Laws. The Acxiom By-Laws provide the Acxiom By-Laws may be amended, altered, or repealed, at any regular meeting of stockholders, or at any special meeting duly called for that purpose, by a vote of stockholders provided that in the notice of such meeting notice of such purpose is given. The Acxiom Board of Directors may, by a majority vote of the entire Board of Directors, amend the Acxiom By-Laws, waive any provisions thereof or enact new By-Laws as in their judgment may be advisable to conduct the affairs of Acxiom.

  The May & Speh By-Laws provide that the power to adopt, alter and repeal the By-Laws is vested in the stockholders or the May & Speh Board of Directors, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such amendment is contained in the notice of such special meeting. In addition, the May & Speh Charter provides that the May & Speh By-Laws may be amended as described under "Amendments to Charter" above.

  Mergers and Other Fundamental Transactions. The Acxiom Charter requires the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast for the approval of certain business combinations (including any merger, consolidation, interested stockholder transactions, plan of liquidation or dissolution or recapitalization) with interested stockholders or affiliates thereof. However, such "interested stockholder" business combinations require only such vote as is required by law and other Acxiom Charter provisions, if there is approval by a majority of the disinterested directors on the Acxiom Board of Directors or certain price and procedural requirements are met.

  The Acxiom Charter also provides that any merger or consolidation of Acxiom with any other person, any sale, lease, mortgage, pledge, or other disposition by Acxiom of its property or assets, any dissolution or liquidation of Acxiom or revocation thereof that the DGCL requires be approved by holders of Acxiom Common Stock, must be approved by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of Acxiom Common Stock.

  The May & Speh Charter and By-Laws do not address the question of the required stockholder vote for mergers and other business combinations. In such cases, the DGCL requires that transactions such as the Merger be approved by a majority of the outstanding stock of the corporation entitled to vote thereon.

          CERTAIN RELATED TRANSACTIONS BETWEEN ACXIOM AND MAY & SPEH

RECIPROCAL OPTION AGREEMENTS

  Set forth below are brief descriptions of certain terms of the Option Agreements. These descriptions do not purport to be complete and are qualified by reference to the Acxiom Option Agreement and the May & Speh Option Agreement, which are attached hereto as Annex B and Annex C, respectively.

  As a condition and inducement to Acxiom's willingness to enter into the Merger Agreement, May & Speh (as issuer) and Acxiom (as grantee) entered into an Option Agreement (the "Acxiom Option Agreement"), pursuant to which May & Speh granted Acxiom an irrevocable option (the "Acxiom Option") to purchase from May & Speh at any one time up to 19.9% of the total number of shares of May & Speh Common Stock issued and outstanding immediately prior to the grant of the Option, at an exercise price of $14.96 per share of May & Speh Common Stock, subject to certain adjustments (the "Acxiom Purchase Price"). The closing sale price of May & Speh Common Stock on the last trading day preceding the announcement by Acxiom and May & Speh of the execution of the Merger Agreement was $17.00 per share. Acxiom may exercise the Acxiom Option only upon the occurrence of an event (an "Acxiom Purchase Event") as a result of which Acxiom becomes entitled under the Merger Agreement to a Termination Fee (none of which has occurred as of the date hereof).

  The Acxiom Option will terminate and be of no further force and effect upon the earliest to occur of (a) the Effective Time, (b) six months after the date on which an Acxiom Purchase Event occurs, and (c) termination of the Merger Agreement in accordance with its terms prior to the occurrence of an Acxiom Purchase Event; provided that, in the case of clause (c), if Acxiom has the right to receive a Termination Fee following such termination upon the occurrence of certain events, the Acxiom Option does not terminate until the later of (x) six months following the time such Termination Fee becomes payable, and (y) the expiration of the period in which Acxiom has such right to receive a Termination Fee. Notwithstanding the termination of the Acxiom Option, Acxiom will remain entitled to purchase May & Speh Common Stock if it has properly exercised the Acxiom Option prior to the termination of the Acxiom Option.

  The Acxiom Option Agreement provides Acxiom with a cash-out-right (the "Acxiom Cash-Out-Right") which would allow Acxiom to receive cash upon exercise of the Acxiom Option in an amount equal to the number of shares of May & Speh Common Stock specified in Acxiom's exercise notice of the Acxiom Cash-Out-Right, multiplied by the difference between (i) the average closing price per share of May & Speh Common Stock as reported on the NASDAQ National Market for the ten trading days commencing on the 12th NASDAQ National Market trading day immediately preceding the date of Acxiom's election to exercise the Acxiom Option (the "Acxiom Notice Date") and (ii) the Acxiom Purchase Price. May & Speh's obligation, however, to pay cash to Acxiom under the Acxiom Cash-Out-Right is limited to an amount equal to the product of (a) $2.00 and (b) the number of shares of May & Speh Common Stock subject to such exercise.

  The Acxiom Option Agreement also provides May & Speh with a repurchase option that would allow May & Speh to purchase from Acxiom any May & Speh Common Stock acquired by Acxiom pursuant to an exercise of the Acxiom Option at a purchase price per share equal to the Acxiom Purchase Price plus $1.00. May & Speh must exercise this repurchase option by delivering written notice to Acxiom during the period beginning on the Acxiom Notice Date and ending two days prior to the closing of an exercise of the Acxiom Option, and the repurchase must take place immediately following the consummation of the sale of May & Speh Common Stock to Acxiom pursuant to an exercise of the Acxiom Option.

  As a condition and inducement to May & Speh's willingness to enter into the Merger Agreement, Acxiom (as issuer) and May & Speh (as grantee) entered into that certain Option Agreement (the "May & Speh Option Agreement and together with the Acxiom Option Agreement, the "Option Agreements") pursuant to which Acxiom granted May & Speh an irrevocable option (the "May & Speh Option") to purchase from Acxiom at any one time up to 19.9% of the total number of shares of Acxiom Common Stock issued and outstanding immediately prior to the grant of the Option, at an exercise price of $23.55 per share of Acxiom Common Stock, subject to certain adjustments (the "May & Speh Purchase Price"). The closing sale price of Acxiom Common Stock on the last trading day preceding the announcement of the execution of the Merger Agreement was $21.8125 per share. May & Speh may exercise the May & Speh Option only upon the occurrence of an event (a "May & Speh Purchase Event") as a result of which May & Speh becomes entitled under the Merger Agreement to a Termination Fee (none of which has occurred as of the date hereof).

  The May & Speh Option will terminate and be of no further force and effect upon the earliest to occur of (a) the Effective Time, (b) six months after the date on which a May & Speh Purchase Event occurs, and (c) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a May & Speh Purchase Event; provided that, in the case of clause (c), if May & Speh has the right to receive a Termination Fee following such termination upon the occurrence of certain events, the May & Speh Option does not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which May & Speh has such right to receive a Termination Fee. Notwithstanding the termination of the May & Speh Option, May & Speh will remain entitled to purchase Acxiom Common Stock if it has properly exercised the May & Speh Option prior to the termination of the May & Speh Option.

  The May & Speh Option Agreement provides May & Speh with a cash-out-right (the "May & Speh Cash-Out-Right") which would allow May & Speh to receive cash upon exercise of the Option in an amount equal to the number of shares of Acxiom Common Stock specified in May & Speh's exercise notice of the May & Speh Cash-Out-Right, multiplied by the difference between (i) the average closing price per share of Acxiom Common Stock as reported on the NASDAQ National Market for the ten trading days commencing on the 12th NASDAQ trading day immediately preceding the date of May & Speh's election to exercise the May & Speh Option (the "May & Speh Notice Date") and (ii) the May & Speh Purchase Price. Acxiom's obligation, however, to pay cash to May & Speh under the May & Speh Cash-Out-Right is limited to an amount equal to the product of
(a) $1.00 and (b) the number of shares of Acxiom Common Stock subject to such exercise.

  The May & Speh Option Agreement also provides Acxiom with a repurchase option that would allow Acxiom to purchase from May & Speh any Acxiom Common Stock acquired by May & Speh pursuant to an exercise of the May & Speh Option at a purchase price per share equal to the May & Speh Purchase Price plus $1.00. Acxiom must exercise this repurchase option by delivering written notice to May & Speh during the period beginning on the May & Speh Notice Date and ending two days prior to the closing of an exercise of the May & Speh Option, and the repurchase must take place immediately following the consummation of the sale of Acxiom Common Stock to May & Speh pursuant to an exercise of the May & Speh Option.

  The Option Agreements contain provisions governing the procedure for exercise of the Acxiom Option and payment for the May & Speh Common Stock or the May & Speh Option and payment for the Acxiom Common Stock, as the case may be, purchased upon such exercise, and other provisions that adjust the number of shares of May & Speh Common Stock and the Acxiom Purchase Price therefor, or the number of shares of Acxiom Common Stock and the May & Speh Purchase Price, as the case may be, upon the occurrence of (i) certain changes in the Common Stock of the issuers of the option by reason of a stock dividend, reverse stock split, merger, recapitalization, combination, exchange of Common Stock of the issuers of the option or similar transaction, or (ii) certain consolidations or mergers that do not involve Acxiom or May & Speh or its respective subsidiaries, as the case may be, or the sale or transfer of substantially all of the assets of May & Speh or Acxiom, as the case may be to any person or entity other than Acxiom or its subsidiaries or May & Speh and its subsidiaries.

  Finally, the Option Agreements contain provisions obligating the issuer of the option, if requested by the grantee of the option and subject to certain limitations and conditions, to prepare, file and cause to be made effective up to two registration statements ("Demand Registration Statements") for the purpose of registering under the Securities Act the sale or other disposition pursuant to a bona fide, firm commitment underwritten public offering of the Common Stock acquired by the grantee upon exercise of the Option. In addition, if the issuer of the respective option effects a registration statement under the Securities Act of its Common Stock for its own account or for any other stockholders (other than on Form S-4, S-8 or successor forms), the Option Agreements provide the grantee of the option with the right to participate in such registration subject to certain limitations that may be imposed by the managing underwriter with respect to such offering, and such participation will not affect the obligation of the issuer of the respective option to effect any Demand Registration Statement. A registration effected under the foregoing provisions would be at the issuer's expense, except for any underwriting discounts and commissions and expenses of the grantee's counsel.

                         ELECTION OF ACXIOM DIRECTORS

  Three persons have been nominated for election as Directors at the Acxiom Meeting. Rodger S. Kline, Robert A. Pritzker and James T. Womble currently are members of the Acxiom Board of Directors with terms that expire at the Acxiom Meeting. Messrs. Kline, Pritzker and Womble are nominated to serve for terms expiring at the 2001 Acxiom annual meeting. If elected, Messrs. Kline, Pritzker and Womble will serve with the other five members of the Acxiom Board of Directors: William T. Dillard II, Harry C. Gambill, and Walter V. Smiley, whose terms expire at the 1999 Acxiom annual meeting, and Dr. Ann H. Die and Charles D. Morgan, whose terms will expire at the 2000 Acxiom annual meeting.

  Directors will be elected by a majority of the votes cast at the Acxiom Meeting. Stockholders of Acxiom do not have cumulative voting rights with respect to the election of directors. Unless authority is withheld, it is the intention of the persons named on the Acxiom proxy to vote the shares of Acxiom Common Stock represented thereby for the nominees. While it is not anticipated that any of the nominees will be unable to serve, the persons named on the Acxiom proxy may, unless authority is withheld, vote for any substitute nominee proposed by the Acxiom Board of Directors. In the event of any director's death, disqualification or inability to serve, the vacancy so arising will be filled by the Acxiom Board of Directors.

  THE ACXIOM BOARD OF DIRECTORS RECOMMENDS THAT ACXIOM STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE THREE INDIVIDUALS NAMED ABOVE AS NOMINEES AT THE ACXIOM MEETING.

                                  MANAGEMENT

CURRENT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

  The following table provides information as of March 31, 1998 with respect to each of Acxiom's directors, director nominees, and executive officers.

                        DIRECTORS AND DIRECTOR NOMINEES

                                                                    SERVED AS
                                                                   OFFICER OR
                                                                   DIRECTOR OF
                                                                     ACXIOM
                 NAME                  AGE        POSITION            SINCE
                 ----                  ---        --------         -----------
 NOMINEES FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF ACXIOM STOCKHOLDERS
                                           Director, Operations
 Rodger S. Kline......................  55 Leader                     1975
 Robert A. Pritzker...................  71 Director                   1994
                                           Director, Division
 James T. Womble......................  55 Leader                     1975
       TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF ACXIOM STOCKHOLDERS
 Dr. Ann H. Die.......................  53 Director                   1993
 Charles D. Morgan....................  55 Chairman of the Board
                                           and Company Leader         1975
       TERMS EXPIRING AT THE 1999 ANNUAL MEETING OF ACXIOM STOCKHOLDERS
 William T. Dillard II................  53 Director                   1988
 Harry C. Gambill.....................  52 Director                   1993
 Walter V. Smiley.....................  60 Director                   1983
                           OTHER EXECUTIVE OFFICERS
 C. Alex Dietz........................  55 Division Leader            1979
 Paul L. Zaffaroni....................  51 Division Leader            1990
 Jerry C. D. Ellis....................  48 Division Leader            1991
 Robert S. Bloom......................  42 Financial Leader           1992

  Rodger S. Kline, 55, joined Acxiom in 1973. He has been a director since 1975, and serves as Acxiom's Treasurer and Chief Operating Officer (Operations Leader). Prior to joining Acxiom, Mr. Kline was employed by IBM Corporation. Mr. Kline holds an electrical engineering degree from the University of Arkansas.

  Robert A. Pritzker, 71, was appointed to fill a newly created position on the Acxiom Board of Directors in 1994 and was elected a director in 1996. Since before 1992, Mr. Pritzker has been a director and the Chairman of Trans Union Corporation, a company engaged in the business of providing consumer credit reporting services, a director and the President of each of Union Tank Car Company, a company principally engaged in the leasing of railway tank cars and other railcars, and Marmon Holdings, Inc., a holding company of diversified manufacturing and services businesses. Mr. Pritzker is also a director of Hyatt Corporation, a company which owns and operates domestic and international hotels, and a director of Southern Peru Copper Corporation, a company which mines, smelts, refines and markets copper. Mr. Pritzker holds an industrial engineering degree from the Illinois Institute of Technology. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ACXIOM" and "CERTAIN TRANSACTIONS."

  James T. Womble, 55, joined Acxiom in 1974. He has been a director since 1975, and serves as one of Acxiom's four division leaders. Prior to joining Acxiom, Mr. Womble was employed by IBM Corporation. Mr. Womble holds a degree in civil engineering from the University of Arkansas.

  Dr. Ann H. Die, 53, was elected as a director in 1993. She has served as President of Hendrix College in Conway, Arkansas since 1992. She is a member of the Board of Directors of the National Merit Scholarship Corporation, The Pritzker Foundation for Independent Higher Education, and the American Council on Education. She is Past Chair of the Board of Directors of the National Association of Independent Colleges and Universities. Prior to coming to Hendrix, she served as Dean of the H. Sophie Newcomb Memorial College and Associate Provost at Tulane University. Dr. Die graduated summa cum laude from Lamar University, earned a master's degree from the University of Houston and a Ph.D. in Counseling Psychology from Texas A&M University.

  Charles D. Morgan, 55, joined Acxiom in 1972. He has been Chairman of the Acxiom Board of Directors since 1975, and serves as Acxiom's Company Leader. He was employed by IBM Corporation prior to joining Acxiom. Mr. Morgan is also a director of Fairfield Communities, Inc. Mr. Morgan holds a mechanical engineering degree from the University of Arkansas.

  William T. Dillard II, 53, was elected as a director in 1988. He has served since 1968 as a member of the Board of Directors and since 1977 as President and Chief Operating Officer of Dillard's, Inc. of Little Rock, Arkansas, a regional chain of traditional department stores with 270 retail outlets in 27 states in the Southeast, Southwest and Midwest areas of the United States. In addition to Dillard's, Inc., Mr. Dillard is also a director of Barnes & Noble, Inc. and Simon Debartolo Group, Inc. He holds a master's degree in business administration from Harvard University and a bachelor's degree in the same field from the University of Arkansas.

  Harry C. Gambill, 52, was appointed to fill a vacancy on Acxiom's Board of Directors in 1992 and was elected as a director in 1993. He is a director and has held the positions of Chief Executive Officer and President of Trans Union Corporation, a company engaged in the business of providing consumer credit reporting services, since April 1992. Mr. Gambill joined Trans Union in 1985 as Vice President/General Manager of the Chicago Division. In 1987 he was named Central Region Vice President. In 1990, he was named President of Transaction, and assumed the added title of President of TransMark in 1991. Mr. Gambill is also a director of Associated Credit Bureaus and the International Credit Association. He holds degrees in business administration and economics from Arkansas State University. See "SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT OF ACXIOM" and "CERTAIN TRANSACTIONS."

  Walter V. Smiley, 60, was elected as a director in 1983. He served from 1968 until 1989 as Chairman of the Board of Directors and from 1968 until 1985 as Chief Executive Officer of Systematics, Inc., the predecessor of ALLTEL Information Services, Inc., an Arkansas based company which provides data processing services to financial institutions throughout the United States and abroad. Mr. Smiley currently owns and is President of Smiley Investment Corporation, a consulting and venture capital firm. Mr. Smiley is also a director of Southern Development Banc Corp. and Computer Language Research. He holds a master's degree in business administration and a bachelor's degree in industrial management from the University of Arkansas. Mr. Smiley resigned as a Director of Acxiom effective as of June 1, 1998; Mr. Smiley has not yet been replaced.

  C. Alex Dietz, 55, joined Acxiom in 1970 and served as a vice president until 1975. Between 1975 and 1979 he was an officer of a commercial bank responsible for data processing matters. Following his return to Acxiom in 1979, Mr. Dietz served as senior level officer of Acxiom and is presently one of Acxiom's four division leaders. Mr. Dietz holds a degree in electrical engineering from Tulane University.

  Paul L. Zaffaroni, 51, joined Acxiom in 1990. He serves as one of Acxiom's four division leaders. Prior to joining Acxiom, he was employed by IBM Corporation for 21 years, most recently serving as regional sales manager. Mr. Zaffaroni holds a degree in marketing from Youngstown State University.

  Jerry C. D. Ellis, 48, joined Acxiom in 1991 as managing director of Acxiom's U.K. operations. He serves as one of Acxiom's four division leaders. Prior to 1991, Mr. Ellis was employed for 22 years with IBM Corporation, serving most recently as assistant to the CEO of IBM's U.K. operations. Prior to that, Mr. Ellis served as branch manager of the IBM U.K. Public Sector division.

  Robert S. Bloom, 42, joined Acxiom in 1992 as chief financial officer. Prior to joining Acxiom, he was employed for six years with Wilson Sporting Goods Co. as chief financial officer of its international division. Prior to his employment with Wilson, Mr. Bloom was employed by Arthur Andersen & Co. for nine years, serving most recently as manager. Mr. Bloom, a Certified Public Accountant, holds a degree in accounting from the University of Illinois.

ACXIOM BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

  The Acxiom Board of Directors holds quarterly meetings to review significant developments affecting Acxiom and to act on matters requiring approval of the Acxiom Board of Directors. The Acxiom Board of Directors currently has three standing committees to assist it in the discharge of its responsibilities: an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee, composed of outside directors Dr. Ann H. Die, William T. Dillard II, Harry C. Gambill, Robert A. Pritzker and Walter V. Smiley, reviews the reports of the auditors and has the authority to investigate the financial and business affairs of Acxiom. Messrs. Dillard and Smiley also serve on the Compensation Committee, which administers certain of Acxiom's employee benefit plans and approves the compensation paid to Acxiom's senior leaders. The Executive Committee is responsible for implementing the policy decisions of the Board. Current members of the Executive Committee are Messrs. Kline, Morgan and Womble.

  During the past fiscal year, the Acxiom Board of Directors met four times, the Audit Committee met one time and the Compensation Committee met two times. Action pursuant to unanimous written consent in lieu of a meeting was taken one time by the Acxiom Board of Directors, two times by the Compensation Committee and eleven times by the Executive Committee. All of the incumbent directors attended at least three-fourths of the aggregate number of meetings of the Board and of the committees on which they served during the past fiscal year except for Mr. Gambill.

  Walter V. Smiley, who served on the Audit Committee and the Compensation Committee for the fiscal year ended March 31, 1998, resigned as a director of Acxiom effective as of June 1, 1998. Mr. Smiley has not yet been replaced.

EXECUTIVE COMPENSATION

  Cash and Other Compensation. The following table sets forth, for the fiscal years indicated, the cash and other compensation provided by Acxiom and its subsidiaries to Acxiom's Company Leader and each of the four most highly compensated members of Acxiom's leadership team (the "named individuals") in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE

                                                       LONG TERM
                            ANNUAL COMPENSATION   COMPENSATION AWARDS
                            -------------------- ---------------------
                                    OTHER ANNUAL           ALL OTHER
  NAME AND PRINCIPAL        SALARY  COMPENSATION OPTIONS/ COMPENSATION
       POSITION        YEAR   ($)      ($)(1)    SARS(#)     ($)(2)
  ------------------   ---- ------- ------------ -------- ------------
Charles D. Morgan,     1998 375,000   267,857          0     14,813
 Chairman of the Board 1997 325,000    63,476     33,545      8,239
 and Company Leader    1996 304,167    84,021    101,163      7,327
Rodger S. Kline        1998 250,000   178,571          0      9,869
 Operations Leader     1997 213,000    41,601     21,985      2,817
                       1996 196,833    54,221     66,301      4,801
James T. Womble        1998 202,000   126,250          0      7,829
 Division Leader       1997 183,500    35,340     18,900      5,329
                       1996 172,833    47,808     57,118      4,698
Paul L. Zaffaroni      1998 193,000   120,625          0      7,564
 Division Leader       1997 172,300    33,652     17,784      2,563
                       1996 161,633    36,772     53,632      3,822
C. Alex Dietz          1998 191,000   119,375          0      7,328
 Division Leader       1997 168,300    32,871     17,371      4,986
                       1996 158,467    43,831     52,387      4,562

--------
(1) This amount represents the named individuals' at-risk pay for each fiscal year. See discussion of At-Risk Base Pay below under "Report of Compensation Committee."
(2) This amount represents Acxiom's contribution on behalf of each named executive officer to Acxiom's 401(k) and SERP Plans.

  Stock Option Exercises and Holdings. The following table sets forth information concerning stock options exercised during the last fiscal year and stock options held as of the end of the last fiscal year by the named individuals.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTION/SAR VALUES

                                                NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                               UNDERLYING UNEXERCISED   THE-MONEY OPTIONS/SARSAT
                           SHARES              OPTIONS/SARS AT FY-END            FY-END
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
                          EXERCISE   REALIZED EXERCISABLE               EXERCISABLE
          NAME               (#)       ($)        (#)     UNEXERCISABLE     ($)     UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Charles D. Morgan.......        0          0    297,654      310,929     4,994,892    3,803,473
Rodger S. Kline.........        0          0    231,349      205,510     4,137,276    2,528,097
James T. Womble.........        0          0    174,215      181,633     2,946,118    2,271,617
Paul L. Zaffaroni.......    5,000     76,250    295,597      179,539     5,882,284    2,353,187
C. Alex Dietz...........        0          0    227,643      172,626     4,326,648    2,242,842

  Compensation of Directors. In January 1998, each outside director received 1,000 shares of unregistered Acxiom Common Stock as an annual retainer fee. In addition, each outside director receives a $1,500 fee for each meeting he or she attends. Inside directors do not receive any additional compensation for their service as directors.

  Compensation Committee Interlocks and Insider Participation. The members of the Compensation Committee are William T. Dillard II and Walter V. Smiley. No compensation committee interlocks exist with respect to the Acxiom Board of Directors' Compensation Committee, nor do any present or past officers of Acxiom serve on the Compensation Committee. Walter V. Smiley, who served on the Compensation Committee for the fiscal year ended March 31, 1998, resigned as a director of Acxiom effective as of June 1, 1998. Mr. Smiley has not yet been replaced.

  Report of Compensation Committee. Decisions on compensation of Acxiom's leadership are made by the Compensation Committee of the Acxiom Board of Directors. The members of the Compensation Committee are non-employee and outside directors pursuant to Commission rules and applicable Treasury regulations. Set forth below is a report submitted by William T. Dillard II and Walter V. Smiley, in their capacity as the Acxiom Board of Directors' Compensation Committee, addressing the compensation policies for Acxiom's leadership team, for the individuals named in the tables above, and for Mr. Morgan.

  Compensation Policies. Compensation for Acxiom's leadership is based upon beliefs and guiding principles designed to align leadership compensation with business strategy, Acxiom's values and management initiatives. The plan is designed to:

  . Align the leaders' interests with the stockholders' and investors' interests.
  . Motivate the leaders to achieve the highest level of performance.
  . Retain key leaders by linking executive compensation to Acxiom's performance.
  . Attract the best candidates through competitive, growth-oriented plans.

  The resulting compensation strategy is targeted to provide an overall level of compensation opportunity that is competitive within the markets in which Acxiom competes, as well as within a broader group of companies of comparable size and complexity. Actual compensation levels may eventually be greater than or less than the average competitive market levels, based upon the achievement of Acxiom, as well as upon individual performance. The Compensation Committee uses its discretion to set the parameters of the leadership compensation plan when, in its judgment, external, internal and/or individual circumstances warrant it. Increased orientation of leadership compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria. See "MANAGEMENT--Executive Compensation-- Report of Compensation Committee--Components of Compensation".

  The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and Stockholders' interests and the enhancement of shareholder value. Thus, the Committee has also increasingly utilized these elements in Acxiom's compensation program for its leadership team.

  Components of Compensation. Compensation paid to Acxiom's leaders in fiscal 1998, the separate elements of which are discussed below, consisted of the following: not-at-risk base pay, at-risk base pay, and long-term incentive ("ALTI") compensation granted under Acxiom's stock option plans. The Compensation Committee's increasing emphasis on tying pay to long-term performance criteria is reflected in a recent change to Acxiom's leadership compensation plan effective for fiscal 1998. The plan contains five possible compensation levels with overlapping ranges for base salaries, which provides flexibility in establishing appropriate compensation packages for Acxiom's leadership. The plan provides for increasingly large percentages of total compensation being weighted towards at-risk pay and, to an even greater degree, toward LTI compensation. The higher the compensation level, the greater the overall percentage of at-risk and LTI. Under the plan, the compensation for Acxiom's senior leaders, who participate in the top two levels of the plan, is as follows: not-at-risk base pay (35-40%); at-risk base pay (25%); and LTI compensation (35-40%). Under the previous plan, the maximum percentage of total comp assignable to LTI was 35%.

    (i) Not-At-Risk Base Pay. Base pay levels are largely determined through market comparisons. Actual salaries are based on individual performance contributions within a salary range that has been established through job evaluation and the use of market surveys for comparable companies and positions. Base salaries for Acxiom's senior leadership were targeted in fiscal 1998 to represent 35-40% of total compensation, which includes the annual at-risk base pay and LTI compensation. For other corporate, group and business unit level leaders, base salaries were targeted at 40-70% of total compensation.

    (ii) At-Risk Base Pay. The at-risk base pay for all of Acxiom's leaders is funded after Acxiom achieves its earnings per share target. Attainment of targeted at-risk base pay is largely determined by using the EVA7 (Economic Value Added) model. (EVA is a registered trademark of Stern Stewart & Co.) In fiscal 1998, at-risk base pay was targeted to represent 25% of total compensation for the senior leadership team and 15-25% for other corporate, group and business unit leaders. For fiscal 1998, Acxiom's diluted earnings per share goal was $.59 per share, which was exceeded by $.01.

    (iii) Long-Term Incentive Compensation. The Committee's LTI compensation plan is composed of awards of stock options designed to align long-term interests between Acxiom's leadership team and its stockholders and to assist in the retention of key people. During fiscal 1998, the long-term incentives were targeted to represent 35-40% of total compensation for senior leadership and 15-35% for other corporate, group and business unit leaders. Previously, in 1996, senior leadership members were awarded the equivalent of three years' worth of non-statutory stock options to induce them to adopt the long-term view of stockholders. One-fourth of the options awarded were priced at the then current market value, one-fourth were priced at a 50% premium over the then current market value, and the remaining one-half were priced at a 100% premium over the then current market value. The full value of the options cannot be realized until the price of Acxiom Common Stock more than doubles from the fair market value on the date of grant. Senior leadership members will not be eligible for new grants of LTI options until 1999. The 1996 stock options vest incrementally over a nine-year period.

    The terms of all non-statutory LTI options granted on or after January 29, 1997 are 15 years (instead of ten, which was the standard term for both incentive and non-statutory options prior to January 29, 1997), and the exercise prices for all options granted on or after January 29, 1997 are: one-half at the fair market value on the date of grant, one-fourth at a 50% premium over market, and one-fourth at a 100% premium over market. Options will continue to vest incrementally over nine years from the date of grant.

    (iv) Supplemental Executive Retirement Plan. All members of Acxiom's leadership team are eligible to participate in the Supplemental Executive Retirement Plan ("SERP"), which was adopted in fiscal 1996, by contributing up to 15% of their pretax income into the plan. Acxiom matches at a rate of $.50 on the dollar up to the first 6% of the leadership team members' combined contributions under both the SERP and

  Acxiom's 401K Retirement Plan. Acxiom's match is paid in Common Stock. On May 20, 1998, the Acxiom Board of Directors approved an amendment to the SERP which will allow participants to contribute up to 100% of their pretax income into the plan.

    (v) Other Compensation Plans. Acxiom maintains certain broad-based employee benefit plans in which leadership team members are permitted to participate on the same terms as non-leadership team associates who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

  Mr. Morgan's Compensation. In fiscal 1998, Acxiom's revenue and earnings increased 16% and 29% respectively, a record year in both revenue and earnings for Acxiom. Additionally, the return on stockholders' equity for fiscal 1998 was 20.4%, in line with Acxiom's goal of achieving a 20% return. Acxiom's stock price increased 78% over the prior year, compared to a 52% increase in the NASDAQ National Market B U.S. Index and a 75% increase in the NASDAQ Stock Market B Computer and Data Processing Index over the same period. In the prior year, Acxiom's revenue and earnings increased 49% and 51% respectively, return on stockholders' equity increased from 16.5% to 20.3%, and the stock price rose 20%, compared to an 11% increase in the NASDAQ National Market B U.S. Index and a 10% increase in the NASDAQ National Market B Computer and Data Processing Index over the same period.

  Because of Acxiom's performance and Mr. Morgan's performance in fiscal 1997, Mr. Morgan's fiscal 1998 base pay was increased by 15% over fiscal 1997. His base pay for fiscal 1999 was increased 29% over fiscal 1998. This increase was due in part to the success of Acxiom in fiscal 1998, and in part as the first of four proposed annual increases designed to make the salaries of Mr. Morgan (and other Acxiom leaders) competitive with comparable market compensation (i.e., within the 75th percentile of competitive companies) by the end of the four-year adjustment period.

  In fiscal 1998, Acxiom's earnings per share results and Acxiom's EVA attained were the primary criteria for determining the at-risk base pay earned by Mr. Morgan. All of Mr. Morgan's at-risk payments were made in cash. See "MANAGEMENT--Executive Compensation--Cash and Other Compensation" for discussion of Other Annual Compensation for Mr. Morgan.

  In 1996, Mr. Morgan received non-statutory stock options under Acxiom's LTI plan described above which consisted of a three-year grant of non-statutory stock options, with exercise prices as follows: one-fourth at the then current market price, one-fourth at a 50% premium over market, and the remaining one-half at a 100% premium over market. The purpose of the 1996 grant was to further encourage Mr. Morgan's long-term performance while aligning his interests with those of Acxiom's other stockholders with regard to the performance of Acxiom Common Stock. Mr. Morgan will not be eligible for another LTI grant until 1999.

  Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 ("OBRA") generally prevents public corporations from deducting as a business expense that portion of the compensation paid to the named individuals in the above Summary Compensation Table that exceeds $1,000,000. However, this deduction limit does not apply to "performance-based compensation" paid pursuant to plans approved by Stockholders. The Acxiom Board of Directors has modified its compensation plans so as to comply with OBRA and thereby retain the deductibility of executive compensation, and it is Acxiom's intention to continue to monitor its compensation plans to comply with OBRA in the future.

                              ACXIOM'S PERFORMANCE

  The graph below compares for each of the last six fiscal years the cumulative total return on Acxiom's Common Stock, the NASDAQ National Market--U.S. Index, and the NASDAQ National Market--Computer and Data Processing Index. The cumulative total return on Acxiom's Common Stock assumes $100 invested on March 31, 1992 in Acxiom Common Stock.

                COMPARISON OF SIX YEAR CUMULATIVE TOTAL RETURN*
        AMONG ACXIOM CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                           [LINE GRAPH APPEARS HERE]

* $100 invested on 3/31/92 in stock or index--including reinvestment of dividends. Fiscal year ending March 31.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires Acxiom's executive officers, directors, and persons who own more than ten percent (10%) of a registered class of Acxiom's equity securities to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Such persons are required by Commission rules and regulations to furnish Acxiom with copies of all Section 16(a) forms they file.

  Additionally, Commission rules and regulations require that Acxiom identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To Acxiom's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other forms were required for those persons during and with respect to the fiscal year ended March 31, 1998, Acxiom believes that during the past fiscal year, all filing requirements applicable to its officers, directors, and greater than ten percent (10%) beneficial owners were met.

                             CERTAIN TRANSACTIONS

  On January 5, 1996, Acxiom leased an aircraft from MorAir, Inc., a corporation controlled by Charles D. Morgan, Acxiom's Chairman and Company Leader, for $66,385 per month, plus maintenance and insurance. The term of this aircraft lease expires January 4, 2001. The terms of the lease have been found by the Acxiom Board of Directors to be as good or better than those which could have been obtained from an unrelated third party.

  In March 1998, Acxiom began using the temporary staffing services of the national staffing firm, Norrell Staffing Services, Inc. ("Norrell"), for its strategic staffing and contingency workforce needs. Susie P. Morgan, wife of Charles D. Morgan, Chairman of the Board and Company Leader of Acxiom, owns the Little Rock, Arkansas franchise (the "Franchise") of Norrell. It is anticipated that the total annual fees to be received by the Franchise from Norrell, based on payments to be made by Acxiom to Norrell, will be approximately $150,000. The majority of such fees will be used to offset the expenses of the Franchise.

  In accordance with the Data Center Management Agreement dated July 27, 1992 (the "DCM Agreement") between Acxiom and Trans Union, which became effective on August 31, 1992, Acxiom (through its subsidiary, Acxiom CDC, Inc.) acquired all of Trans Union's interest in its Chicago data center and agreed to provide Trans Union with various data center management services. The term of the DCM Agreement, as amended, expires in 2005.

  In connection with the DCM Agreement, on August 31, 1992 Acxiom issued 1,920,000 shares of Acxiom Common Stock to Trans Union (the "Initial Shares of Acxiom Common Stock"), subject to certain "put" and "call" provisions. Pursuant to a subsequent amendment, Trans Union relinquished its right to cause Acxiom to repurchase the Initial Shares of Acxiom Common Stock, and Acxiom relinquished its right to call the shares of Acxiom Common Stock. On August 31, 1992, Acxiom also issued a warrant (the "Warrant") to Trans Union to purchase up to 4,000,000 additional shares of Acxiom Common Stock prior to August 31, 2000, at exercise prices ranging from $2.9125 per share to $3.5625 per share. In addition, effective October 26, 1994, Acxiom and Trans Union's parent company, Marmon Industrial Corporation ("MIC"), entered into a stock purchase agreement pursuant to which Acxiom agreed to sell, and MIC agreed to buy, 2,000,000 shares of Acxiom Common Stock from Acxiom (the "Additional Shares of Acxiom Common Stock") for $5.98 per share. The purchase price of the Additional Shares of Acxiom Common Stock was established on August 31, 1994 pursuant to a letter agreement between Acxiom and Trans Union. On May 30, 1997, Trans Union transferred the Initial Shares of Acxiom Common Stock (together with an additional 1,000 shares of Acxiom Common Stock it had previously acquired from Mr. Gambill) to The Pritzker Foundation, an Illinois not for profit corporation. Also on that date, MIC transferred the Additional Shares of Acxiom Common Stock to The Pritzker Foundation. As a result of such transfers, The Pritzker Foundation owns an aggregate of 3,921,000 shares of Acxiom Common Stock, or approximately 7.5% of Acxiom's issued and outstanding shares of Acxiom Common Stock. See "THE MERGER--Terms of the Merger-- Irrevocable Proxies."

  Upon acquisition of the 4,000,000 shares of Acxiom Common Stock which could currently be purchased under the Warrant, Trans Union would beneficially own approximately 7.6% of Acxiom's issued and outstanding shares of Acxiom Common Stock. The amount of stock which may be purchased by Trans Union under the Warrant is limited so that the total shares of Acxiom Common Stock acquired under the Warrant and the DCM Agreement may not exceed 10% of Acxiom's then issued and outstanding Common Stock. Based upon the number of shares of Acxiom Common Stock currently issued and outstanding, Trans Union would be able to purchase approximately 3,700,000 shares of Acxiom Common Stock under the Warrant. Trans Union retains the right, however, to acquire additional shares of Acxiom Common Stock on the open market, which do not count towards the 10% limit under the Warrant. In addition, pursuant to the DCM Agreement, Trans Union has preemptive rights whereby it may, under certain circumstances, purchase shares of Acxiom Common Stock in the event Acxiom issues additional shares of Acxiom Common Stock. Such preemptive rights provide Trans Union with the ability to maintain its percentage ownership of Acxiom Common Stock acquired pursuant to the DCM Agreement. Trans Union does not have any preemptive rights with respect to the issuance by Acxiom of shares of Acxiom Common Stock pursuant to the Merger.

  Pursuant to a letter agreement dated July 27, 1992, which was executed in connection with the DCM Agreement, Acxiom agreed to use its best efforts to cause one person designated by Trans Union to be elected to the Acxiom Board of Directors. Trans Union designated its CEO and President, Harry C. Gambill, who was appointed to fill a vacancy on the Board in November 1992 and was elected at the 1993 Annual Meeting of the Acxiom Stockholders to serve a three-year term. He was elected to serve a second three-year term at the 1996 Annual Meeting. Pursuant to a second letter agreement dated August 31, 1994, which was executed in connection with an amendment to the DCM Agreement, which continued the term through 2002, Acxiom agreed to amend the letter agreement dated July 27, 1992 and use its best efforts to cause two persons designated by Trans Union to be elected to Acxiom Board of Directors. In addition to Mr. Gambill, Trans Union designated Robert A. Pritzker, an executive officer of MIC, who was appointed to fill a newly created position on the Acxiom's Board of Directors on October 26, 1994. Mr. Pritzker was elected to serve a three-year term at the 1995 Annual Meeting of Stockholders and has been nominated for re-election to the Board of Directors at the Acxiom Meeting. These undertakings by Acxiom are in effect until the later of the tenth anniversary of August 31, 1992 or the termination of the DCM Agreement, the term of which has been extended to 2005.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS AND MANAGEMENT OF ACXIOM

  The following table sets forth certain information as to the shares of Acxiom Common Stock beneficially owned as of July 28, 1998, by (a) each person who, as far as Acxiom has been able to ascertain, beneficially owned more than five percent of the Acxiom Common Stock, (b) each director, (c) each of the five most highly compensated executive officers of Acxiom, and (d) all directors and executive officers of Acxiom as a group.

                          NUMBER OF SHARES OF  PERCENT OF    PERCENT OF ACXIOM
                             ACXIOM COMMON       ACXIOM        COMMON STOCK
NAME OF BENEFICIAL OWNER      STOCK OWNED     COMMON STOCK OUTSTANDING AFTER THE
  OR IDENTITY OF GROUP       BENEFICIALLY     OUTSTANDING        MERGER(1)
------------------------  ------------------- ------------ ---------------------
William Blair & Company,
 L.L.C. ................       5,310,950(2)       10.1%             8.7%(3)
222 West Adams Street
Chicago, IL 60606
Charles D. Morgan.......       4,121,545(4)        7.8%             5.2%
P.O. Box 2000
Conway, AR 72033-2000
Trans Union Corporation.       4,002,000(5)        7.7%             4.8%
555 West Adams Street
Chicago, IL 60661
The Pritzker Foundation.       3,921,000(6)        7.5%             4.7%
200 W. Madison Street
Suite 3800
Chicago, IL 60606
Brown Capital
 Management, Inc. ......       3,800,000(7)        7.2%             4.6%
809 Cathedral Street
Baltimore, MD 21201
T. Rowe Price
 Associates, Inc........       3,644,220(2)        6.9%             4.4%
P.O. Box 89000
Baltimore, MD 21289
Dr. Ann H. Die..........          10,655             *                *
C. Alex Dietz...........         435,112(8)          *                *
William T. Dillard II...          19,000             *                *
Harry C. Gambill........               0(9)          *                *
Rodger S. Kline.........       1,871,694(10)       3.6%             2.4%
Robert A Pritzker.......           3,000(11)         *                *
James T. Womble.........       1,545,046(12)       2.9%             1.9%
Paul Zaffaroni..........         308,932(13)         *                *
All directors, nominees
 and executive officers,
 as a group (11
 persons)...............       8,465,107(14)      15.9%            10.5%

--------
*Denotes less than 1%.
(1) Assumes the conversion of the 5% Convertible Subordinated Notes due 2003 of May & Speh (the "Notes") into shares of May & Speh Common Stock upon consummation of the Merger. Includes: (i) 52,521,326 shares of Acxiom Common Stock outstanding as of the Acxiom Record Date, (ii) 20,858,923 shares of Acxiom Common Stock to be issued in exchange for the 26,073,654 shares of May & Speh Common Stock outstanding as of the May & Speh Record Date at the Exchange Ratio and (iii) 5,782,524 shares of Acxiom Common Stock to be issued in exchange for the 7,228,155 shares of May & Speh Common Stock issuable upon conversion of the Notes at the Exchange Ratio.
(2) Based on information contained in a Schedule 13G filed with the Commission on February 17, 1994.
(3) Includes 1,584,240 shares of Acxiom Common Stock issuable upon consummation of the Merger in exchange for the 1,980,300 shares of May & Speh Common Stock held by William Blair & Company, L.L.C. at the Exchange Ratio. See "Security Ownership of Certain Beneficial Owners and Management of May & Speh."
(4) Includes 297,654 shares subject to currently exercisable options, of which 270,246 are in the money.
(5) Includes 4,000,000 shares of Acxiom Common Stock subject to warrant (the "Warrant") held by Trans Union and 2,000 shares of Acxiom Common Stock transferred to Trans Union by Harry C. Gambill, Chief Executive Officer and President of Trans Union. Under the terms of the Warrant, Trans Union has the right to purchase up to 4,000,000 shares of Acxiom Common Stock, at exercise prices ranging from $2.8125 to $3.5625 per share; however, the total number of actual shares of Acxiom Common Stock acquired by Trans Union (excluding the shares of Acxiom Common Stock acquired from Mr. Gambill and shares of Acxiom Common Stock acquired by Trans Union on the open market) may not exceed 10% of Acxiom's then issued and outstanding Common Stock. Including the shares of Acxiom Common Stock which may presently be acquired by Trans Union under the Warrant, but excluding the shares of Acxiom Common Stock transferred to Trans Union from Mr. Gambill, Trans Union beneficially owns approximately 4,000,000 shares of Acxiom Common Stock, which would be 7.6% of Acxiom's then issued and outstanding Common Stock following issuance of the Warrant shares. See "THE MERGER-- Terms of the Merger--Irrevocable Proxies" and "CERTAIN TRANSACTIONS."
(6) Includes 1,921,000 shares of Acxiom Common Stock acquired by The Pritzker Foundation, an Illinois not for profit corporation, from Trans Union, and 2,000,000 shares of Acxiom Common Stock acquired by The Pritzker Foundation from Marmon Industrial Corporation, the owner of all of Trans Union's common stock. Each of the acquisitions was made by The Pritzker Foundation on May 30, 1997.
(7) Based on information provided by a representative of Brown Capital Management, Inc.
(8) Includes 1,990 shares of Acxiom Common Stock held by Mr. Dietz's wife and 257,123 shares of Acxiom Common Stock subject to currently exercisable options (29,480 of which are held by Mrs. Dietz), of which 241,847 are in the money.
(9) See footnote (3) above regarding shares of the Acxiom Common Stock beneficially owned by Trans Union. Mr. Gambill, who is an officer and director of Trans Union, disclaims beneficial ownership of such shares of Acxiom Common Stock.
(10) Includes 231,349 shares subject to currently exercisable options, of which 213,386 are in the money.
(11) See footnote (3) above regarding shares of Acxiom's Common Stock beneficially owned by Trans Union. Mr. Pritzker, who is an officer and director of Trans Union, disclaims beneficial ownership of such shares of Acxiom Common Stock. The 3,000 shares of Acxiom Common Stock were issued to Mr. Pritzker as an annual retainer for serving on Acxiom's Board of Directors. See "MANAGEMENT--Executive Compensation--Compensation of Directors." Of these, 1,000 shares of Acxiom Common Stock are owned by Mr. Pritzker's wife; however, Mr. Pritzker is deemed to beneficially own such shares of Acxiom Common Stock.
(12) Includes 174,215 shares of Acxiom Common Stock subject to currently exercisable options, of which 158,740 are in the money.
(13) Includes 295,597 shares of Acxiom Common Stock subject to currently exercisable options, of which 281,067 are in the money.
(14) Includes 1,397,849 shares of Acxiom Common Stock subject to currently exercisable options, of which 1,296,235 are in the money.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT OF MAY & SPEH

  The following table sets forth, (i) as of the May & Speh Record Date, the number of shares of May & Speh Common Stock beneficially owned by all persons known by May & Speh to beneficially own more than five percent of the outstanding May & Speh Common Stock, each director of May & Speh, certain executive officers and all directors and executive officers as a group and
(ii) upon consummation of the Merger, the number of shares of Acxiom Common Stock that will be beneficially owned by each of such persons (including shares of Acxiom Common Stock issuable pursuant to Acxiom Exchange Options which become exercisable upon consummation of the Merger). Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                           SHARES OF                    SHARES OF ACXIOM  PERCENT OF ACXIOM
                           MAY & SPEH      PERCENT OF     COMMON STOCK      COMMON STOCK
                          COMMON STOCK     MAY & SPEH  BENEFICIALLY OWNED    OUTSTANDING
                          BENEFICIALLY    COMMON STOCK   FOLLOWING THE      FOLLOWING THE
    BENEFICIAL OWNER         OWNED        OUTSTANDING        MERGER           MERGER(1)
    ----------------      ------------    ------------ ------------------ -----------------
May & Speh, Inc.
 Employee Stock
 Ownership Plan.........   6,586,336(2)       25.3%        5,269,068             6.9%
Lawrence J. Speh........   1,830,373(3)        7.0%        1,752,298             2.2%
William Blair & Company,
 L.L.C..................   1,980,300(4)        7.6%        6,895,190(5)          2.0%
Albert J. Speh..........   1,074,732(6)        4.1%          859,785             1.1%
Robert C. Early.........     175,615(7)          *           412,492               *
Michael J. Loeffler.....     158,122(8)          *           360,097               *
Terrance C. Cieslak.....     142,227(9)          *           220,021               *
Casey Cowell............     107,204             *            97,283               *
Peter I. Mason..........     270,200(10)       1.0%          794,720               *
Jonathan Zakin..........      68,003(11)         *            71,682               *
Deborah A. Bricker......      14,400(12)         *            17,280               *
Paul G. Yovovich........      12,200(13)         *            21,280               *
All directors and
 executive officers as a
 group (13) persons.....   4,087,901(14)      15.4         5,000,551             8.2%

--------
*  Less than one percent
 (1) Assumes the conversion of the 5% Convertible Subordinated Notes due 2003 of May & Speh (the "Notes") into shares of May & Speh Common Stock upon consummation of the Merger. Includes: (i) 52,521,326 shares of Acxiom Common Stock outstanding as of the Acxiom Record Date, (ii) 20,858,923 shares of Acxiom Common Stock to be issued in exchange for the 26,073,654 shares of May & Speh Common Stock outstanding as of the May & Speh Record Date at the Exchange Ratio and (iii) 5,782,524 shares of Acxiom Common Stock to be issued in exchange for the 7,228,155 shares of May & Speh Common Stock issuable upon conversion of the Notes at the Exchange Ratio.
 (2) The address of the May & Speh, Inc. Employee Stock Ownership Plan (the "ESOP") is c/o Cole Taylor Bank. 850 W. Jackson Blvd., Chicago, Illinois 60607. Includes 5,281,250 shares that have been allocated or are available for allocation to the accounts of certain employees or former employees of May & Speh. ESOP participants have shared voting and investment power with respect to the shares allocated to their individual accounts.
 (3) Includes 2,927 shares allocated to Mr. Speh's ESOP account. Excludes 22,490 shares held by Mr. Speh's wife, as to which he disclaims beneficial ownership. Mr. Speh's address is c/o May & Speh, Inc., 1501 Opus Place, Downers Grove, Illinois 60515.
 (4) Based on a Schedule 13G dated February 14, 1998 filed by William Blair & Company, L.L.C. ("WBC") in which WBC reported sole voting power with respect to 821,500 shares and sole dispositive power with respect to 1,980,300 shares. The address of WBC is 222 West Adams Street, Chicago, Illinois 60606.
 (5) Includes 5,310,950 shares of Acxiom Common Stock beneficially owned by WBC prior to the Merger. See "Security Ownership of Certain Beneficial Owners and Management of Acxiom."

 (6) Includes 2,927 shares allocated to Mr. Speh's ESOP account. Mr. Speh's address is c/o May & Speh, Inc., 1501 Opus Place, Downers Grove, Illinois 60515.
 (7) Includes 120,803 shares issuable pursuant to currently exercisable options, and 33,500 shares allocated to Mr. Early's ESOP account.
 (8) Includes 91,100 shares issuable pursuant to options that are currently exercisable or that will become exercisable within 60 days, and 67,022 shares allocated to Mr. Loeffler's ESOP account.
 (9) Includes 67,800 shares issuable pursuant to options that are currently exercisable or that will become exercisable within 60 days, and 74,427 shares allocated to Mr. Cieslak's ESOP account.
(10) Includes 193,400 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days.
(11) Represents shares held by a family foundation with respect to which Mr. Zakin has shared voting and investment power.
(12) Represents shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days.
(13) Includes 7,200 shares issuable pursuant to options that are currently exercisable or that will become exercisable within 60 days.
(14) Includes 525,903 shares issuable pursuant to options that are currently exercisable or that will become exercisable within 60 days, and 250,443 shares allocated to the ESOP accounts of the executive officers.

                                 LEGAL MATTERS

  The validity of the issuance of the shares of Acxiom Common Stock being offered hereby will be passed upon for Acxiom by Catherine L. Hughes, Esq., General Counsel of Acxiom. Certain United States federal income tax matters with respect to the Merger will be passed upon for Acxiom by Skadden, Arps, Slate, Meagher & Flom LLP. Certain United States federal income tax matters with respect to the Merger will passed upon for May & Speh by Winston & Strawn.

                                    EXPERTS

  The consolidated financial statements and related financial statement schedule of Acxiom as of March 31, 1998 and 1997, and for each of the years in the three-year period ended March 31, 1998 incorporated by reference in this Proxy Statement/Prospectus and the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The May & Speh financial statements as of September 30, 1997 and 1996 and for each of the three fiscal years in the period ended September 30, 1997 incorporated in this Proxy Statement/Prospectus by reference to pages F-1 through F-17 of the prospectus which constitutes a part of the May & Speh registration statement on Form S-3 (333-46547) have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  It is expected that representatives of KPMG Peat Marwick LLP, the independent auditors of Acxiom, will be present at the Acxiom Meeting, where they will have an opportunity to respond to appropriate questions and to make a statement if they so desire. It is expected that representatives of PricewaterhouseCoopers LLP, the independent auditors of May & Speh, will be present at the May & Speh Meeting, where they will have an opportunity to respond to appropriate questions and to make a statement if they so desire.

                         STOCKHOLDER PROPOSALS FOR THE
                      1999 ANNUAL STOCKHOLDERS' MEETINGS

ACXIOM

  Any stockholder proposal to be presented at the 1999 annual meeting of Acxiom stockholders should be directed to the Secretary of Acxiom, P.O. Box 2000, 301 Industrial Boulevard, Conway, Arkansas 72033-2000, and must be received by Acxiom on or before March 31, 1999. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.

MAY & SPEH

  In the event that the Merger is not consummated for any reason, May & Speh will hold a 1999 annual meeting. If such a meeting is held, any stockholder proposal to be presented at such 1999 annual meeting of May & Speh stockholders must be received by the Corporate Secretary of May & Speh, in writing, on or before October 9, 1998 to be considered for inclusion in the proxy materials relating to such meeting.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              ACXIOM CORPORATION,

                           ACX ACQUISITION CO., INC.

                                      AND

                                MAY & SPEH, INC.

                            DATED AS OF MAY 26, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I
 THE MERGER................................................................   2
 Section 1.1  The Merger..................................................    2
 Section 1.2  Effective Time of the Merger................................    2
                                   ARTICLE II
 THE SURVIVING CORPORATION.................................................   2
 Section 2.1  Certificate of Incorporation................................    2
 Section 2.2  By-Laws.....................................................    2
 Section 2.3  Directors and Officers of Surviving Corporation.............    2
                                  ARTICLE III
 CONVERSION OF SHARES......................................................   2
 Section 3.1  Exchange Ratio..............................................    2
 Section 3.2  Exchange of Shares..........................................    3
 Section 3.3  Dividends; Transfer Taxes...................................    3
 Section 3.4  No Fractional Securities....................................    3
 Section 3.5  Certain Adjustments.........................................    3
 Section 3.6  Closing of Company Transfer Books...........................    4
 Section 3.7  Closing.....................................................    4
                                   ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF PARENT..................................   4
 Section 4.1  Organization................................................    4
 Section 4.2  Capitalization..............................................    4
 Section 4.3  Subsidiaries................................................    4
 Section 4.4  Authority Relative to this Agreement........................    5
 Section 4.5  Consents and Approvals; No Violations.......................    5
 Section 4.6  Reports and Financial Statements............................    6
 Section 4.7  Absence of Certain Changes or Events........................    6
 Section 4.8  Litigation..................................................    6
 Section 4.9  Patents, Trademarks, Etc....................................    6
                      Information in Disclosure Documents and Registration
 Section 4.10 Statement...................................................    6
 Section 4.11 Absence of Undisclosed Liabilities..........................    7
 Section 4.12 No Default..................................................    7
 Section 4.13 Title to Properties; Encumbrances...........................    7
 Section 4.14 Compliance with Applicable Law..............................    7
 Section 4.15 Labor Matters...............................................    7
 Section 4.16 Employee Benefit Plans; ERISA...............................    7
 Section 4.17 Vote Required...............................................    9
 Section 4.18 Opinion of Financial Advisor................................    9
 Section 4.19 Ownership of Company Common Stock...........................    9
 Section 4.20 Pooling.....................................................   10
 Section 4.21 Taxes.......................................................   10
 Section 4.22 Contracts...................................................   11
                                   ARTICLE V
 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................  11
 Section 5.1  Organization................................................   11

 Section 5.2  Capitalization..............................................   11
 Section 5.3  Subsidiaries................................................   12
 Section 5.4  Authority Relative to this Agreement........................   12
 Section 5.5  Consents and Approvals; No Violations.......................   12
 Section 5.6  Reports and Financial Statements............................   13
 Section 5.7  Absence of Certain Changes or Events........................   13
 Section 5.8  Litigation..................................................   13
 Section 5.9  Patents, Trademarks, Etc....................................   13
                      Information in Disclosure Documents and Registration
 Section 5.10 Statement...................................................   13
 Section 5.11 Absence of Undisclosed Liabilities..........................   14
 Section 5.12 No Default..................................................   14
 Section 5.13 Taxes.......................................................   14
 Section 5.14 Title to Properties; Encumbrances...........................   15
 Section 5.15 Compliance with Applicable Law..............................   15
 Section 5.16 Labor Matters...............................................   15
 Section 5.17 Employee Benefit Plans; ERISA...............................   15
 Section 5.18 Contracts...................................................   17
 Section 5.19 Vote Required...............................................   17
 Section 5.20 Opinion of Financial Advisor................................   17
 Section 5.21 Takeover Statute............................................   17
 Section 5.22 The Company Rights Agreement................................   17
 Section 5.23 Ownership of Parent Common Stock............................   18
 Section 5.24 Pooling.....................................................   18
                                   ARTICLE VI
 CONDUCT OF BUSINESS PENDING THE MERGER....................................  18
 Section 6.1  Conduct of Business by the Company Pending the Merger.......   18
 Section 6.2  Conduct of Business by Parent Pending the Merger............   19
 Section 6.3  Conduct of Business of Sub..................................   20
                                  ARTICLE VII
 ADDITIONAL AGREEMENTS.....................................................  20
 Section 7.1  Access and Information......................................   20
 Section 7.2  Acquisition Proposals.......................................   20
 Section 7.3  Registration Statement......................................   21
 Section 7.4  Proxy Statements; Stockholder Approvals.....................   21
 Section 7.5  Affiliate Agreements........................................   21
 Section 7.6  Antitrust Laws..............................................   22
 Section 7.7  Proxies.....................................................   22
 Section 7.8  Employees, Employee Benefits................................   22
 Section 7.9  Stock Options...............................................   23
 Section 7.10 Public Announcements........................................   23
 Section 7.11 By-Law Indemnification and Insurance........................   23
 Section 7.12 Expenses....................................................   23
 Section 7.13 Additional Agreements.......................................   24
 Section 7.14 Control of the Company's and Parent's Operations............   24
 Section 7.15 Company Rights Plan.........................................   24
                                  ARTICLE VIII
 CONDITIONS TO CONSUMMATION OF THE MERGER..................................  25
 Section 8.1  Conditions to Each Party's Obligation to Effect the Merger..   25

                     Conditions to Obligation of the Company to Effect the
 Section 8.2  Merger......................................................   25
                 Conditions to Obligations of Parent and Sub to Effect the
 Section 8.3  Merger......................................................   25
                                   ARTICLE IX
 TERMINATION, AMENDMENT AND WAIVER.........................................  26
 Section 9.1  Termination.................................................   26
 Section 9.2  Effect of Termination.......................................   27
 Section 9.3  Amendment...................................................   27
 Section 9.4  Waiver......................................................   27
                                   ARTICLE X
 GENERAL PROVISIONS........................................................  27
 Section 10.1 Survival of Representations, Warranties and Agreements......   27
 Section 10.2 Brokers.....................................................   27
 Section 10.3 Notices.....................................................   28
 Section 10.4 Descriptive Headings........................................   28
 Section 10.5 Entire Agreement; Assignment................................   28
 Section 10.6 Governing Law...............................................   28
 Section 10.7 Specific Performance........................................   28
 Section 10.8 Counterparts................................................   29
 Exhibit A-1  Irrevocable Proxy...........................................   30
 Exhibit A-2  Irrevocable Proxy...........................................   32
 Exhibit A-3  Irrevocable Proxy...........................................   35
 Exhibit B    Form of Company Rights Plan Amendment.......................   37
 Exhibit C    Form of Affiliate Letter for Affiliates of the Company......   40
 Exhibit D    Form of Affiliate Letter for Affiliates of Parent...........   43

                        AMENDED AND RESTATED AGREEMENT

                              AND PLAN OF MERGER

  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 26, 1998 (the "Agreement"), by and among Acxiom Corporation, a Delaware corporation ("Parent"), ACX Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and May & Speh, Inc., a Delaware corporation (the "Company").

  WHEREAS, Parent, Sub and the Company entered into an Agreement and Plan of Merger dated as of May 26, 1998 (the "Original Agreement"); and

  WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved and authorized this Amended and Restated Merger Agreement providing for certain clarifications of the Original Agreement and on July 29, 1998, Parent, Sub and the Company entered into this Amended and Restated Merger Agreement; and

  WHEREAS, the Boards of Directors of Parent and Sub and the Company deem it advisable and in the best interests of their respective stockholders that Parent combine with the Company, and such Boards of Directors have approved the merger (the "Merger") of Sub with and into the Company upon the terms and subject to the conditions set forth herein; and

  WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, a holder of shares of Parent's common stock, par value $.10 per share (the "Parent Common Stock") is granting the Company an irrevocable proxy in the form attached hereto as Exhibit A-1 (the "Parent Stock Proxy"), to vote such shares of Parent Common Stock; and

  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Sub's willingness to enter into this Agreement, certain holders of shares of the Company's Common Stock, par value $.01 per share (the "Company Common Stock"), are granting Parent irrevocable proxies, in the forms attached hereto as Exhibits A-2 and A-3 (the "Company Stock Proxies" and, together with the Parent Stock Proxy, the "Proxies"), to vote such shares of Company Common Stock; and

  WHEREAS, immediately following the execution and delivery of this Agreement, the Company and Parent will enter into a stock option agreement (the "Company Option Agreement"), pursuant to which the Company will grant Parent the option to purchase shares of Company Common Stock, upon the terms and subject to the conditions set forth therein; and

  WHEREAS, immediately following the execution and delivery of this Agreement, the Company and Parent will enter into a stock option agreement (the "Parent Option Agreement"), pursuant to which Parent will grant the Company the option to purchase shares of Parent Common Stock, upon the terms and subject to the conditions set forth therein; and

  WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement is hereby adopted as a plan of reorganization for purposes of
Section 368 of the Code; and

  WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests under United States generally accepted accounting principles.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Proxies, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

  Section 1.1 The Merger. Upon the terms and subject to the conditions set forth herein, at the Effective Time (as defined in Section 1.2 hereof), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger be "May & Speh, Inc." The Merger shall have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware (the "GCL").

  Section 1.2 Effective Time of the Merger. The Merger shall become effective when a properly executed certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6 hereof. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is so filed.

                                  ARTICLE II

                           THE SURVIVING CORPORATION

  Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation (except that Article I of the Certificate of Incorporation shall be amended as of the Effective Time to read as follows "The name of the Corporation is May & Speh, Inc.").

  Section 2.2 By-Laws. Subject to Section 7.11 hereof, the By-Laws of Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

  Section 2.3 Directors and Officers of Surviving Corporation. (a) The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

  (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III

                             CONVERSION OF SHARES

  Section 3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any of the capital stock of Sub or the Company:

    (a) Each share of Company Common Stock (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent or any direct or indirect wholly owned subsidiary of Parent or Shares to be cancelled pursuant to Section 3.1(b)) shall be converted into the right to receive .80 (the "Exchange Ratio") of a validly issued, fully paid and non-assessable share of common stock, par value $.10 per share, of Parent ("Parent Shares"), payable upon the surrender of the certificate formerly representing such Share. Holders of Shares shall also have the right to receive together with each Parent Share issued in the Merger, one associated preferred stock purchase right (a "Parent Right") in accordance with the Rights Agreement dated as of January 28, 1998 (the "Parent Rights Agreement"), between Parent and First Chicago Trust Company of New York. References herein to the Parent Shares issuable in the Merger shall be deemed to include the associated Parent Rights.

    (b) Each Share held in the treasury of the Company and each Share held by Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therewith.

    (c) Each share of Common Stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent.

  Section 3.2 Exchange of Shares. Parent shall authorize one or more persons (reasonably satisfactory to the Company) to act as exchange agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall make available, and each holder of Shares will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such Shares for cancellation, certificates representing the number of Parent Shares into which such Shares are converted in the Merger. The Parent Shares into which the Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

  Section 3.3 Dividends; Transfer Taxes. No dividends that are declared on Parent Shares will be paid to persons entitled to receive certificates representing Parent Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Shares shall be issued, any dividends which shall have become payable with respect to such Parent Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Parent Shares are to be issued in a name other than that in which the certificate representing Shares surrendered in exchange therefor is registered it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Shares or dividends thereon or, in accordance with Section 3.4 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat laws.

  Section 3.4 No Fractional Securities. No certificates or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III and no dividend, stock split-up or other change in the capital structure of Parent shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of Parent Shares on the National Association of Securities Dealers Automated Quotations National Market System (the "NASDAQ") on the day of the Effective Time, or, if the Parent Shares are not so traded on such day, the closing sale price on the next preceding day on which such stock was traded on the NASDAQ.

  Section 3.5 Certain Adjustments. If between the date hereof and the Effective Time, the outstanding shares of Parent Common Stock or of Company Common Stock shall be changed into a different number of shares by reason or reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide the holders of Company Common Stock, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

  Section 3.6 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. From and after the Effective Time, the holders of the Shares issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided herein. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing Parent Shares and cash in lieu of any fractional shares in accordance with Section 3.4 hereof.

  Section 3.7 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, at 10:00 a.m., local time, on the later of (a) the date of the stockholders' meetings referred to in Section 7.4 hereof or (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as Parent and the Company shall agree.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

  Parent represents and warrants to the Company as follows:

  Section 4.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where such failures to be so qualified would not in the aggregate have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect"). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business since the date of its incorporation.

  Section 4.2 Capitalization. The authorized capital stock of Parent consists of 200,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share ("Parent Preferred Stock"), of which 200,000 shares have been designated as Participating Preferred Stock (the "Participating Preferred Stock"). As of the date hereof,
(i) 52,446,883 Parent Shares were issued and outstanding and (ii) no shares of Parent Preferred Stock were issued and outstanding. Except as set forth on
Schedule 4.2 hereto, all of the issued and outstanding Parent Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All of the Parent Shares issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, par value $.01 per share, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent. Except as set forth in Schedule 4.2 hereto, there are no outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent to issue, transfer or sell any of its securities other than: (i) rights to acquire shares of Participating Preferred Stock pursuant to the Parent Rights Agreement, and (ii) options to receive or acquire 7,725,516 Parent Shares pursuant to employee incentive or benefit plans, programs and arrangements ("Parent Employee Stock Options") and (iii) the Parent Option Agreement.

  Section 4.3 Subsidiaries. Schedule 4.3 hereto sets forth each direct or indirect interest owned by Parent in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic, of which Parent or any of its other Parent Subsidiaries owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity (each such entity is hereinafter referred to as a "Parent Subsidiary" and are hereinafter collectively referred to as the "Parent Subsidiaries"). Each Parent Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Parent Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Parent Material Adverse Effect. Each Parent Subsidiary has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. All of the outstanding shares of capital stock of the Parent Subsidiaries are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Parent Subsidiaries are owned by Parent or by a Parent Subsidiary free and clear of any liens, claims, charges or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent or any Parent Subsidiary to issue, transfer or sell any securities of any Parent Subsidiary. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which Parent or any of the Parent Subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any of the Parent Subsidiaries.

  Section 4.4 Authority Relative to this Agreement. Each of Parent and Sub has the corporate power to enter into this Agreement, the Parent Option Agreement and the Company Option Agreement, to carry out its obligations hereunder and thereunder and to consummate the Merger. The execution and delivery of this Agreement, the Parent Option Agreement and the Company Option Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated hereby and thereby and the consummation of the Merger have been duly authorized by the Boards of Directors of Parent and Sub, and by the Disinterested Directors (pursuant to Article Tenth, Section (b) of Parent's Certificate of Incorporation) and by Parent as the sole stockholder of Sub, and, except for the approvals of Parent's stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(b) hereof no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement, the Parent Option Agreement and the Company Option Agreement have been duly and validly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the other party hereto and thereto, this Agreement, the Parent Option Agreement and the Company Option Agreement constitute valid and binding agreements of each of Parent and Sub, enforceable against Parent and Sub in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies.

  Section 4.5 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of NASDAQ, state securities or blue sky laws, and the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent and Sub of the transactions contemplated by this Agreement, the Parent Option Agreement and the Company Option Agreement. Except as set forth on Schedule 4.5, neither the execution and delivery of this Agreement, the Parent Option Agreement or the Company Option Agreement by Parent or Sub nor the consummation by Parent or Sub of the transactions contemplated hereby or thereby, nor compliance by Parent or Sub with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Parent or of Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Parent Material Adverse Effect.

  Section 4.6 Reports and Financial Statements. Parent has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since March 31, 1996 (such reports together with all registration statements, prospectuses and information statements filed by the Company since March 31, 1996 being hereinafter collectively referred to as the "Parent SEC Reports"), and has previously furnished the Company with true and complete copies of all such Parent SEC Reports. None of such Parent SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all such Parent SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act. Each of the balance sheets (including the related notes) included in the Parent SEC Reports fairly presents the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of Parent and its subsidiaries for the respective periods or as of the respective dates set forth therein (subject, where appropriate, to normal year-end adjustments), all in conformity with generally accepted accounting principles consistently applied during the periods involved except as otherwise noted therein.

  Section 4.7 Absence of Certain Changes or Events. Except as set forth in the Parent SEC Reports, since December 31, 1997, neither Parent nor any of the Parent Subsidiaries has: (a) suffered any change which had or would have a Parent Material Adverse Effect or (b) subsequent to the date hereof, except as permitted by Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

  Section 4.8 Litigation. Except for litigation disclosed in the Parent SEC Reports and except as set forth on Schedule 4.8, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries, the outcome of which, is reasonably likely to have a Parent Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of the Parent Subsidiaries having, or which has or would have, a Parent Material Adverse Effect.

  Section 4.9 Patents, Trademarks, Etc. Except as set forth on Schedule 4.9, to the knowledge of Parent, Parent and the Parent Subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, licenses, trade secrets, applications for trademarks and for service marks, computer software, software programs, know-how and other proprietary rights and information (collectively,"Proprietary Rights") used or held for use in connection with the business of Parent and the Parent Subsidiaries as currently conducted or as contemplated to be conducted, free and clear of any liens, claims or encumbrances. Except as set forth on Schedule 4.9 hereto, to the knowledge of Parent, the conduct of the business of Parent and the Parent Subsidiaries as currently conducted does not conflict in any way with any Proprietary Right of any third party. Except as set forth in Schedule 4.9 hereto, to the knowledge of Parent there are no infringements of any of the Proprietary Rights owned by or licensed to Parent or any of the Parent Subsidiaries.

  Section 4.10 Information in Disclosure Documents and Registration
Statement. None of the information to be supplied by Parent or Sub for inclusion in (a) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the Parent Shares to be issued in the Merger (the "Registration Statement") and (b) the joint proxy statement to be distributed in connection with the Parent's and the Company's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder.

  Section 4.11 Absence of Undisclosed Liabilities.

  Other than obligations incurred in the ordinary course of business, neither Parent nor any of the Parent Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation which would be required to be disclosed on a consolidated balance sheet under GAAP, except
(a) liabilities or obligations reflected in the Parent SEC Reports and (b) liabilities or obligations which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

  Section 4.12 No Default. Neither Parent nor any of the Parent Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Parent or any of the Parent Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of the Parent Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not have a Parent Material Adverse Effect.

  Section 4.13 Title to Properties; Encumbrances.

  Except as described in the following sentence, each of Parent and the Parent Subsidiaries has good and valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible) material to the operation of Parent's business and operations, including, without limitation, all such properties and assets reflected in the consolidated balance sheet of Parent and the Parent Subsidiaries as of December 31, 1997 included in Parent's Quarterly Report on Form l0-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1997). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except (i) as set forth in the Parent SEC Reports, and (ii) such encumbrances that do not individually or in the aggregate have a Parent Material Adverse Effect.

  Section 4.14 Compliance with Applicable Law. Each of Parent and the Parent Subsidiaries is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) (collectively "Laws") except where the failure to be in such compliance would not, individually or in the aggregate, have a Parent Material Adverse Effect.

  Section 4.15 Labor Matters. Except as set forth in Schedule 4.15 hereto, neither Parent nor any of the Parent Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Parent, threatened against Parent or the Parent Subsidiaries relating to their business, except for any such preceding which would not have a Parent Material Adverse Effect. To the knowledge of Parent, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of the Parent Subsidiaries.

  Section 4.16 Employee Benefit Plans; ERISA. (a) Schedule 4.16 hereto contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (the "Parent Plans"), maintained or contributed to or required to be contributed to by (i) Parent, (ii) any Parent Subsidiary or (iii) any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Parent would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of Parent, any Parent Subsidiary or any ERISA Affiliate. Schedule 4.16 hereto identifies each of the Parent Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "Parent ERISA Plans").

  (b) With respect to each of the Parent Plans, Parent has heretofore made available to the Company true and complete copies of each of the following documents:

    (i) a copy of the Parent Plan (including all amendments thereto);

    (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Parent Plan for the last two years;

    (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Parent Plan;

    (iv) if the Parent Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

    (v) the most recent determination letter received from the Internal Revenue Service with respect to each Parent Plan intended to qualify under
  Section 401 of the Code.

  (c) No liability under Title IV of ERISA has been incurred by Parent, any Parent Subsidiary or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Parent, any Parent Subsidiary or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Parent, a Parent Subsidiary or an ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Effective Time.

  (d) With respect to each Parent ERISA Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

  (e) No Parent ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Parent ERISA Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the term of any Parent ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

  (f) No Parent ERISA Plan is a "multiemployer pension plan," as defined in
Section 3(37) of ERISA, nor is any Parent ERISA Plan a plan described in
Section 4063(a) of ERISA.

  (g) Each Parent ERISA Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

  (h) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

  (i) No amounts payable under the Parent Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

  (j) No Parent Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Parent, any Parent Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA,
(iii) deferred compensation benefits accrued as liabilities on the books of Parent, any Parent Subsidiary or any ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

  (k) The consummation of the transactions contemplated by this Agreement will not:

    (i) entitle any current or former employee or officer of Parent, any Parent Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement,

    (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or

    (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

  (l) With respect to each Parent Plan that is funded wholly or partially through an insurance policy, there will be no material liability of Parent, any Parent Subsidiary or any ERISA Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

  (m) There are no pending, threatened or anticipated claims by or on behalf of any of the Parent Plans, by any employee or beneficiary covered under any such Parent Plan, or otherwise involving any such Parent Plan (other than routine claims for benefits).

  (n) Neither Parent, any Parent Subsidiary or any ERISA Affiliate, nor any of the Parent ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Parent, any Parent Subsidiary or any ERISA Affiliate, any of the Parent ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Parent ERISA Plans or any such trust could be subject to either a material civil liability under Section 409 of ERISA or Section 502(i) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

  Section 4.17 Vote Required. Approval of the Merger by the stockholders of Parent will require the approval of a majority of the total votes cast in person or by proxy at the stockholders' meeting referred to in Section 7.4. No other vote of the stockholders of Parent, or of the holders of any other securities of Parent (equity or otherwise), is required by law, the Certificate of Incorporation or By-laws of Parent or otherwise in order for Parent to consummate the Merger, the Parent Option Agreement and the transactions contemplated hereby and thereby.

  Section 4.18 Opinion of Financial Advisor. The Board of Directors of Parent (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of the holders of the Parent Shares. Parent has received the opinion of Stephens Inc., Parent's financial advisor, substantially to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

  Section 4.19 Ownership of Company Common Stock. Except as contemplated by this Agreement, the Proxies and the Company Option Agreement, as of the date hereof, neither Parent nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company.

  Section 4.20 Pooling. Neither Parent nor any Parent Subsidiary has knowledge of any fact or information which causes, or should reasonably cause, Parent or Subsidiary to believe that the transactions contemplated by this Agreement could not be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

  Section 4.21 Taxes. (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of Parent, each of the Parent Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries (i) is a member (a "Current Parent Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Parent Group," together with Current Parent Groups, a "Parent Affiliated Group") have been timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Parent Material Adverse Effect (it being understood that the representations made in this Section, to the extent that they relate to Past Parent Groups, are made to the knowledge of Parent). All Taxes due and owing by Parent, any Parent Subsidiary or any Parent Affiliated Group have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Parent Material Adverse Effect. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Parent Subsidiary or any Affiliated Group which would, individually or in the aggregate, have a Parent Material Adverse Effect. All assessments for Taxes due and owing by Parent, any Parent Subsidiary or any Parent Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Prior to the date of this Agreement, Parent has provided the Company with written schedules of (i) the taxable years of Parent for which the statutes of limitations with respect to U.S. federal income Taxes have not expired, and (ii) with respect to U.S. federal income Taxes, for all taxable years for which the statute of limitations has not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Parent and each of the Parent Subsidiaries have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Parent Material Adverse Effect.

  (b) Neither Parent nor any of the Parent Subsidiaries is a party to, bound by, or has any obligation under any Tax sharing, allocation, indemnity, or similar contract or arrangement.

  (c) Neither Parent nor any of the Parent Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code.

  (d) Schedule 4.21 sets forth (i) the taxable years of Parent for which the statute of limitations with respect to Material State income Taxes have not expired, and (ii) with respect to Material State income Taxes, for all taxable years for which the statute of limitations has not expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated.

  (e) For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign, provincial, territorial or other taxes, imposts, rates, levies, assessments and other charges of any kind whatsoever whether imposed directly or through withholding (together with any and all interest, penalties, additions to tax and additional amounts applicable with respect thereto), including, without limitation, income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, net worth, excise, withholding, ad valorem and value added taxes, and (ii) "Tax Return" means any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed or, where none is required to be filed with a taxing authority, the statement or other document issued by a taxing authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax. For purposes of this
Section 4.21 "Material State" means any state for which the average allocation percentage of Parent and the Parent Subsidiaries for the past three years exceeds ten percent (10%).

  Section 4.22 Contracts. Except as set forth on Schedule 4.22 hereto, neither Parent nor any of the Parent Subsidiaries is party to any agreement (whether written or oral) that (a) involves performance of services or delivery of goods or materials of an amount or value in excess of $3 million per year; or
(b) is a software licensing agreement involving an amount or value in excess of $2,000,000 (the "Parent Contracts"). Each Parent Contract is valid and binding on Parent and is in full force and effect, and Parent and each of the Parent Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Parent Contract, except where such noncompliance, individually or in the aggregate, would not have a Parent Material Adverse Effect. Neither Parent nor any of the Parent Subsidiaries knows of, or has received notice of, any violation or default under any Parent Contract except for such violations or defaults as would not in the aggregate have a Parent Material Adverse Effect.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to Parent and Sub as follows:

  Section 5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except such failures to be so qualified which would not in the aggregate have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect").

  Section 5.2 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share and 2,000,000 shares of Preferred Stock, no par value ("Company Preferred Stock"), of which 300,000 shares have been designated as Series A Participating Preferred Stock. As of the date hereof, 26,073,654 shares of Company Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding. All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except for (i) the 7,228,153 shares of Company Common Stock issuable upon the conversion of the 5 1/4% Convertible Subordinated Notes due 2003, (ii) options to receive or acquire 4,643,503 shares of Company Common Stock granted (or to be granted pursuant to Section 6.1(c)) pursuant to employee incentive or benefit plans, programs and arrangements of the Company ("Employee Stock Options"), which options are listed by optionee, price per share, date of grant and number of shares covered thereby on Schedule 5.2 hereto, (iii) warrants to purchase 180,000 shares of Company Common Stock and (iv) the rights (the "Company Rights") to acquire shares of Series A Participating Preferred Stock pursuant to the Rights Agreement between the Company and Harris Trust and Savings Bank dated March 1, 1996 (the "Company Rights Agreement"), and as otherwise provided for in this Agreement and the Company Option Agreement, there are not now, and at the Effective Time there will not be, any shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer or sell any shares of its capital stock. Except as provided in this Agreement or in the Schedules hereto, after the Effective Time, the Company will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

  Section 5.3 Subsidiaries. Schedule 5.3 hereto sets forth each direct or indirect interest owned by the Company in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic, of which the Company or any of its other Subsidiaries owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity (each such entity is hereinafter referred to as a Subsidiary and are hereinafter collectively referred to as the "Subsidiaries".) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Company Material Adverse Effect. Each Subsidiary has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. All of the outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and nonassessable and are owned by the Company or by a Subsidiary free and clear of any liens, claims, charges or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company or any Subsidiary to issue, transfer or sell any securities of any Subsidiary. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company or any of the Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

  Section 5.4 Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement, the Parent Option Agreement and the Company Option Agreement, to carry out its obligations hereunder and thereunder and to consummate the Merger. The execution and delivery of this Agreement, the Parent Option Agreement and the Company Option Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and thereby and the consummation of the Merger have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by
Section 7.4 hereof and the filing of the Certificate of Merger as required by the GCL, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Parent Option Agreement and the Company Option Agreement, the transactions contemplated hereby and thereby or the consummation of the Merger. This Agreement, the Parent Option Agreement and the Company Option Agreement have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement, the Parent Option Agreement and the Company Option Agreement constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies.

  Section 5.5 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state securities or blue sky laws, the rules and regulations of NASDAQ and the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, the Parent Option Agreement and the Company Option Agreement. Neither the execution and delivery of this Agreement, the Parent Option Agreement or the Company Option Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of the Company or any of the Subsidiaries, (b) except as set forth on Schedule 5.5(b), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Company Material Adverse Effect.

  Section 5.6 Reports and Financial Statements. The Company has filed all reports required to be filed with the SEC pursuant to the Exchange Act since March 26, 1996 (such reports, together with all registration statements, prospectuses and information statements filed by the Company since March 26, 1996, being hereinafter collectively referred to as the "Company SEC Reports"), and has previously furnished Parent with true and complete copies of all such Company SEC Reports. None of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all such Company SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act. Each of the balance sheets (including the related notes) included in the Company SEC Reports fairly presents the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of the Company and the Subsidiaries for the respective periods or as of the respective dates set forth therein (subject, where appropriate, to normal year-end adjustments), all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

  Section 5.7 Absence of Certain Changes or Events. Except as set forth in
Schedule 5.7 hereto or in the Company SEC Reports, since September 30, 1997, neither the Company nor any of the Subsidiaries has: (a) suffered any change which had or would have a Company Material Adverse Effect or (b) subsequent to the date hereof, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

  Section 5.8 Litigation. Except for litigation disclosed in the Company SEC Reports there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries the outcome of which is reasonably likely to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its Subsidiaries, which has or would have a Company Material Adverse Effect.

  Section 5.9 Patents, Trademarks, Etc. Except as set forth in Schedule 5.9, to the knowledge of the Company, the Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all Proprietary Rights used or held for use in connection with the business of the Company and its Subsidiaries as currently conducted or as contemplated to be conducted, free and clear of any liens, claims or encumbrances. Except as set forth in
Schedule 5.9, to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not conflict in any way with any Proprietary Right of any third party. To the knowledge of the Company there are no infringements of any of the Proprietary Rights owned by or licensed to the Company or any of its Subsidiaries.

  Section 5.10 Information in Disclosure Documents and Registration
Statement. None of the information to be supplied by the Company for inclusion in the Proxy Statement or the Registration Statement, other than the information to be supplied by Parent or Sub, will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

  Section 5.11 Absence of Undisclosed Liabilities. Other than obligations incurred in the ordinary course of business, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation which would be required to be disclosed on a consolidated balance sheet under GAAP, except (a) liabilities or obligations reflected in the Company SEC Reports and (b) liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

  Section 5.12 No Default. Neither the Company nor any of the Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which the Company or any of the Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

  Section 5.13 Taxes. (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries (i) is a member (a "Current Company Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Company Group," together with Current Company Groups, a "Company Affiliated Group") have been timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Company Material Adverse Effect (it being understood that the representations made in this Section, to the extent that they relate to Past Company Groups, are made to the knowledge of the Company). All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary or any Affiliated Group which would, individually or in the aggregate, have a Company Material Adverse Effect. All assessments for Taxes due and owing by the Company, any Subsidiary or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Schedule 5.13 sets forth (i) the taxable years of the Company for which the statutes of limitations with respect to U.S. federal income Taxes have not expired, and (ii) with respect to U.S. federal income Taxes, for all taxable years for which the statute of limitations has not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect.

  (b) Neither the Company nor any of its Subsidiaries is a party to, bound by, or has any obligation under any Tax sharing, allocation, indemnity, or similar contract or arrangement.

  (c) Neither the Company nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

  (d) Schedule 5.13 sets forth (i) the taxable years of the Company for which the statute of limitations with respect to Material State income Taxes have not expired, and (ii) with respect to Material State income Taxes, for all taxable years for which the statute of limitations has not expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated.

  (e) For purposes of this Section 5.13: "Material State" means any state for which the average allocation percentage of the Company and its Subsidiaries for the past three years exceeds ten percent (10%).

  Section 5.14 Title to Properties; Encumbrances. Except as described in the following sentence, each of the Company and the Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible material to the operations and business of the Company), including, without limitation, all such properties and assets reflected in the consolidated balance sheet of the Company and the Subsidiaries as of March 31, 1998 included in the Company's Quarterly Report on Form 10-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since March 31, 1998). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except
(i) as set forth in the Company SEC Reports or in Schedule 5.14 hereto, and
(ii) such encumbrances that do not individually or in the aggregate have a Company Material Adverse Effect.

  Section 5.15 Compliance with Applicable Law. Each of the Company and the Subsidiaries is in compliance with all applicable Laws (whether statutory or otherwise), except where the failure to be in such compliance would not, individually or in the aggregate, have a Company Material Adverse Effect.

  Section 5.16 Labor Matters. Except as set forth on Schedule 5.16, neither the Company nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries relating to their business, except for any such preceding which would not have a Company Material Adverse Effect. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Subsidiaries.

  Section 5.17 Employee Benefit Plans; ERISA. (a) Schedule 5.17 hereto contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (the "Plans"), maintained or contributed to or required to be contributed to by (i) the Company, (ii) any Subsidiary or (iii) any ERISA Affiliate, that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate. Schedule 5.17(a) hereto identifies each of the Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").

  (b) With respect to each of the Plans, the Company has heretofore delivered or will deliver to Parent true and complete copies of each of the following documents:

    (i) a copy of the Plan (including all amendments thereto);

    (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Plan for the last two years;

    (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan;

    (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

    (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

  (c) No liability under Title IV of ERISA has been incurred by the Company, any Subsidiary or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, any Subsidiary or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, a Subsidiary or an ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Effective Time.

  (d) Except as disclosed in Schedule 5.17, with respect to each ERISA Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

  (e) Except as disclosed in Schedule 5.17, no ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the term of any ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

  (f) No ERISA Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any ERISA Plan a plan described in Section 4063(a) of ERISA.

  (g) Each ERISA Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

  (h) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

  (i) Except as disclosed in Schedule 5.17, no amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of
Section 280G of the Code. Schedule 5.17 sets forth the aggregate amount of entitlements and other amounts that could be (i) received (whether in cash or property or the vesting of property) under any of the Plans as a result of any of the transactions contemplated by this Agreement by any person which is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code) and (ii) characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), plus the amount of any excise taxes that may be imposed with respect thereto and any additional amounts or gross-ups that may be paid with respect to such amounts.

  (j) Except as disclosed in Schedule 5.17, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, any Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any Subsidiary or any ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

  (k) Except as disclosed on Schedule 5.17, the consummation of the transactions contemplated by this Agreement will not

    (i) entitle any current or former employee or officer of the Company, any Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement,

    (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or

    (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

  (l) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company, any Subsidiary or any ERISA Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

  (m) There are no pending, threatened or anticipated claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

  (n) Neither the Company, any Subsidiary or any ERISA Affiliate, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Subsidiary or any ERISA Affiliate, any of the ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a material civil liability under Section 409 of ERISA or Section 502(i) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

  Section 5.18 Contracts. Except as set forth on Schedule 5.18 hereto, neither the Company nor any of its Subsidiaries is party to any agreement (whether written or oral) that (a) involves performance of services or delivery of goods or materials of an amount or value in excess of $1 million per year; or
(b) is a software licensing agreement involving an amount or value in excess of $500,000 (the "Company Contracts"). Each Company Contract is valid and binding on the Company and is in full force and effect, and the Company and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Company Contract, except where such noncompliance, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation or default under any Company Contract except for such violations or defaults as would not in the aggregate have a Company Material Adverse Effect.

  Section 5.19 Vote Required. Approval of the Merger by the stockholders of the Company will require the affirmative vote of the holders of a majority of the outstanding Shares. No other vote of the stockholders of the Company, or of the holders of any other securities of the Company (equity or otherwise), is required by law, the certificate of incorporation or by-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and by the Company Option Agreement.

  Section 5.20 Opinion of Financial Advisor. The Board of Directors of the Company (at meetings duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, the Company's financial advisor, substantially to the effect that the Exchange Ratio is fair to the holders of the Company Common Stock from a financial point of view.

  Section 5.21 Takeover Statute. The Board of Directors of the Company has approved this Agreement, the Parent Option Agreement and the Company Option Agreement and the transactions contemplated hereby and thereby and, assuming the accuracy of Parent's and Sub's representation and warranty contained in
Section 4.19, such approval constitutes approval of the Merger and the other transactions contemplated hereby by such Board of Directors under the provisions of Section 203 of the GCL such that Section 203 of the GCL does not apply to this Agreement and the transactions contemplated hereby.

  Section 5.22 The Company Rights Agreement. The Board of Directors of the Company has approved the amendment of the Company Rights Plan in the form attached hereto as Exhibit B and as a result thereof, none of the execution or delivery of this Agreement, the Proxies or the Company Option Agreement or the consummation of the transactions contemplated hereby or thereby will (a) cause the Company Rights to become exercisable or to separate from the stock certificates to which they are attached, (b) cause Parent to become an "Acquiring Person" (as such term is defined in the Company Rights Agreement), or (c) trigger any other provisions of the Company Rights Agreement.

  Section 5.23 Ownership of Parent Common Stock. Except as contemplated by this Agreement, the Parent Option Agreement and the Parent Stock Proxy, as of the date hereof, neither the Company nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent.

  Section 5.24 Pooling. Neither the Company nor any Subsidiary has knowledge of any fact or information which causes, or should reasonably cause, the Company or any Subsidiary to believe that the transactions contemplated by this Agreement could not be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER

  Section 6.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as set forth in Schedule 6.1 or may be expressly permitted pursuant to this
Agreement:

    (a) the respective businesses of the Company and the Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the Company's operations;

    (b) the Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Subsidiaries;

    (c) neither the Company nor any of the Subsidiaries shall (i) authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the 4,593,503 unissued Shares reserved for issuance upon the exercise of currently outstanding employee stock options and except for employee options to purchase not more than 50,000 shares, the 7,228,153 Shares reserved for issuance upon conversion of the Company's 5 1/4% Convertible Subordinated Notes due 2003, or the 180,000 Shares reserved for issuance upon exercise of warrants; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets other than in the ordinary course of business and consistent with past practices;
  (iii) except for certain indebtedness not in excess of $15,000,000, incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices;
  (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than to Subsidiaries; (vi) authorize capital expenditures not in the ordinary course of business in excess of $1,000,000; (vii) make any Tax election or settle or compromise any Tax liability; (viii) change its fiscal year; (ix) except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as required by a governmental body or authority, change its methods of accounting (including, without limitation, make any material write-off or reduction in the carrying value of any assets) in effect at September 30, 1997, except as required by changes in GAAP as concurred in by the Company's independent auditors; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) the Company shall use its reasonable best efforts to preserve intact the business organization of the Company and the Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Subsidiaries;

    (e) neither the Company nor any of the Subsidiaries will enter into any employment agreements with any officers or employees or grant any increases in the compensation of their respective officers and employees other than increases in the ordinary course of business and consistent with past practice, or enter into, adopt or amend any Plan (as that term is defined in Schedule 5.17 hereto); and

    (f) neither the Company nor any of the Subsidiaries shall (i) take or allow to be taken any action which would jeopardize the treatment of Parent's acquisition of the Company as a pooling of interests for accounting purposes; or (ii) take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of
  Section 368(a) of the Code.

  Section 6.2 Conduct of Business by Parent Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise expressly permitted by this Agreement:

    (a) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of Parent's operations;

    (b) Parent shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Parent Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Parent Subsidiaries or (iv) consolidate with or merge with or into another company unless at least 50% of the members of the Board of Directors of the surviving entity are members of the Board of Directors of Parent immediately prior to such merger or consolidation or are otherwise designated by Parent.

    (c) neither Parent nor any of the Parent Subsidiaries shall (i) authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for
  (a) unissued shares of Parent Common Stock reserved for issuance upon the exercise of Parent Employee Stock Options, (b) the shares of Parent Common Stock to be granted pursuant to Parent's Employee Stock Benefit and Recognition Program, and (c) the shares of Parent Common Stock reserved for issuance upon the exercise of certain rights by Trans Union Corporation ("Trans Union") pursuant to the Data Center Management Agreement between Trans Union and Parent, or (ii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) Parent shall use its reasonable best efforts to preserve intact the business organization of Parent and the Parent Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Parent Subsidiaries;

    (e) neither Parent nor any of the Parent Subsidiaries shall (i) take or allow to be taken any action which would jeopardize the treatment of the transaction as a pooling of interests for accounting purposes or (ii) take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    (f) Nothing set forth in Section 6.2(a), (b), (c) or (d) above shall limit Parent's ability to authorize or propose, enter into, or consummate agreements relating to acquisitions, mergers or other business combinations, including any such transaction pursuant to which Parent issues shares of its capital stock; provided that in connection with any such transaction Parent will not consolidate or merge with or into another company unless at least 50% of the members of the Board of Directors of the surviving entity are members of the Board of Directors of Parent immediately prior to such merger or consolidation or otherwise designated by Parent.

  Section 6.3 Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

  Section 7.1 Access and Information. The Company and Parent shall each afford to the other and to the other's financial advisors, legal counsel, accountants consultants and other representatives full access upon reasonable notice and during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

  Section 7.2 Acquisition Proposals. From and after the date hereof, the Company will not and the Company and the Subsidiaries will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal or offer with respect to, engage in negotiations concerning, provide any information or data to, any person relating to any acquisition, business combination or purchase (including by way of a tender or exchange offer) of (i) all or any significant portion of the assets of the Company and the Subsidiaries, (ii) 15% or more of the outstanding shares of Company Common Stock or (iii) 15% or more of the outstanding shares of capital stock of any Subsidiary of the Company (a "Takeover Proposal"), other than the Merger; provided, however, that nothing contained in this Section 7.2 shall prohibit the Board of Directors of the Company from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form) or entering into discussions or negotiations with any person or group that makes a Superior Proposal that was not solicited by the Company or which did not otherwise result from a breach of this Section 7.2, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the advice of outside legal counsel, determines in good faith that such action is reasonably necessary for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) concurrently with furnishing such information to, or entering into discussions or negotiations with, such person or group making this Superior Proposal, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, and (C) the Company keeps Parent informed of the status and all material information including the identity of such person or group with respect to any such discussions or negotiations to the extent such disclosure would not constitute a violation of any applicable law. For purposes of this Agreement "Superior Proposal" means any Takeover Proposal which the Board of Directors of the Company concludes in its good faith judgment (based on the advice of outside legal counsel and a financial advisor of a nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is fully committed, subject to customary conditions; provided, however, that the reference to "15%" in clauses (ii) and (iii) of the definition of Takeover Proposal shall be deemed to be references to "51%". The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing and will notify Parent immediately in writing if any such inquiries or proposals (including the material terms and conditions thereof) are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company. Nothing contained in this Section 7.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside legal counsel, failure so to disclose may be inconsistent with its obligations under applicable law.

  Section 7.3 Registration Statement. As promptly as practicable, Parent and the Company shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its best efforts to have the Registration Statement declared effective. Parent shall also use its best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Parent Shares pursuant hereto. Parent and the Company shall furnish each other with all information concerning Parent and the Company, as the case may be, and the holders of their capital stock and shall take such other action as each party may reasonably request in connection with the preparation of the Proxy Statement and the Registration Statement and issuance of Parent Shares. Each such party agrees promptly to advise the other if at any time prior to the Effective Time any information provided by any party hereto in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or omission. To the extent the issuance of Parent Shares pursuant to the Merger to Lawrence J. Speh or Albert J. Speh, Jr., (or to any other stockholder of the Company granting proxies pursuant to Section 7.7) are not permitted by the rules and regulations of the SEC to be registered on the Registration Statement, Parent will use its best efforts to register such issuance of Parent Shares to such stockholders of the Company on a Form S-3 or other appropriate form.

  Section 7.4 Proxy Statements; Stockholder Approvals. (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

    (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its reasonable best efforts to obtain such stockholder approval; and

    (ii) recommend approval and adoption of this Agreement by the stockholders of the Company and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

  (b) Parent, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

    (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve the issuance of the Parent Shares pursuant to the Merger and shall use its reasonable best efforts to obtain such stockholder approval; and

    (ii) recommend approval and adoption of the issuance of the Parent Shares pursuant to the Merger by the stockholders of Parent and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

  (c) Parent and the Company shall cause the definitive Proxy Statement to be mailed to their stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. At the stockholders' meetings, each of Parent and the Company shall vote or cause to be voted in favor of approval and adoption of this Agreement all Shares as to which it holds proxies at such time.

  Section 7.5 Affiliate Agreements. (a) Prior to the mailing of the Proxy Statement to the stockholders of the Company the Company shall cause to be delivered to Parent a list in form and substance reasonably satisfactory to Parent identifying all persons who are at the time of the Company stockholders' meeting convened in accordance with Section 7.4 hereof, "affiliates" of the Company as that term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall use its reasonable best efforts to cause each person who is identified as a possible "affiliate" in the list furnished pursuant to this Section 7.5 to deliver to Parent at or prior to the mailing of the Proxy Statement a written agreement, in substantially the form attached hereto as Exhibit C.

  (b) Prior to the mailing of the Proxy Statement to the stockholders of Parent, Parent shall deliver to the Company a list, in form and substance reasonably satisfactory to the Company, identifying all persons who are, at the time of the Parent stockholders' meeting convened in accordance with
Section 7.4 hereof, "affiliates" of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use its reasonable best efforts to cause each person who is identified as a possible "affiliate" in the list furnished pursuant to this Section 7.5 to deliver to Parent at or prior to the mailing of the Proxy Statement, a written agreement substantially in the form of Exhibit D hereto.

  Section 7.6 Antitrust Laws. As promptly as practicable, the Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.1 hereof, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

  Section 7.7 Proxies. Concurrently herewith, the Parent is entering into the Company Stock Proxies with each of Lawrence J. Speh and Albert J. Speh, Jr. in the form attached hereto as Exhibits A-2 and A-3, respectively. Concurrently herewith, the Company is entering into the Parent Stock Proxy with Charles D. Morgan in the form attached hereto as Exhibit A-1. Parent will use its reasonable best efforts to obtain proxies within ten business days following the date hereof from the stockholders listed on Schedule 7.7(a) hereto, such proxies to be substantially in the form of Exhibit A-1. The Company will use its reasonable best efforts to obtain proxies within ten business days following the date hereof from the record holders of all shares of Company Common Stock reflected as being beneficially owned by each of Lawrence J. Speh and Albert J. Speh, Jr., as set forth on Schedule 7.7(b), such proxies to be substantially in the form of Exhibits A-2 and A-3.

  Section 7.8 Employees, Employee Benefits. (a) Parent agrees that individuals who are employed by the Company as of the Effective Time shall become employees of the Surviving Corporation following the Effective Time (each such employee, an "Affected Employee"); provided, however, that nothing contained in this Section 7.8 shall require the Surviving Corporation to continue the employment of any Affected Employee for any period of time following the Effective Time.

  (b) Parent shall, or shall cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting and determination of the level of benefits (but not for the purpose of benefit accrual under any defined benefit plan) under any employee benefit plans or arrangements maintained by the Parent, the Surviving Corporation or any Subsidiary of the Parent for such Affected Employees' service with the Company or any Subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time.

  (c) Parent shall, or shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such Affected Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Affected Employees are eligible to participate in after the Effective Time.

  Section 7.9 Stock Options. (a) As of the Effective Time, (i) each outstanding Employee Stock Option shall be converted into an option (an "Adjusted Option") to purchase the number of Parent Shares equal to the number of Shares subject to such Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of Parent Shares), at an exercise price per share equal to the exercise price for each such Share subject to such option divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such Employee Stock Option to the Company shall be deemed to refer to Parent, where appropriate; provided, however, that the adjustments provided in this clause
(i) with respect to any Employee Stock Options which are "incentive stock options" (as defined in Section 422 of the Code) or which are described in
Section 423 of the Code, shall be affected in a manner consistent with the requirements of Section 424(a) of the Code, and (ii) Parent shall assume the obligations of the Company under the Company's stock option plans pursuant to which such Employee Stock Options were issued. The other terms of each Adjusted Option, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option shall be the date on which the corresponding Employee Stock Option was granted.

  (b) Parent shall (i) reserve for issuance the number of Parent Shares that will become subject to the benefit plans, programs and arrangements referred to in this Section 7.9 and (ii) issue or cause to be issued the appropriate number of Parent Shares pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of Parent Shares necessary to fulfill Parent's obligations under this Section
7.9. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options remain outstanding.

  (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company stock option plans and the agreements evidencing the grants of such Employee Stock Options and that such Employee Stock Options and the related agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 7.9 after giving effect to the Merger).

  Section 7.10 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, except as may be required by Law.

  Section 7.11 By-Law Indemnification and Insurance. Parent shall cause the Surviving Corporation to keep in effect in its By-Laws a provision for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) which provides for indemnification of the past and present officers and directors (the "Indemnified Parties") of the Company to the fullest extent permitted by the GCL. For six years from the Effective Time, Parent shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence. For a period of six years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company or provide substitute policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall Parent be required to pay with respect to such insurance policies in any one year more than $200,000.

  Section 7.12 Expenses. (a) Except as set forth in this Section 7.12, whether or not the Merger is consummated all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses; provided that those expenses incurred in connection with printing the Registration Statement and the related Proxy Statement, as well as the filing fee relating to the Registration Statement will be shared equally by Parent and the Company.

  (b) As a condition and inducement to Parent's and Sub's willingness to enter this Agreement, (i) if this Agreement is terminated by Parent and Sub pursuant to Section 9.1(e) or 9.1(g), (ii) if this Agreement is terminated by Parent and Sub or by the Company pursuant to 9.1(h) or (iii)(x) prior to the termination of this Agreement, a bona fide Takeover Proposal is commenced, publicly proposed or publicly disclosed and not withdrawn, (y) this Agreement is terminated by the Parent and Sub or the Company pursuant to Section 9.1(f) (but only due to the failure of the Company stockholders to approve the Merger) and (z) concurrently with or within twelve months after such termination a Takeover Proposal shall have been consummated, then, in each case, the Company shall (i) pay to Parent a fee (the "Company Termination Fee") of $20,000,000 in immediately available funds and (ii) reimburse Parent and Sub for all out-of-pocket expenses and fees (including, without limitation, the fees and expenses of their counsel and investment banking firms) incurred by them or on their behalf in connection with the Merger, this Agreement or the transactions contemplated hereby; provided, however, that such fees and expenses shall not exceed $2,500,000. The Company will pay the Company Termination Fee promptly, but in no event later than (a) the second business day following termination by Parent and Sub pursuant to clause (i) or
(ii) above, or (b) in the case of termination by Parent and Sub pursuant to clause (iii) above upon the consummation of the Takeover Proposal referred to in clause (iii)(z) above. The Company will reimburse Parent and Sub for the foregoing fees and expenses promptly, but in no event later than the second business day following submission of statements therefor.

  (c) As a condition and inducement to the Company's willingness to enter this Agreement, if (i) this Agreement is terminated by the Company pursuant to
Section 9.1(i) or (ii) (x) prior to the termination of this Agreement, a bona fide proposal or offer with respect to any acquisition, business combination or purchase (including by way of a tender or exchange offer) of all or any significant portion of the assets of, or 15% or more of the outstanding shares of capital stock of Parent (a "Parent Takeover Proposal") is commenced, publicly proposed or publicly disclosed and not withdrawn, (y) this Agreement is terminated by the Company pursuant to Section 9.1(f) (but only due to the failure of the Parent stockholders to approve the issuance of Parent Shares pursuant to the Merger) and (z) concurrently with or within twelve months after such termination a Parent Takeover Proposal shall have been consummated, then Parent shall (i) pay to the Company a fee (the "Parent Termination Fee") of $20,000,000 in immediately available funds, and (ii) reimburse the Company for all out-of-pocket expenses and fees (including, without limitation, the fees and expenses of its counsel and investment banking firms) incurred by it or on its behalf in connection with the Merger, this Agreement or the transactions contemplated hereby; provided, however, that such fees and expenses shall not exceed $2,500,000. Parent will pay the Parent Termination Fee promptly, but in no event later than (a) the second business day following termination by the Company pursuant to clause (i) above, or (b) in the case of termination by the Company pursuant to clause (ii) above, upon the consummation of the Takeover Proposal referred to in clause (ii)(z) above. Parent will reimburse the Company for the foregoing fees and expenses promptly, but in no event later than the second business day following submission of statements therefor.

  Section 7.13 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Sub and the Company shall take all such necessary action.

  Section 7.14 Control of the Company's and Parent's Operations. Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

  Section 7.15 Company Rights Plan. No later than the date hereof, the Company shall amend the Company Rights Plan to effect the changes thereto contemplated by the form of amendment attached hereto as Exhibit B. Except as set forth in Exhibit B, the Company shall not amend, modify or supplement the Company Rights Plan without the prior written consent of Parent.

                                 ARTICLE VIII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

    (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act.

    (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of each of the Company and Parent in accordance with applicable law.

    (d) No preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

    (e) Each of the Company and Parent shall have obtained such consents from third parties and government instrumentalities in addition to pursuant to the HSR Act as shall be required and which are material to Parent and the Company and to consummation of the transactions contemplated hereby.

    (f) Parent and Sub and the Company shall have each received a letter of KPMG Peat Marwick LLP, dated the Effective Time, in form and substance satisfactory to Parent addressed to Parent and Sub and the Company stating that the Merger will qualify as a pooling of interests transaction under Opinion No. 16 of the Accounting Principles Board.

  Section 8.2 Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

    (a) Each of Parent and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and the Company shall have received a certificate of the Chief Executive Officer or the President of Parent as to the satisfaction of this condition.

    (b) The Company shall have received an opinion of Winston & Strawn, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of
  Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by Winston & Strawn of representation letters from each of Parent, Sub and the Company, in each case, in form and substance reasonably satisfactory to Winston & Strawn. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to Winston & Strawn, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

  Section 8.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

    (a) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time except as contemplated by this Agreement, and Parent and Sub shall have received a Certificate of the Chief Executive Officer or the President of the Company as to the satisfaction of this condition.

    (b) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Parent, dated as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of Parent, Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

    (a) by mutual consent of Parent, Sub and the Company;

    (b) by either Parent and Sub, on the one hand, or the Company, on the other hand, if the Merger shall not have been consummated on or before December 31, 1998;

    (c) by the Company if any of the conditions specified in Sections 8.1 and
  8.2 hereof has not been met or waived by the Company prior to or at such time as such condition can no longer be satisfied;

    (d) by Parent and Sub if any of the conditions specified in Sections 8.1 and 8.3 hereof has not been met or waived by Parent and Sub prior to or at such time as such condition can no longer be satisfied;

    (e) by Parent and Sub if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced prior to the meeting of Company stockholders contemplated by Section 7.4(a), and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2 of the Exchange Act;

    (f) by either Parent and Sub or the Company if the approvals of the stockholders of either Parent or the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

    (g) by Parent and Sub if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement and the transactions contemplated hereby;

    (h) by either the Company or Parent and Sub if the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal, except that the Company may not terminate this Agreement pursuant to this clause 7.1(h) unless and until (i) three business days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company and during such three business day period the Company (x) informs Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal and (y) otherwise reasonably cooperates with Parent with respect thereto (subject, in the case of this clause (y), to the condition that the Board of Directors of the Company shall not be required to take any action that it believes, after consultation with outside legal counsel, would present a reasonable possibility of violating its obligations to the Company or the Company's stockholders under applicable law) with the intent of providing Parent with the opportunity to offer to modify the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (ii) at the end of such three business day period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal, (iii) simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal and (iv) simultaneously with such termination, the Company pays to Parent the amounts specified and within the time periods specified in Section 7.12(b);

    (i) by the Company if the Board of Directors of Parent shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of this Agreement and the transactions contemplated hereby; or

    (j) by either the Company or Parent and Sub if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement or the Option Agreement, which if not cured would cause the conditions set forth in Sections 8.2(a) or 8.3(a), as the case may be, not to be satisfied, and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

  Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent, Sub or the Company or their respective officers or directors (i) except as set forth in Section
7.1 hereof and except for Section 7.12 hereof which shall survive the termination and (ii) no such termination shall release any party of any liabilities or damages resulting from any wilful breach by that party of any provision of this Agreement.

  Section 9.3 Amendment. This Agreement may be amended by action taken by Parent, Sub and the Company at any time before or after approval hereof by the stockholders of the Company, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              GENERAL PROVISIONS

  Section 10.1 Survival of Representations, Warranties and Agreements. No representations, warranties or agreements contained herein shall survive beyond the Effective Time except that the agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 7.9, 7.11 and 7.12 hereof shall survive beyond the Effective Time.

  Section 10.2 Brokers. The Company represents and warrants that, (i) except for its financial advisors, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and (ii) the Company's fee arrangements with DLJ have been disclosed to Parent. Parent represents and warrants that, except for its financial advisor, Stephens Inc. ("Stephens"), (i) no broker, finder or financial advisor is entitled to any brokerage finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub and (ii) Parent's fee arrangements with Stephens have been disclosed to the Company.

  Section 10.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telegram or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                         (a) If to Parent or Sub, to:

                              ACXIOM CORPORATION
                                 P.O. Box 2000
                           301 Industrial Boulevard
                             Conway, AR 72033-2000
                              fax: (501) 336-3913
                         Attention: Charles D. Morgan

                                with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                              New York, NY 10022
                              fax: (212) 735-2000
                         Attention: J. Michael Schell

                          (b) if to the Company, to:

                               MAY & SPEH, INC.
                                1501 Opus Place
                            Downers Grove, IL 60515
                              fax: (630) 719-0525
                      Attention: Chief Executive Officer

                                with a copy to:

                               Winston & Strawn
                             35 West Wacker Drive
                               Chicago, IL 60601
                              fax: (312) 558-5700
                           Attention: Bruce A. Toth

  Section 10.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 10.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules and other documents and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral among the parties or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

  Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

  Section 10.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

  Section 10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

  IN WITNESS WHEREFORE, each of Parent, Sub and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          ACXIOM CORPORATION

                                               /s/ Charles D. Morgan
                                          By:  __________________________
                                            Name: Charles D. Morgan
                                            Title: President

                                          ACX ACQUISITION CO., INC.

                                              /s/ Catherine L. Hughes
                                          By: ___________________________
                                            Name: Catherine L. Hughes
                                            Title: Secretary

                                          MAY & SPEH, INC.

                                                /s/ Peter I. Mason
                                          By: ___________________________
                                            Name: Peter I. Mason
                                            Title: Chairman, President and CEO

                                                                    EXHIBIT A-1

                               IRREVOCABLE PROXY

  IRREVOCABLE PROXY, dated as of May 26, 1998, by and between May & Speh, Inc., a Delaware corporation (the "Company "), and Charles D. Morgan (the "Stockholder").

  WHEREAS, concurrently with the execution and delivery of this Agreement, Acxiom Corporation, a Delaware Corporation ("Parent"), ACX Acquisition Co., Inc. a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which each of the outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive .80 of a share of the Common Stock, par value $.10 per share, of Parent (the "Parent Common Stock"), and the Company will become a wholly owned subsidiary of Parent; and

  WHEREAS, the Stockholder is the owner beneficially and of record of an aggregate of 4,112,425 shares (the "Parent Shares") of the Parent Common Stock, of which 297,654 shares are in respect of options exercisable within 60 days of the date hereof; and

  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that the Stockholder agree, and the Stockholder has agreed, to grant the Company an irrevocable proxy (the "Proxy") with respect to the Parent Shares, upon the terms and subject to the conditions hereof;

  NOW, THEREFORE, to induce the Company to enter into the Merger Agreement and in consideration of the aforesaid and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. The Stockholder hereby constitutes and appoints the Company, during the term of this Agreement as the Stockholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Parent Shares (and any and all securities issued or issuable in respect thereof) which Stockholder is entitled to vote, for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of the Parent, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve the issuance of the shares of Common Stock pursuant to the Merger Agreement and any transactions contemplated thereby. All power and authority hereby conferred is coupled with an interest and is irrevocable. In the event that the Company is unable to exercise such power and authority for any reason, the Stockholder agrees that he will vote all the Parent Shares in favor of approval of the issuance of the shares of Common Stock pursuant to the Merger Agreement and the transactions contemplated thereby, at any such meeting or adjournment thereof, or provide his written consent thereto.

  2. The Stockholder hereby covenants and agrees that the Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Parent Shares or grant any proxy or interest in or with respect to such Parent Shares or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Parent Shares other than in respect of transactions not prohibited by the terms of the Merger Agreement.

  3. The Stockholder represents and warrants to the Company, that the Parent Shares consist of 3,814,771 shares of Parent Common Stock owned beneficially and of record by the Stockholder on the date hereof; such Parent Shares are all of the securities of the Parent owned of record or beneficially by the Stockholder on the date hereof, except for 297,654 shares of Parent Common Stock as to which the Stockholder holds stock options exercisable within 60 days of the date hereof; the Stockholder owns the Parent Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, the Stockholder has not granted any proxy with respect to the Parent Shares, deposited such Parent Shares into a voting trust or entered into any voting agreement or other arrangement with respect to such Parent Shares.

  4. Any shares of Parent Common Stock issued to the Stockholder upon the exercise of any stock options that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Parent Shares for purposes of this Agreement.

  5. This Proxy shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

  6. This Proxy shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Proxy and the rights hereunder may not be assigned or transferred by the Company, except that the Company may assign its rights hereunder to any direct or indirect subsidiary.

  7. This Proxy shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon notice of termination given by the Company to the Stockholder.

  8. This Proxy is granted in consideration of the execution and delivery of the Merger Agreement by the Company. The Stockholder agrees that such Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events.

  9. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Proxy shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to the Company and the Stockholder for any breach of any agreement, covenant or representation hereunder. This Proxy shall revoke all prior proxies given by the Stockholder at any time with respect to the Parent Shares.

  10. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by the Company to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

  11. If any term, provision, covenant, or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

  12. This Proxy may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

  IN WITNESS WHEREOF, the Company and the Stockholder have caused this Proxy to be duly executed on the date first above written.

                                          _____________________________________
                                          Charles D. Morgan, Jr.

                                          May & Speh, INC.

                                          By __________________________________
                                            Name: Peter I. Mason
                                            Title: Chairman, President and CEO

                                                                    EXHIBIT A-2

                               IRREVOCABLE PROXY

  IRREVOCABLE PROXY, dated as of May 26, 1998, by and between Acxiom Corporation, a Delaware corporation (the "Parent"), and Lawrence J. Speh (the "Stockholder").

  WHEREAS, concurrently with the execution and delivery of this Agreement, the Parent, ACX Acquisition Co., Inc. a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and May & Speh, Inc. (the "Company") are entering into an Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which each of the outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive .80 of a share of the Common Stock, par value $.10 per share, of Parent (the "Parent Common Stock"), and the Company will become a wholly owned subsidiary of Parent; and

  WHEREAS, the Stockholder is the owner of record of an aggregate of 70,000 shares (the "Shares") of the Company Common Stock and the Stockholder is the owner beneficially of an additional 1,759,224 shares of Company Common Stock; and

  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Stockholder agree, and the Stockholder has agreed, to grant Parent an irrevocable proxy (the "Proxy") with respect to the Shares, upon the terms and subject to the conditions hereof;

  NOW, THEREFORE, to induce Parent to enter into the Merger Agreement and in consideration of the aforesaid and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. The Stockholder hereby constitutes and appoints Parent, during the term of this Agreement as the Stockholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which Stockholder is entitled to vote, for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Merger Agreement and any transactions contemplated thereby. All power and authority hereby conferred is coupled with an interest and is irrevocable. In the event that Parent is unable to exercise such power and authority for any reason, the Stockholder agrees that he will vote all the Shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, at any such meeting or adjournment thereof, or provide his written consent thereto.

  2. The Stockholder hereby covenants and agrees that the Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to such Shares or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares. The Stockholder further covenants and agrees that the Stockholder will not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Shares), the Company or any subsidiary thereof; provided, however, nothing contained herein shall be deemed to prohibit the Stockholder from exercising his fiduciary duties as a director of the Company pursuant to applicable law.

  3. The Stockholder represents and warrants to Parent, that the Shares consist of 70,000 shares of Company Common Stock owned beneficially and of record by the Stockholder on the date hereof; such Shares together with the additional 1,759,224 shares of Company Common Stock owned beneficially by the Stockholder are all of the securities of the Company owned of record or beneficially by the Stockholder on the date hereof, the Stockholder owns the Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, the Stockholder has not granted any proxy with respect to the Shares, deposited such Shares into a voting trust or entered into any voting agreement or other arrangement with respect to such Shares.

  4. Any shares of Company Common Stock issued to the Stockholder upon the exercise of any stock options that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Shares for purposes of this Agreement.

  5. This Proxy shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

  6. This Proxy shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Proxy and the rights hereunder may not be assigned or transferred by Parent, except that Parent may assign its rights hereunder to any direct or indirect subsidiary.

  7. This Proxy shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon notice of termination given by Parent to the Stockholder.

  8. This Proxy is granted in consideration of the execution and delivery of the Merger Agreement by Parent. The Stockholder agrees that such Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events.

  9. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Proxy shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to Parent and the Stockholder for any breach of any agreement, covenant or representation hereunder. This Proxy shall revoke all prior proxies given by the Stockholder at any time with respect to the Shares.

  10. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by Parent to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

  11. If any term, provision, covenant, or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

  12. This Proxy may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

  IN WITNESS WHEREOF, Parent and the Stockholder have caused this Proxy to be duly executed on the date first above written.

                                          _____________________________________
                                          Lawrence J. Speh

                                          Acxiom Corporation

                                          By __________________________________
                                            Name: Charles. D. Morgan, Jr.
                                            Title: President

                                                                    EXHIBIT A-3

                               IRREVOCABLE PROXY

  IRREVOCABLE PROXY, dated as of May 26, 1998, by and between Acxiom Corporation, a Delaware corporation (the "Parent"), and Albert J. Speh, Jr. (the "Stockholder").

  WHEREAS, concurrently with the execution and delivery of this Agreement, the Parent, ACX Acquisition Co., Inc. a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and May & Speh, Inc. (the "Company") are entering into an Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which each of the outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive .80 of a share of the Common Stock, par value $.10 per share, of Parent (the "Parent Common Stock"), and the Company will become a wholly owned subsidiary of Parent; and

  WHEREAS, the Stockholder is the owner of record of an aggregate of 808,801 shares (the "Shares") of the Company Common Stock and the Stockholder is the owner beneficially of an additional 262,994 shares of Company Common Stock; and

  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Stockholder agree, and the Stockholder has agreed, to grant Parent an irrevocable proxy (the "Proxy") with respect to the Shares, upon the terms and subject to the conditions hereof;

  NOW, THEREFORE, to induce Parent to enter into the Merger Agreement and in consideration of the aforesaid and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. The Stockholder hereby constitutes and appoints Parent, during the term of this Agreement as the Stockholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which Stockholder is entitled to vote, for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Merger Agreement and any transactions contemplated thereby. All power and authority hereby conferred is coupled with an interest and is irrevocable. In the event that Parent is unable to exercise such power and authority for any reason, the Stockholder agrees that he will vote all the Shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, at any such meeting or adjournment thereof, or provide his written consent thereto.

  2. The Stockholder hereby covenants and agrees that the Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to such Shares or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares. The Stockholder further covenants and agrees that the Stockholder will not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Shares), the Company or any subsidiary thereof; provided, however, nothing contained herein shall be deemed to prohibit the Stockholder from exercising his fiduciary duties as a director of the Company pursuant to applicable law.

  3. The Stockholder represents and warrants to Parent, that the Shares consist of 808,801 shares of Company Common Stock owned beneficially and of record by the Stockholder on the date hereof; such Shares together with the additional 262,994 shares of Company Common Stock owned beneficially by the Stockholder are all of the securities of the Company owned of record or beneficially by the Stockholder on the date hereof, the Stockholder owns the Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, the Stockholder has not granted any proxy with respect to the Shares, deposited such Shares into a voting trust or entered into any voting agreement or other arrangement with respect to such Shares.

  4. Any shares of Company Common Stock issued to the Stockholder upon the exercise of any stock options that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Shares for purposes of this Agreement.

  5. This Proxy shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

  6. This Proxy shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Proxy and the rights hereunder may not be assigned or transferred by Parent, except that Parent may assign its rights hereunder to any direct or indirect subsidiary.

  7. This Proxy shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon notice of termination given by Parent to the Stockholder.

  8. This Proxy is granted in consideration of the execution and delivery of the Merger Agreement by Parent. The Stockholder agrees that such Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events.

  9. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Proxy shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to Parent and the Stockholder for any breach of any agreement, covenant or representation hereunder. This Proxy shall revoke all prior proxies given by the Stockholder at any time with respect to the Shares.

  10. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by Parent to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

  11. If any term, provision, covenant, or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

  12. This Proxy may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

  IN WITNESS WHEREOF, Parent and the Stockholder have caused this Proxy to be duly executed on the date first above written.

                                          _____________________________________
                                                   Albert J. Speh, Jr.

                                          Acxiom Corporation

                                          By __________________________________
                                            Name: Charles D. Morgan, Jr.
                                            Title: President

                                                                      EXHIBIT B

                         AMENDMENT TO RIGHTS AGREEMENT

  Amendment Number One, dated as of May 26, 1998, to the Rights Agreement, dated as of March 1, 1996 (the "Rights Agreement"), between MAY & SPEH, INC., a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as Rights Agent (the "Rights Agent").

  WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

  WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement;

  WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), among the Company, Acxiom Corporation ("Parent") and ACX Acquisition Co., Inc. ("Sub").

  WHEREAS, as a condition to the Merger Agreement and in order to induce Parent to enter into the Merger Agreement, the Company proposes to enter into a Stock Option Agreement, dated as of May 26, 1998, between the Company and Parent (the "Stock Option Agreement"), pursuant to which the Company will grant Parent an irrevocable option (the "Option") to purchase up to 19.9% of the number of shares (the "Option Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company issued and outstanding immediately prior to the grant of the Option;

  WHEREAS, as a condition to the Merger Agreement and in order to induce Parent to enter into the Merger Agreement, certain holders of shares of Common Stock (each, a "Stockholder" and collectively, the "Stockholders"), each propose to enter into an irrevocable proxy, dated as of May 26, 1998, between such Stockholder and Parent, pursuant to which such Stockholder will grant Parent an irrevocable proxy (each, a "Proxy" and collectively, the "Proxies") to vote such Stockholder's shares of Common Stock; and

  WHEREAS, the Board of Directors of the Company has determined it advisable and in the best interest of the stockholders of the Company to amend the Rights Agreement to enable the Company to enter into the Merger Agreement and the Stock Option Agreement and consummate the transactions contemplated thereby without causing Parent to become an "Acquiring Person" (as defined in the Rights Agreement).

  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Rights Agreement, the parties hereby agree as follows:

  1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Rights Agreement.

  2. Amendments to the Rights Agreement. The Rights Agreement is hereby amended as set forth in this Section 2.

  a. Section 1 of the Rights Agreement, "Certain Definitions", is hereby amended and restated by deleting the definition of "Acquiring Person" thereof and inserting in lieu thereof the following:

  "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any Person holding

Common Shares for or pursuant to the terms of any such plan, or any Grandfathered Person. Notwithstanding the foregoing, no Person (including, without limitation, any Grandfathered Person) shall become an "Acquiring Person" as the result of (a) an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; (b) the acquisition by such Person of newly issued Common shares directly from the Company (it being understood that a purchase from an underwriter or other intermediary is not directly from the Company); or (c) that the Parent, and its Affiliates and Associates shall not be deemed to be an Acquiring Person as a result of either
(i) the grant of the Option (as such term is defined in the Stock Option Agreement) pursuant to the Stock Option Agreement, or at any time following the exercise thereof and the issuance of shares of Common Shares in accordance with the terms of the Stock Option Agreement or (ii) the grant of the Proxies by and between the Stockholders and Parent, or at any time following the delivery and execution thereof; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company or the receipt of newly issued Common Shares directly from the Company and shall, after such share purchases or direct issuance by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person;" provided further, however, that any transferee from such Person who becomes the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding shall nevertheless be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable (and in any event within ten business days after notification by the Company) a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

  b. Section 7(a) of the Rights Agreement is hereby amended by deleting subsections 7(a)(i), 7(a)(ii), and 7(a)(iii) and inserting in lieu thereof the following:

    (i) the close of business on the tenth anniversary of the effective date of this Agreement (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time immediately prior to the Effective Time (as such term is defined in that certain Agreement and Plan of Merger dated as of May 26, 1998, among the Company, Acxiom Corporation and ACX Acquisition Co., Inc. (the earliest to occur of (i), (ii) and (iii) being herein referred to as the "Expiration Date"), and (iv) the time at which such Rights are exchanged as provided in Section 24 hereof.

  3. Miscellaneous.

  a. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

  b. The foregoing amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

  c. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all for which together shall constitute one and the same instrument.

  d. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to be duly executed and attested, all as of the day and year first above written.

Attest:                                   MAY & SPEH, INC.


By: _________________________________     By: _________________________________
  Name: Andy V. Jonusaitis                  Name: Peter I. Mason
  Title: Secretary                          Title: Chairman, President and CEO

Attest:                                   HARRIS TRUST AND SAVINGS BANK


By: _________________________________     By: _________________________________
  Name: Susan M. Schadel                    Name: Palmer Haffner
  Title: Assistant Vice President           Title: Vice President

                                                                      EXHIBIT C

            FORM OF AFFILIATE LETTER FOR AFFILIATES OF THE COMPANY

Acxiom Corporation
301 Industrial Boulevard
Conway, AR 72032

Ladies and Gentlemen:

  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of May & Speh, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases No. 130 and No. 135, as amended, of the SEC. Pursuant to the terms of the Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), among Acxiom Corporation, a Delaware corporation ("Parent"), ACX Acquisition Co., a Delaware corporation ("Sub"), and the Company, (i) Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), (ii) the Company will become a subsidiary of Parent, and (iii) stockholders of the Company will become stockholders of Parent. Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

  As a result of the Merger, I may receive shares of common stock, par value $.10 per share, of Parent (the "Parent Common Stock"). I would receive such Parent Common Stock in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $0.01 per share, of the Company (the "Company Common Stock").

  1. I hereby represent and warrant to, and covenant with Parent that in the event I receive any shares of Parent Common Stock as a result of the Merger:

    A. I shall not make any offer, sale, pledge, transfer or other disposition of shares of Parent Common Stock in violation of the Securities Act or the Rules and Regulations.

    B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of shares of Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

    C. I have been advised that the issuance of shares of Parent Common Stock to me pursuant to the Merger has been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of shares of Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the shares of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, (ii) such sale, transfer or other disposition has been registered under the Securities Act or (iii) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the SEC such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

    D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

    E. I also understand that stop transfer instructions will be given to the Company's transfer Agent with respect to shares of Company Common Stock currently held by me and to Parent's transfer Agent with respect to shares of Parent Common Stock issued to me in the Merger, and there will be placed on the certificates for such shares of Parent Common Stock, a legend stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED MAY , 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND ACXIOM CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ACXIOM CORPORATION."

    F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

    G. I further represent to, and covenant with Parent that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to shares of Company Common Stock that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the shares of Parent Common Stock received by me in the Merger or any other shares of the capital stock of Parent during the 30 days prior to the Effective Time until after such time as results covering at least 30 days of continued operations of Parent and the Company have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of Parent and the Company (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Merger financial results is referred to herein as the "Pooling Period"). Parent shall notify the "affiliates" of the publication of such results. Notwithstanding the foregoing, I understand that during the Pooling Period I will be permitted to sell, transfer or otherwise dispose of or reduce my risk with respect to an amount of Parent Common Stock and Company Common Stock not more than the de minimus amount permitted by the SEC in its rules and releases relating to pooling of interests accounting treatment and in accordance with Rule 145(d)(i) under the Securities Act, subject to providing advance written notice to Parent.

    H. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

  2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

    A. For so long as and to the extent necessary to permit me to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the shares of Parent Common Stock by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144.

    B. It is understood and agreed that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the shares of Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the shares of Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Act no longer apply to the undersigned.

                                          Very truly yours,

                                          _____________________________________
                                          Name:

Agreed and accepted this   day of
    , 1998, by

ACXIOM CORPORATION

By: _________________________________
  Name:
  Title:

                                                                      EXHIBIT D

               FORM OF AFFILIATE LETTER FOR AFFILIATES OF PARENT

Acxiom Corporation
301 Industrial Boulevard
Conway, AR 72032

Ladies and Gentlemen:

  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Acxiom Corporation, a Delaware corporation ("Parent"), as the term "affiliate" is defined for purposes of Accounting Series Releases No. 130 and No. 135, as amended, of the Securities and Exchange Commission (the "SEC"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), among May & Speh, Inc., a Delaware corporation (the "Company"), ACX Acquisition Co., a Delaware corporation ("Sub"), and Parent, (i) Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the "Merger"), (ii) the Company will become a subsidiary of Parent, and (iii) stockholders of the Company will become stockholders of Parent.

  I hereby represent to, and covenant with Parent that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to any shares of common stock, par value $.10 per share, of Parent (the "Parent Common Stock") that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No.
135) with respect to any shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") that I may hold during the 30 days prior to the Effective Time (as defined in the Merger Agreement) until after such time as results covering at least 30 days of combined operations of Parent and the Company have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of Parent and the Company (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Merger financial results is referred to herein as the "Pooling Period"). Parent shall notify the "affiliates"of the publication of such results. Notwithstanding the foregoing, I understand that during the Pooling Period I will be permitted to sell, transfer or otherwise dispose of or reduce my risk with respect to an amount of Parent Common Stock and Company Common Stock not more than the de minimus amount permitted by the SEC in its rules and releases relating to pooling of interests accounting treatment, subject to providing advance written notice to Parent.

  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          _____________________________________
                                          Name:

Agreed and accepted this   day of
    , 1998, by

ACXIOM CORPORATION

By: _________________________________
  Name:
  Title:

                                                                        ANNEX B

                            STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of May 26, 1998 (the "Agreement"), between MAY & SPEH, INC., a Delaware corporation ("Issuer"), and Acxiom Corporation, a Delaware corporation ("Grantee").

                                   RECITALS

  A. Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Sub with and into Issuer pursuant to the terms of the Merger; and

  B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

  1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 19.9% of the number of shares (the "Option Shares") of common stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer issued and outstanding immediately prior to the grant of the Option at a purchase price of $14.96 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

  2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any one time, subject to the provisions of
Section 2(c), upon the occurrence of a Purchase Event (as defined in Section 7(c)), except that (i) subject to the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) six months after the date on which a Purchase Event (as defined herein) occurs, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), the Grantee has the right to receive the Company Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of
(x) six months following the time such Company Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive the Company Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares illegal (the "Regulatory Approvals") and no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option, and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

    (b) In the event that Grantee wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 7(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date not earlier than 20 business days nor later than 30 business days from the Notice Date for the closing (an "Option Closing") of such purchase (an "Option Closing Date"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with clause (ii) of Section 2(a).

    (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its reasonable best efforts to assist Grantee in seeking the Regulatory Approvals.

  In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right (as defined herein) pursuant to Section 7(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

  3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee will pay to Issuer in same day funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

    (b) At any Option Closing, simultaneously with the delivery of same day funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall not have issued any securities similar to rights under a shareholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any Issuer shareholder rights agreement or any similar agreement then in effect.

    (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IF SO REGISTERED OR IF ANY EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF MAY 26, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF MAY & SPEH, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

    It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been sold in compliance with the registration and prospectus delivery requirements of the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

  4. Incorporation of Representations and Warranties of Issuer. The representations and warranties of Issuer contained in Article V of the Merger Agreement are hereby incorporated by reference herein with the same force and effect as though made pursuant to this Agreement.

  5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

    (a) Corporate Authorization. Issuer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Issuer, and assuming this Agreement constitutes a valid and binding agreement of Grantee, this Agreement constitutes a valid and binding agreement of Issuer, enforceable against Issuer in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

    (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 7, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

  6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

    (a) Corporate Authorization. Grantee has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee, and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Grantee, and assuming this Agreement constitutes a valid and binding agreement of Issuer, this Agreement constitutes a valid and binding agreement of Grantee, enforceable against Grantee in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

    (b) Purchase Not For Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, and the Option is not being, acquired by Grantee with a view to the public distribution thereof. Neither the Option nor any of the Option Shares will be offered, sold, pledged or otherwise transferred except in compliance with, or pursuant to an exemption from, the registration requirements of the Securities Act.

  7. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any changes in Issuer Common Stock by reason of a stock dividend, reverse stock split, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received with respect to Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

    (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that the Issuer enters into an agreement
  (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and condition set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

    (c) If, at any time during the period commencing on the occurrence of an event as a result of which Grantee is entitled to receive the Company Termination Fee pursuant to Section 7.12 of the Merger Agreement (the "Purchase Event") and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out-Right") pursuant to this Section 7(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price for the 10 trading days commencing on the 12th Nasdaq trading day immediately preceding the Notice Date, per share of Issuer Common Stock as reported on the Nasdaq National Market (or, if not listed on the Nasdaq, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price, except that in no event shall the Issuer be required to pay to the Grantee pursuant to this Section 7(c) an amount exceeding the product of (x) $2.00 and (y) such number of Option Shares. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this
  Section 7(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

  8. Repurchase Option. In the event that Grantee notifies Issuer of its intention to exercise the Option pursuant to Section 2(a), Issuer may require Grantee upon the delivery to Grantee of written notice during the period beginning on the Notice Date and ending two days prior to the Option Closing Date, to sell to Issuer the Option Shares acquired by Grantee pursuant to such exercise of the Option at a purchase price per share for such sale equal to the Purchase Price plus $2.00. The Closing of any repurchase of Option Shares pursuant to this Section 8 shall take place immediately following consummation of the sale of the Option Shares to Grantee on the Option Closing Date at the location and time agreed upon with respect to such Option Closing Date.

  9. Registration Rights.

  (a) Grantee may by written notice (a "Registration Notice") to Issuer request Issuer to register under the Securities Act all or any part of the Option Shares or other securities acquired by Grantee pursuant to this Agreement (collectively, the "Registrable Securities") in order to permit the sale or other disposition of such securities pursuant to a bona fide, firm commitment underwritten public offering in which Grantee and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 3% of the shares of Issuer Common Stock then outstanding on a fully-diluted basis; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the shares of Issuer Common Stock then outstanding on a fully-diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act.

  (b) Issuer shall use reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) Grantee shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) Issuer will not be required to file any such registration statement during any period of time (not to exceed 40 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and
(C) below) when (A) Issuer is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, based upon the advice of outside securities counsel to Issuer, such information would have to be disclosed if a registration statement were filed at that time; (B) Issuer would be required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Issuer determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Issuer. If the consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section shall again be applicable to any proposed registration, it being understood that Grantee shall not be entitled to more than an aggregate of two effective registration statements hereunder. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. Issuer shall use reasonable best efforts to cause any Registrable Securities registered pursuant to this Section to be qualified for sale under the securities or blue sky laws of such jurisdictions as Grantee may reasonably request and shall continue such registration or qualification in effect in such jurisdictions; provided, however, that Issuer shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction.

  (c) If Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 9, except that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer.

  (d) The registration rights set forth in this Section are subject to the condition that Grantee shall provide Issuer with such information with respect to Grantee Registrable Securities, the plan for distribution thereof, and such other information with respect to Grantee as, in the reasonable judgment of counsel for Issuer, is necessary to enable Issuer to include in a registration statement all material facts required to be disclosed with respect to a registration hereunder.

  (e) A registration effected under this Section shall be effected at Issuer's expense, except for underwriting discounts and commissions and the fees and expenses of Grantee's counsel, and Issuer shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, Grantee and Issuer agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type.

  10. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) pursuant to Section 8 hereof, (ii) in an underwritten public offering as provided in Section 9 or (iii) to any purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 4.9% of the then-outstanding voting power of the Issuer, except that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

  11. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the Nasdaq (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

  12. Miscellaneous. (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto will pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

  (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

  (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) are not intended to confer upon any person other than the parties any rights or remedies.

  (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

  (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  If to Issuer to:

    May & Speh, Inc.
    1501 Opus Place
    Downers Grove, IL 60515
    Fax: (630) 719-0525
    Attention: Chief Executive Officer

  with a copy to:

    Winston & Strawn
    35 West Wacker Drive
    Chicago, IL 60601
    Fax: (312) 558-5700
    Attention: Bruce A. Toth

  If to Grantee to:

    Acxiom Corporation
    P.O. Box 2000
    301 Industrial Boulevard
    Conway, AR 72033-2000
    Fax: (501) 336-3913
    Attention: President

  with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    919 Third Avenue
    New York, New York 10022
    Attention: J. Michael Schell
    Telecopy: (212) 735-2000

  (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned, transferred or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment, transfer or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 12(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          May & Speh, Inc.

                                                    /s/ Peter I. Mason
                                          By: _________________________________
                                            Name: Peter I. Mason
                                            Title: Chairman, President and CEO

                                          Acxiom Corporation

                                                   /s/ Charles D. Morgan
                                          By: _________________________________
                                            Name: Charles D. Morgan
                                            Title: President

                                                                        ANNEX C

                            STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of May 26, 1998 (the "Agreement"), between Acxiom Corporation, a Delaware corporation ("Issuer"), and May & Speh, Inc., a Delaware corporation ("Grantee").

                                   RECITALS

  A. Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Sub with and into Grantee pursuant to the terms of the Merger; and

  B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

  1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 19.9% of the number of shares (the "Option Shares") of common stock, par value $0.10 per share ("Issuer Common Stock"), of Issuer issued and outstanding immediately prior to the grant of the Option at a purchase price of $23.55 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

  2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any one time, subject to the provisions of
Section 2(c), upon the occurrence of a Purchase Event (as defined in Section 7(c)), except that (i) subject to the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) six months after the date on which a Purchase Event (as defined herein) occurs, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), the Grantee has the right to receive the Parent Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of
(x) six months following the time such Parent Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive a Parent Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares illegal (the "Regulatory Approvals") and no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option, and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

    (b) In the event that Grantee wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 7(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date not earlier than 20 business days nor later than 30 business days from the Notice Date for the closing (an "Option Closing") of such purchase (an "Option Closing Date"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with clause (ii) of Section 2(a).

    (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its reasonable best efforts to assist Grantee in seeking the Regulatory Approvals.

  In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right (as defined herein) pursuant to Section 7(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

  3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee will pay to Issuer in same day funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

    (b) At any Option Closing, simultaneously with the delivery of same day funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall not have issued any securities similar to rights under a shareholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any Issuer shareholder rights agreement or any similar agreement then in effect.

    (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IF SO REGISTERED OR IF ANY EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF MAY 26, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF AXCIOM CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES."

  It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been sold in compliance with the registration and prospectus delivery requirements of the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

  4. Incorporation of Representations and Warranties of Issuer. The representations and warranties of Issuer contained in Article V of the Merger Agreement are hereby incorporated by reference herein with the same force and effect as though made pursuant to this Agreement.

  5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

    (a) Corporate Authorization. Issuer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Issuer, and assuming this Agreement constitutes a valid and binding agreement of Grantee, this Agreement constitutes a valid and binding agreement of Issuer, enforceable against Issuer in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

    (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 7, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

  6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

    (a) Corporate Authorization. Grantee has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee, and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Grantee, and assuming this Agreement constitutes a valid and binding agreement of Issuer, this Agreement constitutes a valid and binding agreement of Grantee, enforceable against Grantee in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

    (b) Purchase Not For Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, and the Option is not being, acquired by Grantee with a view to the public distribution thereof. Neither the Option nor any of the Option Shares will be offered, sold, pledged or otherwise transferred except in compliance with, or pursuant to an exemption from, the registration requirements of the Securities Act.

  7. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any changes in Issuer Common Stock by reason of a stock dividend, reverse stock split, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received with respect to Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

  (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that the Issuer enters into an agreement (i) to consolidate with or merge into any person, other than

  Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and condition set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

    (c) If, at any time during the period commencing on the occurrence of an event as a result of which Grantee is entitled to receive the Parent Termination Fee pursuant to Section 7.12 of the Merger Agreement (the "Purchase Event") and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out-Right") pursuant to this Section 7(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price for the 10 trading days commencing on the 12th Nasdaq trading day immediately preceding the Notice Date, per share of Issuer Common Stock as reported on the Nasdaq National Market (or, if not listed on the Nasdaq, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price, except that in no event shall the Issuer be required to pay to the Grantee pursuant to this Section 7(c) an amount exceeding the product of (x) $1.00 and (y) such number of Option Shares. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this
  Section 7(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

  8. Repurchase Option. In the event that Grantee notifies Issuer of its intention to exercise the Option pursuant to Section 2(a), Issuer may require Grantee upon the delivery to Grantee of written notice during the period beginning on the Notice Date and ending two days prior to the Option Closing Date, to sell to Issuer the Option Shares acquired by Grantee pursuant to such exercise of the Option at a purchase price per share for such sale equal to the Purchase Price plus $1.00. The Closing of any repurchase of Option Shares pursuant to this Section 8 shall take place immediately following consummation of the sale of the Option Shares to Grantee on the Option Closing Date at the location and time agreed upon with respect to such Option Closing Date.

  9. Registration Rights.

    (a) Grantee may by written notice (a "Registration Notice") to Issuer request Issuer to register under the Securities Act all or any part of the Option Shares or other securities acquired by Grantee pursuant to this Agreement (collectively, the "Registrable Securities") in order to permit the sale or other disposition of such securities pursuant to a bona fide, firm commitment underwritten public offering in which Grantee and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 3% of the shares of Issuer Common Stock then outstanding on a fully-diluted basis; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the shares of Issuer Common Stock then outstanding on a fully-diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act.

    (b) Issuer shall use reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) Grantee shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) Issuer will not be required to file any such registration statement during any period of time (not to exceed 40 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) Issuer is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, based upon the advice of outside securities counsel to Issuer, such information would have to be disclosed if a registration statement were filed at that time; (B) Issuer would be required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Issuer determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Issuer. If the consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section shall again be applicable to any proposed registration, it being understood that Grantee shall not be entitled to more than an aggregate of two effective registration statements hereunder. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. Issuer shall use reasonable best efforts to cause any Registrable Securities registered pursuant to this Section to be qualified for sale under the securities or blue sky laws of such jurisdictions as Grantee may reasonably request and shall continue such registration or qualification in effect in such jurisdictions; provided, however, that Issuer shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction.

    (c) If Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 9, except that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer.

    (d) The registration rights set forth in this Section are subject to the condition that Grantee shall provide Issuer with such information with respect to Grantee Registrable Securities, the plan for distribution thereof, and such other information with respect to Grantee as, in the reasonable judgment of counsel for Issuer, is necessary to enable Issuer to include in a registration statement all material facts required to be disclosed with respect to a registration hereunder.

    (e) A registration effected under this Section shall be effected at Issuer's expense, except for underwriting discounts and commissions and the fees and expenses of Grantee's counsel, and Issuer shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, Grantee and Issuer agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type.

  10. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) pursuant to Section 8 hereof, (ii) in an underwritten public offering as provided in Section 9 or (iii) to any purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 4.9% of the then-outstanding voting power of the Issuer, except that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

  11. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the Nasdaq (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

  12. Miscellaneous. (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto will pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

  (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

  (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) are not intended to confer upon any person other than the parties any rights or remedies.

  (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

  (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  If to Issuer to:

    Acxiom Corporation
    P.O. Box 2000
    301 Industrial Boulevard
    Conway, AR 72033-2000
    Fax: (501) 336-3913
    Attention: President

  with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    919 Third Avenue
    New York, New York 10022
    Attention: J. Michael Schell
    Telecopy: (212) 735-2000

  If to Grantee to:

    May & Speh, Inc.
    1501 Opus Place
    Downes Grove, IL 60515
    Fax: (630) 719-0525
    Attention: Chief Executive Officer

  with a copy to:

    Winston & Strawn
    35 West Wacker Drive
    Chicago, IL 60601
    Fax: (312) 558-5700
    Attention: Bruce A. Toth

    (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned, transferred or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment, transfer or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 12(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          ACXIOM CORPORATION

                                                   /s/ Charles D. Morgan
                                          By: _________________________________
                                            Name: Charles D. Morgan
                                            Title: President

                                          MAY & SPEH, INC.

                                                    /s/ Peter I. Mason
                                          By: _________________________________
                                            Name: Peter I. Mason
                                            Title: Chairman, President, CEO

                                                                        ANNEX D

                                 STEPHENS INC.

                                                                August 17, 1998

Board of Directors
Acxiom Corporation
301 Industrial Boulevard
Conway, AR 72003

Members of the Board:

  We have acted as your financial advisor in connection with the proposed merger (the "Transaction") of Acxiom Corporation ("Acxiom") and May and Speh, Inc. ("May and Speh"). The Transaction is expected to take the form of a tax free exchange of shares pursuant to which each outstanding share of May and Speh will be converted into the right to receive .800 shares (the "Exchange Ratio") of common stock of Acxiom. The terms and conditions of the Transaction are more fully set forth in the merger agreement.

  You have requested our opinion as to the fairness from a financial point of view of the Exchange Ratio utilized in the Transaction.

  In connection with rendering our opinion we have:

  (i) analyzed certain publicly available financial statements and reports regarding Acxiom and May and Speh;

  (ii) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning Acxiom and May and Speh prepared by their respective managements;

  (iii) analyzed, on a pro forma basis, the effect of the Transaction on Acxiom's balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis;

  (iv) reviewed the reported prices and trading activity for the common stock of Acxiom and May and Speh;

  (v) compared the financial performance of Acxiom and May and Speh and the prices and trading activity of its common stock with that of certain other comparable publicly-traded companies and their securities;

  (vi) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

  (vii) reviewed the merger agreement and related documents;

  (viii) discussed with management of Acxiom and May and Speh the operations of and future business prospects of such companies and the anticipated financial consequences of the Transaction;

  (ix) consulted with you regarding certain material terms of the Transaction;

  (x) performed such other analyses and provided such other services as we have deemed appropriate.

  We have relied on the accuracy and completeness of the information and financial data provided to us by Acxiom and May and Speh, and our opinion is based upon such information. We have inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for our opinion, recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by the managements of Acxiom and May and Speh, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of future financial performance.

                              INVESTMENT BANKERS
 111 Center Street Post Office Box 3507 Little Rock, Arkansas 72203-3507 501-
                           374-4361 Fax 501-377-2674

  As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We regularly provide investment banking services to Acxiom and make a market in its common stock. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options of securities of Acxiom and May and Speh. Stephens Inc. is receiving a fee, and reimbursement of its expenses, in connection with the issuance of this fairness opinion. In addition, Acxiom has agreed to indemnify Stephens Inc. for certain potential liabilities arising out of the rendering of this opinion.

  Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. The financial markets in general and the markets for securities of Acxiom and May and Speh, in particular, are subject to volatility, and this opinion does not purport to address potential developments in the financial markets or the markets for the securities of Acxiom and May and Speh after the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

  This opinion is being delivered for the use and benefit of the Board of Directors of Acxiom, and neither this opinion nor any other advice or materials provided by Stephens Inc. in connection with its engagement may be used for any other purpose or be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may references to Stephens Inc. be made by or on behalf of Acxiom without the prior written consent of Stephens Inc.; provided, however, that the opinion and its substance may be disclosed to Acxiom's other advisors.

  This opinion and a summary discussion of our underlying analyses and role as your financial advisor may be included in communications to Acxiom's shareholders provided that we approve of such disclosure prior to publication. This opinion does not address the merits of the underlying decision by Acxiom to engage in the Transaction and does not constitute a recommendation to any Acxiom shareholder as to how such shareholder should vote on the proposed Transaction.

  Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion that as of the date hereof that the Exchange Ratio utilized in the Transaction is fair from a financial point of view.

                                          Very truly yours,

                                          Stephens Inc.

                                                     /s/ Stephens Inc.
                                          _____________________________________

                                                                        ANNEX E

                         DONALDSON, LUFKIN & JENRETTE

              Donaldson, Lufkin & Jenrette Securities Corporation
           277 Park Avenue, New York, New York 10172 - (212)892-3000


                                                                   May 26, 1998

Board of Directors
May & Speh, Inc.
1501 Opus Place
Downers Grove, IL 60515

Dear Sirs and Madam:

  You have requested our opinion as to the fairness from a financial point of view to the holders of common stock, par value $0.01 per share ("Company Common Stock"), of May & Speh, Inc. (the "Company") of the Exchange Ratio (as defined below) contemplated by the Agreement and Plan of Merger, dated May 26, 1998 (the "Agreement"), by and among Acxiom Corporation ("Acxiom"), ACX Acquisition Co., Inc. ("Merger Sub"), a wholly owned subsidiary of Acxiom, and the Company pursuant to which Merger Sub will be merged (the "Merger") with and into the Company.

  Pursuant to the Agreement, each share of Company Common Stock will be converted, subject to certain exceptions, into the right to receive 0.80 shares (the "Exchange Ratio") of common stock, $0.10 par value per share, of Acxiom ("Acxiom Common Stock").

  In arriving at our opinion, we have reviewed the Agreement and the exhibits thereto and the Company Option Agreement and the Parent Option Agreement (each as defined in the Agreement). We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Acxiom including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning October 1, 1998 and ending September 30, 2003 prepared by the management of the Company and certain financial projections of Acxiom for the period beginning April 1, 1998 and ending March 31, 2000 prepared by the management of Acxiom. In addition, we have compared certain financial and securities data of the Company and Acxiom with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Company Common Stock and Acxiom Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

  In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all the financial and other information that was available to us from public sources, that was provided to us by the Company and Acxiom or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of Acxiom. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Acxiom as to the future operating and financial performance of the Company and Acxiom, respectively. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have relied as to certain legal matters on advice of counsel to the Company.

  Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the price at which Aexiom Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

  Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services.

  Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the holders of the Company Common Stock from a financial point of view.

                                          Very truly yours,

                                          Donaldson, Lufkin & Jenrette
                                          Securities Corporation


                                          By: /s/ Lawrence N. Lavine

                                              Lawrence N. Lavine
                                              Managing Director

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Exculpation. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

     The Acxiom Charter provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to Acxiom and its stockholders for monetary damages for a breach of fiduciary duty as a director.

     Indemnification. Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Acxiom Charter provides for indemnification of directors and officers of Acxiom against liability they may incur in their capacities as and to the extent authorized by the DGCL.

     Insurance. Acxiom has in effect directors' and officers' liability insurance with a limit of $20 million and fiduciary liability insurance with a limit of $10 million. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

     Directors and Officers. The Merger Agreement provides that Acxiom shall cause the Surviving Corporation to keep in effect in its ByLaws a provision for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) which provides for indemnification of the past and present officers and directors (the "Indemnified Parties") of May & Speh to the fullest extent permitted by the DGCL. For six years from the Effective Time, Acxiom shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence. For a period of six years from the Effective Time, Acxiom shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by May & Speh or provide substitute policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall Acxiom be required to pay with respect to such insurance policies in any one year more than $200,000.

ITEM 21(A). EXHIBITS

     See Exhibit Index.

     (B)  FINANCIAL STATEMENT SCHEDULES

     All financial statement schedules of Acxiom and May & Speh which are required to be included herein are included in the Annual Report of Acxiom on Form 10-K for the fiscal year ended March 31, 1998 (File No. 0-13163) or the Annual Report of May & Speh on Form 10-K for the fiscal year ended September 31, 1997 (File No. 0-27872), respectively, which are incorporated herein by reference.

     (C) The opinions of Stephens Inc. and Donaldson, Lufkin & Jenrette Securities Corporation are attached as Annex D and Annex E, respectively, to the Proxy Statement/Prospectus.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                                     DESCRIPTION
------                                     -----------
2.1          Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, by and among Acxiom Corporation, ACX Acquisition Co., Inc. and May & Speh, Inc. (attached as Annex A to the Joint Proxy Statement/Prospectus included in this Registration
             Statement).*

3.1          Amended and Restated Certificate of Incorporation of the Registrant (previously filed as
             Exhibit 3(i) to Acxiom's Quarterly Report on Form 10-Q for the quarterly period ended
             June 30, 1996, Commission File No. 0-13163, and incorporated herein by reference).

3.2          Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3(b) to
             Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1991,
             Commission File No. 0-13163, and incorporated herein by reference).


EXHIBIT
NUMBER                                     DESCRIPTION
------                                     -----------
4.1          Specimen Common Stock Certificate. *

4.2          Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust
             Company of New York, as Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights
             Agreement, and the form of Certificate of Designation and Terms of Participating
             Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement
             (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated
             February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

4.3          Amendment Number One, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 4, 1998,
             Commission File No. 0-13163, and incorporated herein by reference).

5.1          Opinion of Catherine L. Hughes, Esq., General Counsel of Acxiom, regarding the validity of the securities being registered.*

8.1          Opinion of Skadden, Arps, Slate, Meager & Flom LLP, counsel to Acxiom, concerning certain federal income tax consequences of the Merger. *

8.2          Opinion of Winston & Strawn, counsel to May & Speh, concerning certain federal income tax consequences of the Merger. *

10.1         Data Center Management Agreement dated July 27, 1992 between Acxiom and Trans
             Union Corporation (previously filed as Exhibit A to Schedule 13-D of Trans Union
             Corporation dated August 31, 1992, Commission File No. 5-36226, and incorporated herein by reference).

10.2         Agreement to Extend and Amend Data Center Management Agreement and to Amend
             Registration Rights Agreement dated August 31, 1994 (previously filed as Exhibit 10(b)
             to Form 10-K for the fiscal year ended March 31, 1995, as amended, Commission File
             No. 0-13163, and incorporated herein by reference).


EXHIBIT
NUMBER                                     DESCRIPTION
------                                     -----------
10.3         Agreement for Professional Services dated November 23, 1992 between the Registrant and  Allstate Insurance Company (previously filed as Exhibit 28 to Amendment No. 1 to
             Registrant's Current Report on Form 8-K dated December 9, 1992, Commission File No.
             0-13613, and incorporated herein by reference).

10.4         Acxiom Corporation Deferred Compensation Plan (previously filed as Exhibit 10(b) to
             Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1990,
             Commission File No. 0-13163, and incorporated herein by reference).

10.5         Amended and Restated Key Associate Stock Option Plan of Acxiom (previously filed as
             Exhibit 10(e) to Acxiom's Annual Report on Form 10-K for the fiscal year ended March
             31, 1997, Commission File No. 0-13163, and incorporated herein by reference).

10.6         Acxiom Corporation U.K. Share Option Scheme (previously filed as Exhibit 10(f) to
             Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1997,
             Commission File No. 0-13163, and incorporated herein by reference).

10.7         Leadership Compensation Plan (previously filed as Exhibit 10(g) to Acxiom's Annual
             Report on Form 10-K for the fiscal year ended March 31, 1998, Commission File No. 0-, and incorporated herein by reference).

10.8         Acxiom Corporation Non-Qualified Deferred Compensation Plan (previously filed as
             Exhibit 10(i) to Acxiom's Annual Report on Form 10-K for the fiscal year ended March
             31, 1996, Commission File No. 0-13163, and incorporated herein by reference).

10.9         Asset Purchase Agreement dated April 1, 1996 between Acxiom and Direct Media/DMI,
             Inc. (previously filed as Exhibit 2 to Acxiom's Current Report on Form 8-K dated April
             30, 1996, Commission File No. 0-13613, and incorporated herein by reference).

21           Subsidiaries of Acxiom, incorporated by reference to Exhibit 21 to Acxiom's annual report on Form 10-K for the fiscal year ended March 31, 1998.

23.1         Consent of Stephens Inc..*

23.2         Consent of Donaldson, Lufkin & Jenrette Securities Corporation.*

23.3         Consent of KPMG Peat Marwick LLP.*

EXHIBIT
NUMBER                                     DESCRIPTION
------                                     -----------
23.4         Consent of Catherine L. Hughes, Esq., General Counsel of Acxiom (included in the opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).*

23.5         Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as
             Exhibit 8.1 to this Registration Statement and incorporated herein by reference).*

23.6         Consent of Winston & Strawn (included in the opinion filed as Exhibit 8.2 to this
             Registration Statement and incorporated herein by reference).*

23.7         Consent of PricewaterhouseCoopers LLP. *

24           Powers of Attorney (set forth on signature page of this Registration Statement).*


--------------------------
* Filed herewith.


ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conway, State of Arkansas, on August 17, 1998.



                                    ACXIOM CORPORATION


                                    By:  /s/ Charles D. Morgan
                                         ---------------------------------
                                         Charles D. Morgan
                                         Chairman of the Board of Directors
                                         and Company Leader


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints Catherine L. Hughes as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


         SIGNATURE                     TITLE                     DATE
         ---------                     -----                     ----


/s/ Charles D. Morgan           Chairman of the Board and      August 17, 1998
---------------------------           Company Leader
   (Charles D. Morgan)        (principal executive officer)

         SIGNATURE                     TITLE                     DATE
         ---------                     -----                     ----

/s/ Robert S. Bloom          Financial Leader                  August 17, 1998
---------------------------  (principal financial officer and
(Robert S. Bloom)            principal accounting officer)




/s/ Ann H. Die               Director                          August 17, 1998
---------------------------
(Dr. Ann H. Die)



/s/ William T. Dillard II    Director                          August 17, 1998
---------------------------
(William T. Dillard II)



/s/ Harry C. Gambill         Director                          August 17, 1998
---------------------------
Harry C. Gambill



/s/ Rodger S. Kline          Director                          August 17, 1998
---------------------------
(Rodger S. Kline)



/s/ Robert A. Pritzker       Director                          August 17, 1998
---------------------------
(Robert A. Pritzker)



/s/ James T. Womble          Director                          August 17, 1998
---------------------------
(James T. Womble)

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  LOGO

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.


1. Proposal to approve, authorize and adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, among Acxiom Corporation, ACX Acquisition Co., Inc. and May & Speh, Inc.

-------
Nominee Exception
For                               Against                               Abstain
LOGO
2. In their discretion, to vote upon such other business as may properly come before the meeting.
For Against Abstain
LOGO
Receipt of Notice of Special Meeting of Stockholders and the related Joint Proxy Statement/Prospectus is hereby acknowledged.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Signature(s)

Date __________________________________________________________________________
Please sign as your name appears herein. If shares are held jointly, all holders must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, indicating where appropriate official position or representative capacity.
                           ^ FOLD AND DETACH HERE ^^

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

         PRELIMINARY COPY--CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                                                                      PROXY

                             MAY & SPEH, INC.
                                1501 OPUS PLACE
                            DOWNERS GROVE, IL 60615

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter I. Mason and Eric M. Loughmiller, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the common stock ("May & Speh Common Stock"), par value $.01 per share, of May & Speh, Inc. ("May & Speh") held of record by the undersigned at the close of business on July 31, 1998, at the Special Meeting of May & Speh Stockholders to be held on September 17, 1998 at 9:00 A.M., local time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (CONTINUED ON REVERSE SIDE)

         PRELIMINARY COPY--CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                               ACXIOM CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING TO BE HELD ON SEPTEMBER 17, 1998

The undersigned hereby appoints Catherine L. Hughes and Shayne D. Smith, and each of them, proxies for the undersigned, each with full power of substitution, to vote all shares of Common Stock of Acxiom Corporation ("Acxiom") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Acxiom to be held on September 17, 1998 at 10:00 A.M., local time, at Acxiom's headquarters, 301 Industrial Boulevard, Conway, Arkansas, or at any adjournment thereof, upon the matters set forth on the reverse side hereof and described in the accompanying Proxy Statement/Prospectus and on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM,
IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED BE CHECKED.

    Comments/Address change: Please mark comment/address box on reverse side

P R O X Y
                                  SEE REVERSE
                                      SIDE
Please mark your votes as in this sample.
                                                                            4988
                                                  ----
 X
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
                                FOR all nominees
                  WITHHOLD AUTHORITY to Vote for all Nominees
                                       FOR
                                     AGAINST
                                     ABSTAIN
Item 1.
Item 2.
Election of Rodger S. Kline, Robert A. Pritzker and James T. Womble as directors of Acxiom for terms expiring at the 2001 Annual Meeting.
WITHHOLD for the following only: (Write the name of the nominee(s) in the space below)

-------------------------
To approve the Merger Proposal as described in the accompanying Proxy Statement/Prospectus.
COMMENTS/ADDRESS CHANGE. Please mark the box if you have written comments/address change on your reverse side.
SIGNATURE(S) ____________________________ DATED: ______________________________
Receipt is hereby acknowledged of the Acxiom Corporation Notice of Meeting and Proxy Statement/Prospectus
SIGNATURE(S) ____________________________ DATED: ______________________________
NOTE: Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. When signing as agent, attorney, fiduciary executor, administrator, trustee or guardian, please give full title as such.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACXIOM
                                  CORPORATION

                       OCR PROXY PLANNING GUIDE--SOCIETY


   PLEASE MARK YOUR
X  VOTES AS IN THIS
   EXAMPLE.
SHARES IN YOUR NAME REINVESTMENT SHARES

---

-

ORWITHHELDF

ORF
AGAINST
   ABSTAIN





ORF
AGAINST
   ABSTAIN








1

2

4

3
For, except vote withheld from the following nominee(s):
-------------

5

6

7

8

9
SIGNATURE(S) ___________ DATE _________________________________________________
SIGNATURE(S) ___________ DATE
NOTE: PLEASE SIGN EXACTLY
      AS NAME APPEARS HERE-
      ON. JOINT OWNERS
      SHOULD EACH SIGN.
      WHEN SIGNING AS AT-
      TORNEY, EXECUTOR, AD-
      MINISTRATOR, TRUSTEE
      OR GUARDIAN, PLEASE
      GIVE FULL TITLE AS
      SUCH.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                          DESCRIPTION
------                                          -----------
2.1               Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, by and among Acxiom Corporation, ACX Acquisition Co., Inc. and May & Speh, Inc. (attached as Annex A to the Joint Proxy Statement/Prospectus included in this Registration
                  Statement).*

3.1               Amended and Restated Certificate of Incorporation of the Registrant (previously filed as
                  Exhibit 3(i) to Acxiom's Quarterly Report on Form 10-Q for the quarterly period ended
                  June 30, 1996, Commission File No. 0-13163, and incorporated herein by reference).

3.2               Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3(b) to
                  Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1991,
                  Commission File No. 0-13163, and incorporated herein by reference).

4.1               Specimen Common Stock Certificate. *

4.2               Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust
                  Company of New York, as Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights
                  Agreement, and the form of Certificate of Designation and Terms of Participating
                  Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement
                  (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated
                  February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

4.3               Amendment Number One, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 4, 1998,
                  Commission File No. 0-13163, and incorporated herein by reference).

5.1               Opinion of Catherine L. Hughes, Esq., General Counsel of Acxiom, regarding the validity of the securities being registered.*

8.1               Opinion of Skadden, Arps, Slate, Meager & Flom LLP, counsel to Acxiom, concerning certain federal income tax consequences of the Merger. *



EXHIBIT
NUMBER                                          DESCRIPTION
------                                          -----------
8.2               Opinion of Winston & Strawn, counsel to May & Speh, concerning certain federal income tax consequences of the Merger. *

10.1              Data Center Management Agreement dated July 27, 1992 between Acxiom and Trans
                  Union Corporation (previously filed as Exhibit A to Schedule 13-D of Trans Union
                  Corporation dated August 31, 1992, Commission File No. 5-36226, and incorporated herein by reference).

10.2              Agreement to Extend and Amend Data Center Management Agreement and to Amend
                  Registration Rights Agreement dated August 31, 1994 (previously filed as Exhibit 10(b)
                  to Form 10-K for the fiscal year ended March 31, 1995, as amended, Commission File
                  No. 0-13163, and incorporated herein by reference).

10.3              Agreement for Professional Services dated November 23, 1992 between the Registrant and  Allstate Insurance Company (previously filed as Exhibit 28 to Amendment No. 1 to
                  Registrant's Current Report on Form 8-K dated December 9, 1992, Commission File No.
                  0-13613, and incorporated herein by reference).

10.4              Acxiom Corporation Deferred Compensation Plan (previously filed as Exhibit 10(b) to
                  Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1990,
                  Commission File No. 0-13163, and incorporated herein by reference).

10.5              Amended and Restated Key Associate Stock Option Plan of Acxiom (previously filed as
                  Exhibit 10(e) to Acxiom's Annual Report on Form 10-K for the fiscal year ended March
                  31, 1997, Commission File No. 0-13163, and incorporated herein by reference).

10.6              Acxiom Corporation U.K. Share Option Scheme (previously filed as Exhibit 10(f) to
                  Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1997,
                  Commission File No. 0-13163, and incorporated herein by reference).

10.7              Leadership Compensation Plan (previously filed as Exhibit 10(g) to Acxiom's Annual
                  Report on Form 10-K for the fiscal year ended March 31, 1998, Commission File No. 0-, and incorporated herein by reference).

10.8              Acxiom Corporation Non-Qualified Deferred Compensation Plan (previously filed as
                  Exhibit 10(i) to Acxiom's Annual Report on Form 10-K for the fiscal year ended March
                  31, 1996, Commission File No. 0-13163, and incorporated herein by reference).


EXHIBIT
NUMBER                                          DESCRIPTION
------                                          -----------
10.9              Asset Purchase Agreement dated April 1, 1996 between Acxiom and Direct Media/DMI,
                  Inc. (previously filed as Exhibit 2 to Acxiom's Current Report on Form 8-K dated April
                  30, 1996, Commission File No. 0-13613, and incorporated herein by reference).

21                Subsidiaries of Acxiom, incorporated by reference to Exhibit 21 to Acxiom's annual report on Form 10-K for the fiscal year ended March 31, 1998.

23.1              Consent of Stephens Inc..*

23.2              Consent of Donaldson, Lufkin & Jenrette Securities Corporation.*

23.3              Consent of KPMG Peat Marwick LLP.*

23.4              Consent of Catherine L. Hughes, Esq., General Cousnel of
                  Acxiom (included in the opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).*

23.5              Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as
                  Exhibit 8.1 to this Registration Statement and incorporated herein by reference).*

23.6              Consent of Winston & Strawn (included in the opinion filed as Exhibit 8.2 to this
                  Registration Statement and incorporated herein by reference).*

23.7              Consent of PricewaterhouseCoopers LLP. *

24                Powers of Attorney (set forth on signature page of this Registration Statement).*


--------------------------
* Filed herewith.